UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Definitive Proxy Statement

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Soliciting Material Under Rule 14a-12

ALBEMARLE CORPORATION
(Name of registrant as specified in its charter)

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Fee computed on table on exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
The Albemarle Corporation 2024 Annual Meeting of Shareholders (the “Annual Meeting”) will be held at Albemarle Corporation, 4250 Congress Street, Charlotte, North Carolina 28209, on Tuesday, May 7, 2024, at 7:00 a.m., Eastern Time, for the following purposes:
1.Elect the ten nominees named in the accompanying Proxy Statement to the Board of Directors to serve for the ensuing year or until their successors are duly elected and qualified;
2.Approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;
3.Approve an amendment to Albemarle's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock;
4.Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
5.Transact any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.
Only holders of record of our common stock at the close of business on Tuesday, March 12, 2024 (the “Record Date”), are entitled to receive notice of and vote at the Annual Meeting.
To ensure your vote is counted, you are requested to vote your shares promptly, regardless of whether you expect to attend the Annual Meeting. Voting by the Internet or telephone is fast and convenient, and your vote is immediately tabulated. In addition, by using the Internet or telephone, you help reduce our postage and proxy tabulation costs. If you requested paper copies of the materials, you may also vote by completing, signing, dating, and returning by Monday, May 6, 2024, the proxy in the postage-paid envelope provided.
We are electronically disseminating Annual Meeting materials to our shareholders, as permitted under the “Notice and Access” rules approved by the U.S. Securities and Exchange Commission (the “SEC”). Shareholders to whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if desired.
If you are present at the Annual Meeting, you may vote in person even if you already voted your proxy by the Internet, telephone, or mail. Seating at the Annual Meeting will be on a first-come basis.

By Order of the Board of Directors

Kristin M. Coleman
Executive Vice President, General Counsel
and Corporate Secretary
Approximate Date of Mailing of Proxy Materials or
Notice of Internet Availability:
March 26, 2024

i

PROPOSAL 2 – ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION	86
PROPOSAL 3 – APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	87
AUDIT & FINANCE COMMITTEE MATTERS	90
Audit & Finance Committee Report	90
Audit & Finance Committee Pre-Approval Policy	92
Fees Billed by PwC	92
PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	93
QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING	94
SHAREHOLDER PROPOSALS	101
OTHER MATTERS	102
Important Notice Regarding the Internet Availability of Proxy Materials	104
PROXY BALLOT	105
ii

PROXY STATEMENT SUMMARY
This summary provides an overview and highlights information contained elsewhere in this Proxy Statement (“Proxy Statement”). This summary does not contain all information that you should consider, and you should read the entire Proxy Statement carefully, before voting. Throughout the Proxy Statement, “we,” “us,” “our,” “Company,” and “Albemarle” refer to Albemarle Corporation, a Virginia corporation.
Annual Meeting

Date and Time	Place
Tuesday, May 7, 2024	Albemarle Corporation
7:00 a.m., Eastern Time	4250 Congress Street
Charlotte, North Carolina 28209
Voting Matters
The following table summarizes the proposals to be considered at the Annual Meeting and voting recommendation of our Board of Directors (“Board of Directors” or “Board”) with respect to each proposal.

Voting Matter		Board Vote Recommendation
Proposal 1:	Election of Directors	FOR each Nominee
Proposal 2:	Advisory Vote to Approve Named Executive Officers’ Compensation (Say-on-Pay)	FOR
Proposal 3:	Approval of Amendment to the Company’s Amended and Restated Articles of Incorporation Increasing the Number of Authorized Shares of Common Stock	FOR
Proposal 4:	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR
2023 Financial Highlights
Our full year results show continued strong volumetric growth with 2023 marking the highest net sales and second-highest EPS in Albemarle’s history. This highlights the focus and ability of our global team to succeed in a macro environment that remains challenging. We ended the year with net sales of $9.6 billion, up 31% compared to 2022, of which 21% was related to volume growth. Our Energy Storage global business unit delivered 35% volumetric growth in 2023. Operational discipline is a key component of our operating model. In 2023, we realized productivity benefits of more than $300 million; well in excess of the initial target of $170 million.
Our Purpose, Strategy, and Transformational Impact Areas
We are committed to building a more resilient world:
Albemarle is a global leader in transforming essential resources such as lithium and bromine into critical ingredients for modern living. Together with our world-class resources, technical and process knowledge, and safety and sustainability performance, we partner with our customers to pioneer new ways to move, power, connect, and protect.

We have a clear strategy to achieve profitable growth and enhance sustainability:

Grow Profitably	• Expand capacity to meet customer needs and generate value • Partner with strategic customers and stakeholders to facilitate innovation and mutual growth

Maximize Productivity	• Deploy operating model to build a scalable platform for growth • Foster a high-performance culture with best-in-class capabilities • Optimize earnings, cash flow, and cost structure

Invest with Discipline	• Allocate capital and manage portfolio to generate long-term value • Maintain Investment Grade credit rating and support our dividend

Advance Sustainability	• Build competitive advantage through industry-leading ESG performance • Support sustainability ambitions of customers and communities
We lead the world in transforming essential resources into critical ingredients around four transformational impact areas:

Mobility
• Advancing the future of movement by being a leading provider of materials that make mobility better and cleaner
• From the battery in electric vehicles, to the initiator for airbags, Albemarle is fundamental in the development of mobility products and solutions

Energy
• Powering the energy transition to meet the rising needs so we can ensure the world has critical resources for years to come
• From energy grid storage to the materials required for energy-efficient buildings, neither would be possible without Albemarle

Connectivity
• Enabling an always-on world to make technology more consistent and reliable, so we can continue to innovate more efficiently
• From fire safety solutions in industrial cabling to the protective glass on your cell phone, Albemarle makes connecting safer and more reliable

Health
• Improving quality of life by making health safer and more attainable today, so the planet and future generations can continue to thrive
• From ingredients for medicines to disinfection, Albemarle helps ensure the food we eat is safe and plentiful, the water we drink is clean, and the environment we live in is here to stay

Governance and Corporate Highlights

Board Independence
• Independent Board, except CEO
• Lead Independent Director
• All Members of the Board’s Standing Committees are Independent
• Regular Executive Sessions of Independent Directors
• Board and Committee Authority to Retain Independent Advisors

Director Elections	• Annual Election of Each Director • Directors not Eligible for Re-election Beginning in the Year in which they Reach 72 years of Age • Resignation Policy for Directors Not Receiving Majority Approval

Meeting Attendance
• All Directors Attended at Least 90% of the Total Number of Meetings of our Board Held in 2023
•Each Director Attended 100% of the Total Number of Meetings Held for the Committees on which the Director Served in 2023

Evaluating and Improving Board Performance	• Annual Board and Committee Evaluation Process • Continuing Director Education

Aligning Our Interests with Shareholders' Interests
• Stock Ownership Guidelines for Directors and Executive Officers
• Policies Prohibiting Hedging, Short Sale, and Pledging Our Stock by Directors, Officers, and Employees
• No Shareholder Rights Plan (Poison Pill)

Environmental and Social
• Longstanding Commitment to Sustainability and Corporate Responsibility
• Annual Sustainability Report Aligned with SASB and GRI Standards
• Published Albemarle’s Inaugural Diversity, Equity & Inclusion Report
• Released First Report in Line with Task Force on Climate-related Financial Disclosures
•CDP Reporting: Second Year Scoring of Climate (B-) and Water (B-)
• Completed IRMA (Initiative for Responsible Mining Assurance) Independent Third-Party Audit at Salar de Atacama
• Other 2023 Achievements Included Initial Limited Assurance of Water Metrics

Other
• Annual Say-on-Pay Vote
• Risk Oversight by Full Board and Committees
• Robust Stockholder Engagement Program
• Clawback Policies that Apply to Annual and Long-Term Incentive Compensation
• Quarterly Mandatory Information Security Training for All Employees

Our Board of Directors
Our Director Nominees

Name and Primary Occupation	Age	Director Since	Standing Committee Membership	Independent	Other Public Company Boards
M. Lauren Brlas Former EVP and CFO, Newmont Mining Corporation	66	2017	Audit & Finance (Chair) Capital Investment	Yes	3
Ralf H. Cramer Former President and CEO, Continental China	58	2022	Audit & Finance Sustainability, Safety & Public Policy	Yes	0
J. Kent Masters, Jr. (Chair) Chairman and CEO, Albemarle Corporation	63	2015; Chair since 2020	None	No	0
Glenda J. Minor Former SVP & CFO, Evraz North America	67	2019	Audit & Finance Nominating & Governance	Yes	2
James J. O’Brien (Lead Independent Director) Former Chairman and CEO, Ashland Inc.	69	2012; Lead Independent Director since 2020	Nominating & Governance (Chair) Audit & Finance	Yes	1
Diarmuid B. O’Connell Former VP, Corporate & Bus. Dev., Tesla Motors Inc.	60	2018	Executive Compensation & Talent Development Sustainability, Safety & Public Policy	Yes	2
Dean L. Seavers Former President, National Grid U.S.	63	2018	Capital Investment (Chair) Executive Compensation & Talent Development	Yes	1
Gerald A. Steiner Former EVP, Sustainability & Corporate Affairs, Monsanto	63	2013	Sustainability, Safety & Public Policy (Chair) Audit & Finance	Yes	0
Holly A. Van Deursen Former Group VP, Petrochemicals, BP Corporation	65	2019	Capital Investment Executive Compensation & Talent Development	Yes	2
Alejandro D. Wolff Former U.S. Ambassador to Chile	67	2015	Executive Compensation & Talent Development (Chair) Nominating & Governance	Yes	1

Independent: 9 of 10	Average age: 64.1	Diverse: 5 of 10	Average tenure: 6.2 years
Executive Compensation Highlights
Our executive compensation program is designed to attract and retain highly-qualified executives, motivate our executives to achieve our overall business objectives, and align our executives’ interests with those of our shareholders. Our compensation philosophy rewards executives for achieving our financial and stewardship metrics and building long-term value for our shareholders and other stakeholders. We follow several other principles when designing our executive compensation program including: 1) pay-for-performance, 2) pay benchmarking, 3) aligning interests with our stakeholders, and 4) avoiding poor governance policies. For more information see “Executive Compensation Philosophy and Principles” on page 39.
In line with our compensation principles, our NEOs are primarily rewarded through performance-based cash and equity incentive awards. This is intended to both encourage and recognize strong company performance and stock price growth, further driving shareholder value. In 2023, 90% of the target compensation of our Chief Executive Officer and an average of 78% of target compensation of our other NEOs was variable and subject to performance factors.
Albemarle's incentive plans convey a balanced focus between growth, efficiency, and stewardship. The 2023 executive compensation program provided short-term annual cash bonuses designed to drive adjusted EBITDA and adjusted cash flow from operations, and long-term performance-based equity awards designed to drive total stockholder return and return on invested capital, all as described in further detail below under “Compensation Discussion and Analysis” beginning on page 31.

PROPOSAL 1 – ELECTION OF DIRECTORS
The Board of Directors, upon unanimous recommendation of the Nominating & Governance Committee, unanimously approved the persons named below as nominees for election to the Board of Directors at the Annual Meeting. Each of the nominees is currently a member of the Board of Directors. Each of the nominees (i) has been nominated for election at the Annual Meeting to hold office until the 2025 annual meeting of shareholders or, if earlier, the election or appointment of their successor, and (ii) has consented to being named as such and to serve as such if elected. The proxies submitted for the Annual Meeting cannot be voted for more than ten nominees.
Proxies will be voted “FOR” the election of the persons named below (or if for any reason such persons are unavailable, for such substitutes as the Board of Directors may designate) as Directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unavailable. Each nominee who is elected will serve as a Director until his or her successor is elected at our 2025 annual meeting of shareholders or until his or her earlier resignation, replacement, or removal.
Each nominee is listed below with information as of the Record Date (March 12, 2024) concerning age, principal occupation, employment, and directorships during the past five years and positions with the Company, if applicable, and the year in which they first became a Director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes, or skills that led to his or her nomination as a Director, in light of the Company’s business and governance structure.
The following table highlights the qualifications and experience of each member of our Board that contributed to the Board’s determination that each individual is uniquely qualified to serve on the Board. While designation on this table indicates competency or experience in the relevant area, this high-level summary is not intended to be an exhaustive list of each nominee’s skills or contributions.

Summary of Director Nominee Qualifications, Experience, and Background

	Brlas	Cramer	Masters	Minor	O'Brien	O'Connell	Seavers	Steiner	Van Deursen	Wolff

KEY COMPETENCIES
Current/Former Public Company CEO or COO	●	●	●		●		●
P&L Experience	●	●	●	●	●	●	●	●	●
Relevant Industry Experience	●	●	●	●	●	●	●	●	●	●
R&D / Innovation Experience	●	●	●		●	●	●	●	●	●
Manufacturing / Operations Experience	●	●	●		●	●	●		●
Global / Emerging Markets Experience	●	●	●	●	●	●	●	●	●	●
Supply Chain and Logistics Experience	●	●	●		●	●			●
IT / Cybersecurity / Technology Capability	●			●	●	●	●			●
Financial Literacy	●	●	●	●	●	●	●	●	●	●
M&A Experience	●	●	●	●	●	●	●	●	●	●
Risk Management	●	●	●	●	●	●	●	●	●	●
Public Company Compliance / Governance	●	●	●	●	●	●	●	●	●	●
Strategy Development	●	●	●	●	●	●	●	●	●	●
Public Company Executive Compensation	●	●	●	●	●				●	●
Leadership Development / Succession Planning	●	●	●	●	●	●	●	●	●	●
Public / Government Affairs			●		●	●	●	●	●	●
Diversity, Equity & Inclusion	●		●	●			●		●	●
Natural Resource Management / Environment	●	●	●		●	●	●	●	●
Safety / Health	●	●	●		●	●	●	●	●	●
Geopolitics		●						●		●
COMPLIANCE
Independent Director	Y	Y	N	Y	Y	Y	Y	Y	Y	Y
Audit Committee Financial Expert	Y	N	N	Y	Y	N	N	N	N	N
Current Public Company Boards (including ALB)	4	1	1	3	2	3	2	1	3	2
Current Public Company Audit Committees (including ALB)	3	1	—	3	1	2	—	1	1	—
DEMOGRAPHICS
Age	66	58	63	67	69	60	63	63	65	67
Tenure	7	2	9	5	12	6	6	11	5	9
DIVERSITY
Gender (Female, Male)	F	M	M	F	M	M	M	M	F	M
Race (Black, Hispanic, White)	W	W	W	B	W	W	B	W	W	H
BOARD STANDING COMMITTEES (Chair, Member)
Audit & Finance	C	M		M	M			M
Capital Investment	M						C		M
Executive Compensation & Talent Dev.						M	M		M	C
Sustainability, Safety & Public Policy		M				M		C
Nominating & Governance				M	C					M
Lead Independent Director					Y

Director Nominees

Independent Age: 66 Director Since: 2017 Committees: •Audit & Finance (Chair) •Capital Investment
M. LAUREN BRLAS
Ms. Brlas retired from the Newmont Mining Corporation (“Newmont”), a global gold company and producer of copper, silver, zinc, and lead, in December 2016. Ms. Brlas joined Newmont in 2013 and served as Executive Vice President and Chief Financial Officer until October 2016. From 2006 through 2013, Ms. Brlas held various positions of increasing responsibility with Cleveland-Cliffs Inc., a North American producer of iron ore and steel, where most recently she served as Chief Financial Officer and then as Executive Vice President and President, Global Operations.
Attributes and Skills:
Ms. Brlas brings significant operational and financial executive leadership experience, including in the natural resources industry, to our Board. This executive leadership experience as well as Ms. Brlas’ extensive background in financial and governance matters supports her re-election to our Board.
Other Public Company Directorships:
•Constellation Energy Corporation (an energy provider), 2022 – current
•Autoliv, Inc. (a developer, manufacturer, and marketer of airbags, seatbelts, and steering wheels), 2020 – current
•Graphic Packaging International, LLC (a producer of paper-based packaging solutions), 2019 – current
•Exelon Corporation (an energy provider), 2018 – 2022
•Perrigo Company plc (a producer of self-care health solutions), 2003 – 2019

Independent Age: 58 Director Since: 2022 Committees: •Audit & Finance •Sustainability, Safety & Public Policy
RALF H. CRAMER
Mr. Cramer has served as Industry Advisor / Consultant at Knowledge Experienced, an automotive and industrial consulting company, since 2018. Mr. Cramer has also served as a Senior Consultant at Shenzhen Shentou Investment Co Ltd., a cross-border M&A consultancy and investment company, since 2018. Mr. Cramer has served on the boards of directors of Knorr-Bremse Truck, a subsidiary of Knorr-Bremse A.G., a braking system manufacturer, since December 2018, Metalsa S.A., an automotive solutions provider, since May 2019, and Coperion GmbH, a subsidiary of Hillenbrand Group, a technology provider for plastics industry, since Jan 2024. Mr. Cramer served on the board of directors of BBS Automation GmbH, an automation solutions provider, from May 2018 to October 2023, as an Executive Board Member of Continental AG, which develops technologies and services for mobility of people and goods, from 2009 to 2017, and as President, Global Division Chassis & Safety from 2008 to 2013. During that time, Mr. Cramer also served as President and CEO of Continental China, an automotive component manufacturer, from 2013 to 2017.
Attributes and Skills:
Mr. Cramer’s executive experience with multinational companies in the automotive industry and manufacturing operations brings an international business perspective to our Board. Mr. Cramer’s extensive knowledge of the global automotive industry and operational, financial, and international leadership experience supports his re-election to our Board.

Age: 63 Director Since: 2015 Chairman Since: 2020
J. KENT MASTERS, JR.
Mr. Masters has served as Chairman and CEO of Albemarle since 2020. He joined the Albemarle Board of Directors in 2015 and served as Lead Independent Director from 2018 to April 2020. Prior to joining Albemarle, Mr. Masters served as Chief Executive Officer of Foster Wheeler AG, a global engineering and construction contractor and power equipment supplier, from 2011 to 2014, when Foster Wheeler AG was acquired by Amec plc to form Amec Foster Wheeler plc.
Attributes and Skills:
Mr. Masters brings significant global business experience in key industries relevant to our large capital projects, such as engineering and construction, power equipment, and industrial gases, to our Board. Mr. Masters’ global business experience as well as his previous experience in the lithium industry (including his prior service on the board of directors for Rockwood Holdings, Inc.) supports his re-election to our Board.

Independent Age: 67 Director Since: 2019 Committees: •Audit & Finance •Nominating & Governance
GLENDA J. MINOR
Ms. Minor has served as Chief Executive Officer and Principal of Silket Advisory Services, a privately owned consulting firm advising companies on financial, strategic and operational initiatives, since 2016. Prior to Silket, Ms. Minor served as Senior Vice President and Chief Financial Officer of Evraz North America Limited, a North American steel manufacturer from 2010 to 2016. Ms. Minor also served as Vice President, Finance, Controller, Chief Accounting Officer, and General Auditor of Visteon Corporation, a global technology company that designs, engineers, and manufactures cockpit electronics and connected car solutions, from 2000 to 2010.
Attributes and Skills:
Ms. Minor brings extensive financial and international leadership experience across different industries and different continents to our Board. Ms. Minor’s financial and international leadership experience as well as her in-depth understanding of the preparation and analysis of financial statements and her experience in capital market transactions, accounting, treasury, investor relations, financial and strategic planning, and business expansion supports her re-election to our Board.
Other Public Company Directorships:
•Radius Recycling (f/k/a Schnitzer Steel Industries, Inc.) (a global provider in the metals recycling industry and a manufacturer of finished steel products), 2020 – current
•Curtiss-Wright Corporation (a global provider of products and services in the aerospace & defense and industrial markets), 2019 – current

Independent Age: 69 Director Since: 2012 Lead Independent Director Since: 2020 Committees: •Nominating & Governance (Chair) •Audit & Finance
JAMES J. O'BRIEN
Mr. O’Brien served as Chairman of the Board and Chief Executive Officer from 2002 to 2014, as President and Chief Operating Officer in 2002, and as Senior Vice President and Group Operating Officer from 2001-2002 of Ashland Inc., a diversified energy company. Mr. O’Brien served as President of Valvoline, a global marketer and supplier of premium branded lubricants and automotive services, from 1995 to 2001. Mr. O’Brien worked at Ashland for 38 years prior to his retirement in December 2014.
Attributes and Skills:
Mr. O’Brien brings extensive knowledge of the chemical industry and significant experience gained from service on the board of directors of other public companies to our Board. Mr. O’Brien’s industry knowledge and public company board experience as well as his significant management experience and knowledge in the areas of finance, accounting, international business operations, risk oversight, and corporate governance supports his re-election to our Board.
Other Public Company Directorships:
•Eastman Chemical Company (a specialty chemical company), 2016 – current
•Humana Inc. (a managed health care company), 2006 – 2023

Independent Age: 60 Director Since: 2018 Committees: •Executive Compensation & Talent Development •Sustainability, Safety & Public Policy
DIARMUID B. O'CONNELL
Mr. O'Connell served as Chief Strategy Officer of Fair Financial Corp., an automotive leasing fintech company, from 2018 to 2019. Prior to Fair Financial, Mr. O’Connell served as Vice President, Corporate & Business Development at Tesla Motors Inc., an American electric vehicle manufacturer, energy storage company, and solar panel manufacturer, from 2010 to 2017 and Vice President, Business Development from 2006 to 2010. Mr. O’Connell served as Chief of Staff, Bureau of Political Military Affairs at the U.S. Department of State from 2003 to 2006.
Attributes and Skills:
Mr. O'Connell brings experience in the electric vehicle and energy storage industry as well as valuable perspectives on global applications of alternative energy that provide insights into the end uses of our products to our Board. This industry knowledge as well as Mr. O'Connell’s background in marketing, government relations, operations, and manufacturing supports his re-election to our Board.
Other Public Company Directorships:
•Dana Incorporated (a global manufacturer in drivetrain and e-Propulsion systems), 2018 – current
•Volvo Car AB (a company that designs, manufactures, and supplies automobiles), 2021 – current
•Tech and Energy Transition Corporation (a special purpose acquisition company), 2021 – 2023

Independent Age: 63 Director Since: 2018 Committees: •Capital Investment (Chair) •Executive Compensation & Talent Development
DEAN L. SEAVERS
Mr. Seavers has served as a senior advisor at Stifel Financial Corp., a full-service financial services firm, since 2020. Prior to Stifel Financial, Mr. Seavers served as President of National Grid U.S., a U.S. supplier of consumer energy, from 2014 to 2019 and as Executive Director of National Grid plc, a multinational electricity and gas utility company, from 2015 to 2019. Mr. Seavers founded and served as Chief Executive Officer, President and Director of Red Hawk Fire & Security, a provider of life safety and security solutions, from 2012 to 2018, and President of Global Services of the Fire & Security business of United Technologies Corporation, an aerospace and defense company, from 2010 to 2011.
Attributes and Skills:
Mr. Seavers brings an operational perspective and vision to our Board from a variety of industries representing end uses of our products. Mr. Seavers’ extensive executive leadership and deep energy, fire safety and technology industry experience supports his re-election to our Board.
Other Public Company Directorships:
•Ametek, Inc. (a global manufacturer of electronic instruments and electromechanical devices), 2022 – current
•PG&E Corporation / Pacific Gas & Electric Company (a holding company of natural gas / electric energy utility company), 2020 – 2022; Chairman, Pacific Gas & Electric Company, 2020 – 2022
•James Hardie Industries plc (a producer and marketer of fiber cement siding and backerboard and of fiber gypsum products), 2021 – 2022
•Environmental Impact Acquisition Corporation (a special purpose acquisition company), 2021 – 2022

Independent Age: 63 Director Since: 2013 Committees: •Sustainability, Safety & Public Policy (Chair) •Audit & Finance
GERALD A. STEINER
Mr. Steiner co-founded and served as CEO from 2015 to 2021 and as Executive Chairman of CoverCress, Inc., a company developing a new crop for renewable fuels, from 2021 until its acquisition in 2022. Mr. Steiner founded in 2014 and continues to serve at Alta Grow Consulting LLC, a business consulting firm. Mr. Steiner also has served as Executive Chair of Pluton BioSciences, an agricultural microbials company, since February 2023. Prior to Alta Grow Consulting, he served as Executive Vice President, Sustainability and Corporate Affairs at Monsanto Company, a leading global provider of agricultural products for farmers, from 2003 to 2014 and head of corporate strategy prior to that time. Among other roles, Mr. Steiner has also served at the following organizations:
•Chairman, 2012 – 2014, and board member, 2003 – 2014, Food and Agriculture Section of BIO (Biotechnology Industry Organization)
•Chairman, 2012 – 2013, board member, 2014, and Trustee Emeritus, 2015 – current, The Keystone Center (a policy center for agriculture, early childhood education, and energy for rural communities)
•Co-founder, Field to Market (an agricultural sustainability organization); Executive Chairman of Stony Creek Colors (a plant-based dyes company) since March 2021
Attributes and Skills:
Mr. Steiner brings extensive experience in the renewable fuels and agricultural industry to our Board. This industry experience as well as Mr. Steiner’s extensive experience in government affairs, global business, and strategy supports his re-election to our Board.

Independent Age: 65 Director Since: 2019 Committees: •Capital Investment •Executive Compensation & Talent Development
HOLLY A. VAN DEURSEN
Ms. Van Deursen served as Group Vice President, Petrochemicals, at BP plc, a global provider of heat, light and mobility products and services, having starting working there in 1989 and holding various senior executive management roles before retiring as a member of the top-forty executive management team from 2000 to 2005. Ms. Van Deursen has twenty-four years of experience in the chemical, oil, and energy industries, including various engineering, manufacturing, and product development roles for Dow Corning Corporation (a chemical and plastics manufacturer and supplier).
Attributes and Skills:
Ms. Van Deursen brings extensive experience in the chemical, industrial, and contract manufacturing sectors, including from her previous service as a director for companies in the oilfield services, diversified industrial, and packaging sectors, to our Board. Ms. Van Deursen’s experience across sectors as well as her service in executive roles in business management, business development, and mergers & acquisitions in the U.S. and globally supports her re-election to our Board.
Other Public Company Directorships:
•Kimball Electronics Inc. (a global contract manufacturer of durable goods electronics serving a variety of industries), 2019 – current
•Synthomer plc (a global supplier of acrylic and vinyl emulsions and specialty polymers), 2018 – current
•Capstone Green Energy Corporation (a global producer of highly efficient, low-emission, resilient microturbine energy systems), Chair 2017 – 2020; director 2007 – 2021
•Enerpac Tool Group (formerly Actuant Corporation) (a diversified industrial company), 2008 – 2020
•Bemis Company (a packaging company), 2008 – 2019

Independent Age: 67 Director Since: 2015 Committees: •Executive Compensation & Talent Development (Chair) •Nominating & Governance
ALEJANDRO D. WOLFF
Mr. Wolff served as Managing Director of Gryphon Partners LLC, a global advisory firm focused on frontier markets, from 2014 to 2016. Prior to Gryphon, he served as U.S. Ambassador to Chile from 2010 to 2013 and U.S. Ambassador to the United Nations from 2005 to 2010. Mr. Wolff has thirty-three years of service in the U.S. Department of State, including service in Algeria, Morocco, Chile, Cyprus, the U.S. Mission to the European Union in Brussels, and as Deputy Chief of Mission and Charge d’Affaires in France.
Attributes and Skills:
Mr. Wolff brings expertise in international political, economic, and commercial affairs to our Board. This expertise as well as Mr. Wolff’s lithium industry experience (including his prior service on the board of directors for Rockwood Holdings, Inc.) supports his re-election to our Board.
Other Public Company Directorships:
•Frontier Group Holdings, Inc. (the holding company of Frontier Airlines, an ultra-low cost airline), 2019 – current
•PG&E Corporation / Pacific Gas & Electric Company (a holding company of natural gas / electric energy utility company), 2019 – 2020
•Versum Materials, Inc. (an electronic materials company), 2016 – 2019

Election of each Director requires the affirmative vote of a majority of the votes cast by the holders of shares represented at the Annual Meeting and entitled to vote (which means that the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” a director). In uncontested elections, any Director who does not receive a majority of the votes cast must tender his or her resignation to the Board of Directors. The Nominating & Governance Committee will make a recommendation to the Board of Directors on whether or not to accept the tendered resignation.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE FOREGOING NOMINEES.

CORPORATE GOVERNANCE
The Company is committed to good corporate governance, which helps us compete more effectively, sustain our success, and build long-term shareholder value. The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings and through ongoing communication with one another and management.
Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. Therefore, the Board reviews the Company’s policies, financial results, and business strategies and advises and counsels the CEO and other executive officers who manage the Company’s businesses, including actively overseeing and reviewing, on at least an annual basis, the Company’s strategic plans.
Our Board of Directors has adopted Corporate Governance Guidelines to provide a framework for the effective governance of the Company. The Corporate Governance Guidelines, and other corporate governance policies, principles, and procedures, are reviewed regularly and updated as appropriate. The full text of our Corporate Governance Guidelines, which includes the definition of independence adopted by the Board, our Code of Conduct, and the charters of our Audit & Finance, Executive Compensation & Talent Development, Nominating & Governance, Capital Investment, and Sustainability, Safety & Public Policy committees are available on our website at www.albemarle.com (See Investors/Governance/Corporate Governance) and are available in print to any shareholder upon request by contacting our Investor Relations department.
Process for Selecting Directors
The Nominating & Governance Committee identifies qualified candidates for nomination by the full Board of Directors. The Company’s Bylaws provide that the size of the Board may range from 7 to 13 members, reflecting the Board’s current view of its optimal size. The Nominating & Governance Committee is assisted with its recruitment efforts through recommendations made by members of the Board of Directors, management, shareholders, and others, including professional search firms, of candidates who satisfy the Board’s criteria.
The Nominating & Governance Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines. The Board as a whole is benefited by the diversity of its members and their collective knowledge of accounting and finance; management and leadership; vision and strategy; business operations; business judgment; crisis management; risk assessment and management; industry knowledge; corporate governance; environment, social impact, and sustainability; and global markets. The Nominating & Governance Committee aims to balance these considerations through its ongoing consideration of Directors and nominees, as well as its annual self-evaluation process.
The Nominating & Governance Committee evaluates a candidate’s qualifications to serve as a member of the Board based on the background and expertise of such candidate as well as the background and expertise of the Board as a whole. The Nominating & Governance Committee considers such relevant factors as it deems appropriate, including the current composition of the Board of Directors; the balance of management and independent Directors; diversity in gender, race, ethnicity, background, and experiences; the need for financial expertise; the evaluation of other prospective nominees; and a candidate’s ethical standards, accountability, past achievements, professionalism and collegiality, and availability to serve in light of other commitments. The Nominating & Governance Committee may also determine new skills, qualities, and/or experiences that should be considered in the context of a Director candidate. The Nominating & Governance Committee is committed to including in each director search qualified candidates who reflect a diversity of backgrounds, including diversity of gender and race. When particular needs are identified, a search is initiated with sufficient time for adequate research and deliberation.
When considering a Director standing for re-election, in addition to the attributes described above, the Nominating & Governance Committee considers that individual’s past contribution and future commitment to the Company. The Nominating & Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. The Nominating & Governance Committee is committed to effective succession planning and refreshment for our Board of Directors, including having honest and difficult conversations with existing Directors as may be deemed necessary.
After completing potential Director nominees’ evaluations, the Nominating & Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation of the Nominating & Governance Committee. There is no difference in the manner by which the Nominating & Governance Committee evaluates prospective nominees for Directors based upon the source from which the individual was first identified, including whether a candidate is recommended by a shareholder.
Director Candidate Recommendations and Nominations by Shareholders
Our Bylaws provide for proxy access. A shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of Albemarle stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in our Bylaws.
Shareholders who wish to nominate directors for inclusion in our proxy statement in accordance with the procedures in our Bylaws as described in “Shareholder Proposals.” on page 101. In addition, any shareholder entitled to vote for the election of directors may nominate persons for election to the Board of Directors if such shareholder complies with the procedures set forth in our Bylaws and summarized in “Shareholder Proposals.” Copies of the Company's Amended and Restated Bylaws are available at no charge in the Company’s public filings with the SEC or from the Secretary of the Company.
Shareholders who wish to recommend candidates for consideration should send their recommendations to the attention of the Chair of the Nomination & Governance Committee, c/o Corporate Secretary, Albemarle Corporation at 4250 Congress Street, Charlotte, NC 28209. The Nominating & Governance Committee will consider director candidates recommended by shareholders in accordance with the criteria for director selection described in our Corporate Governance Guidelines.
The Nominating & Governance Committee did not receive any Board of Director candidate recommendations from any shareholders in connection with the Annual Meeting.
Director Independence
The Board has affirmatively determined that Directors Brlas, Cramer, Minor, O’Brien, O'Connell, Seavers, Steiner, Van Deursen, and Wolff are each “independent” as that term is defined in the New York Stock Exchange (“NYSE”) listing standards and our Corporate Governance Guidelines.
In order for a Director or nominee to be considered “independent” by the Board, they must (i) be free of any relationship that, applying the rules of the NYSE, would preclude a finding of independence and (ii) not have any material relationship (either directly or as a partner, shareholder, or officer of an organization) with us or any of our affiliates, or any of our executive officers or any of our affiliates’

executive officers. In evaluating the materiality of any such relationship, the Board takes into consideration whether disclosure of the relationship would be required by the proxy rules under the Exchange Act. If disclosure of the relationship is required, the Board must make a determination that the relationship is not material as a prerequisite to finding that the Director or nominee is “independent.”
Board Meetings
The Board meets during the year to review significant developments affecting us and to act on matters requiring the Board's approval, and may hold special meetings between scheduled meetings when appropriate. During 2023, the Board held a total of ten meetings and each of the Directors attended at least 90% of the Board meetings held in 2023.
Attendance at Annual Meeting
We anticipate all Directors will attend the annual meeting of shareholders each year. All incumbent Directors attended our 2023 annual meeting of shareholders.
Meetings of Non-Employee Directors
Executive sessions of the non-employee members of the Board were held regularly in conjunction with scheduled meetings of the Board during 2023. Our Lead Independent Director, Mr. O'Brien, presided at the executive sessions of the non-employee Directors held during the year. Shareholders and other interested persons may contact the Chair of the Nominating & Governance Committee or the non-employee members of the Board as a group through the method described under “How do I communicate with the Board of Directors?” in the “Questions and Answers about this Proxy Statement and the Annual Meeting” beginning on page 94.
Leadership Structure; Risk Oversight; Sustainability Oversight; and ESG Matters
Leadership Structure
As part of our annual corporate governance and succession planning review, the Nominating & Governance Committee and the Board evaluate our board leadership structure to ensure that the structure in place is appropriate for the Company at the time. Currently, our Board leadership structure consists of a Lead Independent Director (“LID”), a Chairman (who is also our CEO) and committee chairs.
After considering the perspectives of the independent directors, the views of our significant shareholders, practical experience at peer companies, and benchmarking and performance data, the Board in 2023 determined that having the same individual as both Chairman of the Board and CEO is in the best interests of the Company and its shareholders. The Board believes that this structure provides independent Board leadership and engagement while providing the benefit of having our CEO, the individual with primary responsibility for managing the Company’s day-to-day operations, chair regular Board meetings as key business and strategic issues are discussed. Mr. O'Brien serves as our LID and the Board believes that the Company continues to benefit from the leadership experience of our LID, Mr. O'Brien, and the strategic vision of our Chairman, President and CEO, Mr. Masters.
Our Corporate Governance Guidelines provide for two structural options: (1) a combined Chair of the Board and CEO with a LID, as we currently utilize, or (2) a Non-executive (Independent) Chair of the Board separate from the CEO. Our Corporate Governance Guidelines include a description of the responsibilities for both a Non-executive (Independent) Chair of the Board and a LID in Annexes B and A thereof, respectively. With our current Board leadership structure of a combined Chair of the Board and

CEO, our LID is responsible for presiding over executive sessions of the independent directors and non-management directors, facilitating information flow and communications between directors and the Chair/CEO, and coordinating the activities of the other independent directors, including conferring with the Nominating & Governance Committee and the Chair/CEO as to the membership of the various Board committees and committee chairs.
Risk Oversight
Our Board exercises overall risk governance at Albemarle, with committees taking the lead in discrete areas of risk oversight within their areas of responsibility. Our Board appraises our major risks and oversees that appropriate risk management and control procedures are in place and that management takes the appropriate steps to manage our major risks, with the assistance of the applicable committee(s) and support from management. Each of the committees regularly reports to the Board on risk management matters:
•The Audit & Finance Committee is primarily responsible for risk oversight relating to financial statement integrity, Enterprise Risk Management, and significant risk within our Company, including, but not limited to, business and financial resilience and threats related to financial controls, climate change, supply chain disruptions, legal and regulatory compliance, and cybersecurity.
•The Executive Compensation & Talent Development Committee is primarily responsible for risk oversight related to human resources and potential risks relating to our employee (including executive) compensation and benefits policies and programs. See the “Compensation Risk Assessment” beginning on page 47.
•The Nominating & Governance Committee is primarily responsible for risk oversight relating to corporate governance.
•The Sustainability, Safety & Public Policy Committee is primarily responsible for risk oversight relating to the effectiveness of our health, safety and environmental protection programs, sustainability, product stewardship and responsible sourcing initiatives, and philanthropic and political contributions.
•The Capital Investment Committee is primarily responsible for risk oversight relating to major capital expenditure projects.
The Company's Enterprise Risk Management (“ERM”) program identifies and defines risks that could significantly impact shareholder value on a sustained or permanent basis. The ERM program helps to assess key risks, identify gaps, and develop and implement risk mitigation efforts. This information is integrated into our annual and long-range planning processes. Quantitative and qualitative factors are considered to rate each identified risk regarding severity and likelihood to determine which risks should be prioritized. Risk mitigation and management activities are tested with a broad group of relevant stakeholders. The ERM program is led by the Vice President - ERM, under the leadership of the General Counsel, and involves extensive engagement with senior Company leaders worldwide. The Vice President - ERM regularly reports to the Audit & Finance Committee, generally highlighting those risks identified as the most significant, reviewing the Company’s methods of risk assessment and risk mitigation strategies. In addition, each global business unit addresses its most significant risks in its periodic strategy updates to the Board.
We believe the current leadership structure of the Board supports the risk oversight functions described above by providing independent leadership at the committee level, with ultimate oversight by the Board. This approach to risk oversight aligns with the Company's disclosure controls and procedures, which are designed to ensure that relevant information is gathered and reported to the Board and its committees, as appropriate.

Sustainability Oversight and ESG Matters
Our Board exercises overall governance of our sustainability program and its alignment to the Albemarle Way of Excellence (operating model) and our sustainability framework. Board committees take the lead in discrete areas of oversight within their areas of responsibility, with the Sustainability, Safety & Public Policy Committee monitoring progress on sustainability initiatives on a quarterly basis. Each of the Board committees shown below regularly reports to the Board on sustainability matters.

		Sustainability, Safety & Public Policy	Audit & Finance	Executive Compensation & Talent Development
	Energy & Greenhouse Gases	●
Natural Resource Management	Water	●
	Resource Stewardship	●
	Waste	●
	Safety	●
People, Workplace & Community	Diversity, Equity & Inclusion			●
	Investment in Talent			●
	Community & Stakeholder Engagement	●
	Value Chain Excellence		●
Sustainable Shareholder Value	Product & Process Innovation		●
	Business & Financial Resilience		●
	Business Ethics & Regulatory Compliance		●
Cybersecurity Oversight
The Audit & Finance Committee exercises oversight of information security matters and the Company’s cybersecurity program. The Company has implemented a comprehensive cybersecurity program based on the National Institute of Standards and Technology Cybersecurity Framework (“CSF”). Our Chief Information Officer and Chief Information Security Officer report on cybersecurity related matters, including the status of ongoing initiatives, incident reporting, compliance with regulatory requirements and industry standards, and emerging threats in global cybersecurity, on a periodic and as needed basis to the Audit & Finance Committee. The Audit & Finance Committee offers guidance on certain matters and approval for material initiatives. In addition, the full Board of Directors is updated on cybersecurity matters as needed depending on the nature and materiality of a cybersecurity matter.
Our cybersecurity program applies a zero-trust architecture focused on privilege, functionality, and network segmentation and utilizes specific team functions to constantly scan and monitor for threats and vulnerability. We operate a security monitoring program and a security operations center with in-house incident response teams. We also engage a third-party global firm to conduct an annual cyber assessment using the CSF and external vendors to validate our security controls and procedures through periodic penetration tests. Information security training is conducted as part of our compliance program, with a mandatory training program provided to new employees, mandatory yearly security training for all staff, and regular phishing tests to raise awareness and response actions. In addition, the Company has procured an information security insurance policy.

Director Retirement Policy
Our Corporate Governance Guidelines provide that in general, a non-employee Director should not stand for re-election in the year in which they reach 72 years of age, although the Board has the authority to grant exceptions to this limitation on a case-by-case basis. None of our current Directors attained or will attain the age of 72 in 2024.

Director Continuing Education
We encourage Directors to attend periodic director continuing education programs. Typically, director education programs focus on issues and trends affecting directors of publicly-held companies. We reimburse our Directors for tuition and expenses associated with attending these programs.
Committees of the Board of Directors; Assignments and Meetings
The Board maintains five “standing committees:” Audit & Finance; Executive Compensation & Talent Development; Nominating & Governance; Sustainability, Safety & Public Policy; and Capital Investment. In addition, the Board maintains an Executive Committee, composed of Messrs. O’Brien and Masters. The Board has determined that all members of the standing committees are “independent” within the meaning of the listing standards of the NYSE and the independence standards of our Corporate Governance Guidelines. See “Director Independence” on page 15.
The following table lists committee assignments of each current Director as of the March 12, 2024 record date and the number of times each committee met during 2023. Each of the Directors attended 100% of the total number of meetings of the committees of the Board on which the Director served in 2023.

	Audit & Finance Committee	Executive Compensation & Talent Development Committee	Nominating & Governance Committee	Sustainability, Safety & Public Policy Committee	Capital Investment Committee
Management Director
J. Kent Masters, Jr.
Non-Employee Directors
M. Lauren Brlas	●				☐
Ralf H. Cramer	☐			☐
Glenda J. Minor	☐		☐
James J. O’Brien	☐		●
Diarmuid B. O'Connell		☐		☐
Dean L. Seavers		☐			●
Gerald A. Steiner	☐			●
Holly A. Van Deursen		☐			☐
Alejandro D. Wolff		●	☐
Number of Meetings in 2023	7	7	4	4	6

Chair	☐	Member

Audit & Finance Committee
The duties of the Audit & Finance Committee are set forth in its charter, which can be found on the Company’s website at www.albemarle.com (see Investors/Governance/Corporate Governance/Governance Documents).
The Audit & Finance Committee is a separately designated standing committee in accordance with Section 3(a)(58)(A) of the Exchange Act.
The Board of Directors has determined that all Audit & Finance Committee members are financially literate, as required by SEC regulations and NYSE rules, and the Board of Directors has determined that each of Mses. Brlas and Minor and Mr. O’Brien is an “audit committee financial expert,” as that term is defined in the rules of the SEC under the Sarbanes-Oxley Act of 2002. Please also see the “Audit & Finance Committee Report,” on page 90.
The Audit & Finance Committee evaluates the qualifications, independence and performance of, and appoints, the Company's independent registered public accounting firm, approves the scope of audits performed by it and by the internal audit staff, and reviews the results of those audits. The Audit & Finance Committee also meets with management, the Company’s independent registered public accounting firm, and the internal audit staff to review audit and non-audit results, as well as financial, accounting, compliance, and internal control matters. In addition, the Board has delegated oversight of the Company’s ERM program and compliance and ethics program to the Audit & Finance Committee.
Executive Compensation & Talent Development Committee
The duties of the Executive Compensation & Talent Development Committee are set forth in its charter, which can be found on the Company’s website at www.albemarle.com (see Investors/Governance/Corporate Governance/Governance Documents).
The Executive Compensation & Talent Development Committee’s primary role is to develop and oversee the implementation of our philosophy with respect to the compensation of our executive officers and other key employees, including the named executive officers listed in this Proxy Statement. The Executive Compensation & Talent Development Committee has the overall responsibility of evaluating the performance (and determining the compensation) of the CEO and approving the compensation structure for senior management and other key employees.
The Executive Compensation & Talent Development Committee also approves cash incentive awards and compensation packages of certain executive-level personnel and may grant stock options, stock appreciation rights, performance units, restricted stock, restricted stock units, and cash incentive awards under The Albemarle Corporation 2017 Incentive Plan (the "2017 Incentive Plan"). In addition, the Chief Human Resources Officer annually reports to the Committee on the results of the Company's workforce analysis, including headcount, turnover, workforce diversity, and pay equity.
The Executive Compensation & Talent Development Committee reports regularly to the Board of Directors on matters relating to the Committee’s responsibilities. In addition, the Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties. For additional information on the Executive Compensation & Talent Development Committee's processes for determining executive compensation, please see “Compensation Discussion and Analysis” beginning on page 31.
In performing its responsibilities with respect to executive compensation decisions, the Executive Compensation & Talent Development Committee receives information and support from the Company’s Human Resources Department and retains Farient Advisors LLC (“Farient”) as its outside independent compensation consulting firm. Farient is a nationally recognized executive compensation consultant which the Committee retained to provide information concerning compensation paid by competitors and members of our compensation peer group and to assist in designing executive compensation plans. For additional information with respect to the Executive Compensation & Talent Development Committee and compensation consultants, please see “Compensation Discussion and Analysis” beginning on page 31.
Independence of the Executive Compensation Consultants
The Executive Compensation & Talent Development Committee has concluded, based on the consideration of the factors specified in the SEC’s rules and the NYSE’s listing standards, that its compensation consultant, Farient, is independent and does not have a conflict of interest in its engagement by the Executive Compensation & Talent Development Committee.
In making this conclusion with respect to Farient, the Executive Compensation & Talent Development Committee received written confirmation from Farient addressing these factors and supporting this determination.
Compensation Committee Interlocks and Insider Participation
No member of the Executive Compensation & Talent Development Committee was at any time an officer or employee of the Company, nor is any member of the Executive Compensation & Talent Development Committee related to any other member of the Executive Compensation & Talent Development Committee, any other member of the Board of Directors, or any executive officer of the Company or has a relationship disclosed below in "Certain Relationships and Related Transactions." No executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers is a member of the Executive Compensation & Talent Development Committee, or the Company’s Board of Directors.
Nominating & Governance Committee
The duties of the Nominating & Governance Committee are set forth in its charter, which can be found on the Company’s website at www.albemarle.com (see Investors/Governance/Corporate Governance/Governance Documents).
The Nominating & Governance Committee assists the Board of Directors on all matters relating to the selection, qualification, duties, and compensation of members of the Board of Directors, as well as the annual evaluation of the Board of Directors’ performance and processes. The Nominating & Governance Committee also assists the Board of Directors with oversight of corporate governance for the Board and the Company.
Sustainability, Safety & Public Policy Committee
The duties of the Sustainability, Safety & Public Policy Committee are set forth in its charter, which can be found on the Company’s website at www.albemarle.com (see Investors/Governance/Corporate Governance/Governance Documents).
The Sustainability, Safety & Public Policy Committee assists the Board of Directors in fulfilling its oversight responsibilities in assessing the effectiveness of the Company’s sustainability and safety programs and initiatives, overseeing matters relating to protecting and enhancing the Company’s global reputation of responsible corporate stewardship, and overseeing community and stakeholder engagement.

Among other matters, the Sustainability, Safety & Public Policy Committee is responsible for reviewing and overseeing:
•The impacts of accessing the resources required to create long-term stakeholder value, including minerals, energy, and water;
•Product stewardship programs and practices and responsible sourcing initiatives;
•Annual and long-term goals and targets for the Company’s safety programs;
•The Company’s emergency response plan and crisis communications plans;
•Global public policy and advocacy development strategies related to health, safety, environmental, and sustainability issues;
•Policies and approach to human rights and the rights of indigenous people; and
•The Company’s philanthropic and political contributions.
In addition, the Board has delegated oversight of the annual and long-term goals for the Company’s health, environment, safety, and emissions targets and sustainability initiatives, including quarterly status reports to the committee on efforts to attain those goals.
Capital Investment Committee
The Capital Investment Committee carries out the responsibilities of the Board related to oversight of management’s execution of major capital expenditure projects. The duties of the Capital Investment Committee are set forth in its charter, which can be found on the Company’s website at www.albemarle.com (see Investors/Governance/Corporate Governance/Governance Documents).
The Capital Investment Committee assists the Board with oversight of management's execution of major capital expenditure projects in support of the Company's strategic plans. The Capital Investment Committee is responsible for, among other matters, advising and informing the Board on the critical path and costs for capital projects, as well as risk oversight and making recommendations to the Board with respect to new major capital expenditures.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company has adopted a written Related Person Transaction Policy that applies:
•to any transaction or series of transactions in which the Company or a subsidiary is a participant;
•when the amount involved exceeds $120,000; and
•when a related party (a Director or executive officer of the Company, nominee for Director, or a holder of more than 5% of our common stock and any immediate family member of any such person) has a direct or indirect material interest (other than solely as a result of being a director or trustee or in any similar position or a less-than-10% beneficial owner of another entity).
This policy is administered by the Audit & Finance Committee or the disinterested members of the Board of Directors, which will consider relevant facts and circumstances in determining whether to approve or ratify such a transaction in accordance with the policy’s guidelines. The Audit & Finance Committee will approve or ratify only those transactions that are, in its judgment, in the best interests of the Company and its shareholders, and if the transaction is on arm’s length terms comparable to those that could be obtained with an unrelated third party, or if the transaction involves compensation approved by our Executive Compensation & Talent Development Committee. For purposes of determining whether a transaction is a related person transaction, the Audit & Finance Committee may rely upon Item 404 of Regulation S-K.
The Audit & Finance Committee was not presented with, and the Company did not participate in, any related person transactions since the beginning of 2023, and no such related person transactions are currently proposed.

DIRECTOR COMPENSATION
Annual Compensation
Our non-employee Directors receive the following compensation:

COMPENSATION	ANNUALLY
Annual Cash Retainer	$120,000
Annual Equity Grant of Restricted Common Stock	$170,000
Additional Cash Fees:
Lead Independent Director or Non-Executive Chair of the Board, as applicable	$50,000
Audit & Finance Committee Chair	$25,000
Executive Compensation & Talent Development Committee Chair	$20,000
Nominating & Governance Committee Chair	$15,000
Sustainability, Safety & Public Policy Committee Chair	$15,000
Capital Investment Committee Chair	$15,000
Our Nominating & Governance Committee has the primary responsibility for reviewing the compensation paid to our non-employee Directors and making recommendations for adjustments, as appropriate, to the full Board. The Nominating & Governance Committee undertakes periodic reviews of the type and form of compensation paid to our non-employee Directors, which includes a market assessment and analysis by its independent compensation consultant, Farient. As part of its analysis, Farient reviews non-employee Director compensation trends and data from companies comprising the same compensation peer group used in connection with the review of executive compensation. The Board believes that the fiscal 2023 compensation program for our non-employee Directors attracted, retained, and rewarded qualified non-employee Directors, consistent with market practices and the demands placed on our Board of Directors.
We pay the annual cash retainer fee and any applicable additional cash fees to our non-employee Directors in equal quarterly installments. The portion of cash compensation for a non-employee Director who has a partial quarter of service (due to joining the Board, or beginning service in a Board leadership role, during the quarter) is pro-rated. We do not pay meeting fees or additional compensation to Directors for special meetings.
We make the annual equity grant of restricted common stock to our non-employee Directors in accordance with the Albemarle Corporation 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors (the “2023 Directors Plan”). The number of shares of common stock awarded is calculated by dividing the $170,000 annual equity retainer by the closing price of the Company’s common stock on the date of grant and rounding up to the next 25 share increment. The annual equity grant of restricted common stock is made on the first trading day of July and vests (i) on the July 1st next following the grant date for Directors who completed their term of service or (ii) upon the completion of their term of service for Directors not standing for reelection at the annual meeting of shareholders. The equity grant amount for a non-employee Director who has a partial year of service (due to joining the Board during the year) is pro-rated.
Our non-employee Director compensation program includes the following governance features: periodic market assessments and analyses by the Nominating & Governance Committee’s independent compensation consultant; equity makes up a meaningful portion of the non-employee Directors’ overall compensation mix to align interests with shareholders; and no short sales, hedging, or pledging of stock ownership positions and transactions involving derivatives of our common stock.

Deferred Compensation
Under the 2023 Directors Plan, non-employee Directors may defer, in 10% increments, all or part of their cash retainer fee and/or chair fees into a deferred cash account and may defer, in 10% increments, all or part of their stock compensation into a deferred phantom stock account. Deferred cash compensation is credited with earnings and losses based on the experience of investment options under the 2023 Directors Plan. Stock compensation deferred, in whole or in part, into a phantom stock account are recorded by the Company as phantom shares. Deferred cash accounts and phantom stock accounts are unfunded and maintained for record-keeping purposes only.
Distributions under the 2023 Directors Plan will generally be paid in a lump sum unless the participant specifies installment payments over a period up to ten years. Deferred cash account amounts are paid in the form of cash and deferred phantom stock account amounts are paid in whole shares of common stock. Under the 2023 Directors Plan, participants may elect to receive distributions beginning on February 15 in the calendar year following (a) the earlier of the participant’s turning 65 years old or termination of service as non-employee Director, (b) termination of service, (c) the later of termination of service or a specified age, or (d) a specified age not less than the Director's age two years from the date of deferral.
For 2023, Ms. Minor, Mr. Steiner, and Ms. Van Deursen each elected to defer all of their stock compensation into their respective deferred phantom stock accounts, and Mr. Steiner and Ms. Van Deursen each elected to defer 100% of their cash compensation into their deferred cash accounts.
2023 Directors Plan
The 2023 Directors Plan provides for the grant of shares of common stock to each non-employee Director of the Company. In the event of a change in capital, changes in shares of capital stock, or any special distribution to our shareholders, the administrator of the plan will make equitable adjustments in the number of shares of common stock that have been, or thereafter may be, granted to participants. The maximum aggregate number of shares of common stock that may be issued under the 2023 Directors Plan is 500,000 shares.
Under the terms of the 2023 Directors Plan, no participant may be paid more than $750,000 in total compensation (inclusive of any cash retainers or fees and equity-settled awards based on their grant-date fair value under accounting rules, but excluding, for the avoidance of doubt, payment of any previously deferred compensation) for services as a Director in a single compensation year.
Our Board of Directors may amend, suspend, or terminate the 2023 Directors Plan, but no such amendment can (i) increase the number of shares of common stock that may be granted to any participant (except as described above) or (ii) increase the total number of shares of common stock that may be granted under the plan. Any amendment of the 2023 Directors Plan must comply with applicable rules of the NYSE.
Other Benefits and Perquisites
Non-employee Directors are eligible for certain other benefits:
•Matching Gifts Program: The Albemarle Foundation will make matching donations for qualified charitable contributions for any non-employee Director up to a total of $3,000 per year.
•Medical Plan Access: Non-employee Directors may enroll in the Company-sponsored medical insurance plans at the same rate as active employees. This benefit does not extend to other health and welfare benefits.

•Training and Development: We reimburse non-employee Directors for expenses associated with Director training and development.
•Travel Reimbursements: We reimburse non-employee Directors for the reasonable expenses of attending Board and committee meetings.

Director Compensation Table
The following table presents information relating to the compensation earned by our non-employee Directors who served during the fiscal year ended December 31, 2023 ("Fiscal Year 2023"). Mr. Masters, as an employee Director, does not receive compensation from the Company in his capacity as a Director.

Director Compensation Table
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
M. Lauren Brlas	$135,000	$171,945	$—	$306,945
Ralf H. Cramer	$110,000	$171,945	$—	$281,945
Glenda J. Minor	$110,000	$171,945	$3,000	$284,945
James J. O'Brien	$175,000	$171,945	$3,000	$349,945
Diarmuid B. O'Connell	$110,000	$171,945	$—	$281,945
Dean L. Seavers	$125,000	$171,945	$—	$296,945
Gerald A. Steiner	$125,000	$171,945	$—	$296,945
Holly A. Van Deursen	$110,000	$171,945	$3,000	$284,945
Alejandro D. Wolff	$130,000	$171,945	$—	$301,945
___________________________________________________
(1)Amounts shown include fees that have been deferred at the election of the non-employee Director under the 2023 Directors Plan.
(2)Amounts shown represent the aggregate grant date fair value of stock awards granted in Fiscal Year 2023 in accordance with FASB ASC Topic 718. On July 3, 2023, each then serving non-employee Director received 750 shares of common stock (some of which were deferred by certain Directors) for their service as a Director. In accordance with the 2023 Directors Plan, non-employee Directors received shares of common stock equal to $170,000 divided by the closing price per share of common stock on July 3, 2023, which was $229.26, rounded up to the next 25-share increment. The amounts set forth above reflect the grant date fair value under accounting guidance for these awards and may be different from the actual value that will be recognized by each of the non-employee Directors. No Director holds any other unvested equity or has options outstanding.
(3)Represents matching donations for qualified charitable contributions through the Albemarle Foundation Matching Gifts Program.

STOCK OWNERSHIP
Stock Ownership Guidelines
We maintain stock ownership guidelines to further align the interests of our Directors and officers with our shareholders. Directors and officers are expected to achieve ownership in the amounts set forth in the table below within five years of being appointed to the relevant role. Each non-employee Director and NEO was in compliance with these requirements (subject to the five-year phase-in period) as of the record date, March 12, 2024.

Position	Target Value
Non-Employee Directors	5x annual cash retainer
Chief Executive Officer	6x base salary
Chief Financial Officer	4x base salary
Other Executive Officers	3x base salary
In order to help ensure robust stock ownership, Directors and officers are required to hold at least 50% (after taking into account any tax withholding) of their net shares vesting in any twelve-month period until they meet their target value and are deemed to be in compliance with the guidelines if they sell no more than that amount. Vested stock and phantom stock are counted at full value and unvested stock, stock units,and phantom stock are counted at 60% when calculating target value. Stock options are not counted as value owned when calculating target value.
Our insider trading policy prohibits, among other things, Directors, officers, and employees of the Company from engaging in short sales, put options, or call options; purchasing on margin or holding in margin accounts; pledging, hypothecating, or otherwise encumbering as collateral for indebtedness; or hedging, short selling, or pledging the Company’s shares. In addition, to further align our Directors’ and NEOs’ interests with those of our shareholders, our insider trading policy restricts purchases and sales of our stock by Directors and certain employees, including NEOs, to the 30-day period beginning on the third trading day following an earnings announcement (the day of the announcement constituting the first day) and only after being cleared to trade by our General Counsel or a designee thereof, or in accordance with a previously existing Rule 10b5-1 trading plan that meets applicable SEC requirements.

Principal Shareholders
The following table provides certain information about each person or entity known to us to be the beneficial owner of more than 5% of the issued and outstanding shares of our common stock.

Name and Address of Beneficial Owners	Number of Shares		Percent of Class*
The Vanguard Group
100 Vanguard Boulevard, Malvern, PA 19355	14,083,522	(1)	[•]
BlackRock, Inc.
50 Hudson Yards, New York, NY 10001	10,187,246	(2)	[•]
Capital Research Global Investors
333 South Hope Street, 55th Floor, Los Angeles, CA 90071	7,076,357	(3)	[•]
Capital International Investors
333 South Hope Street, 55th Floor, Los Angeles, CA 90071	5,942,956	(4)	[•]
___________________________________________________
*    Ownership percentages set forth in this column are based on the assumption that each of the principal shareholders continued to own, as of the record date, the number of shares reflected in the table. Calculated based upon [•] shares of common stock outstanding as of the record date, March 12, 2024.
(1)Based solely on the information contained in the Schedule 13G Amendment filed by the Vanguard Group (“Vanguard”) with the SEC on February 13, 2024. The report states that Vanguard has aggregate beneficial ownership of 14,083,522 shares of common stock, including shared voting power over 148,789 shares of common stock, sole dispositive power over 13,586,522 shares of common stock, and shared dispositive power over 496,970 shares of common stock.
(2)Based solely on the information contained in the Schedule 13G Amendment filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 25, 2024. The report states that BlackRock has aggregate beneficial ownership of 10,187,246 shares of common stock, including sole voting power over 9,342,176 shares of common stock and sole dispositive power over 10,187,246 shares of common stock.
(3)Based solely on the information contained in the Schedule 13G filed by Capital Research Global Investors (“CRGI”) with the SEC on February 9, 2024. The report states that CRGI has aggregate beneficial ownership of 7,076,357 shares of common stock, including sole voting power over 7,070,855 shares of common stock and sole dispositive power over 7,076,357 shares of common stock.
(4)Based solely on the information contained in the Schedule 13G Amendment filed by Capital International Investors (“CII”) with the SEC on February 9, 2024. The report states that CII has aggregate beneficial ownership of 5,942,956 shares of common stock, including sole voting power over 5,916,696 shares of common stock and sole dispositive power over 5,942,956 shares of common stock.

Directors and Executive Officers
The following table sets forth as of March 12, 2024, the beneficial ownership of common stock by each Director of the Company, the NEOs listed in the Summary Compensation Table, and all Directors and executive officers of the Company as a group.

Name of Beneficial Owner or Number of Persons in the Group	Number of Shares Beneficially Owned(1)		Percent of Class	Phantom Shares Without Voting or Investment Power(2)
M. Lauren Brlas	—		*
Kristin M. Coleman	—		*
Ralf H. Cramer	—		*
Raphael Crawford	—		*
Netha N. Johnson	—		*
J. Kent Masters	—		*
Glenda J. Minor	—		*
Eric W. Norris	—		*
James J. O’Brien	—		*
Diarmuid B. O'Connell	—		*
Sean O'Hollaren	—		*
Dean L. Seavers	—		*
Neal R. Sheorey	—	(3)	*
Gerald A. Steiner	—		*
Scott A. Tozier	—	(4)	*
Holly A. Van Deursen	—		*
Alejandro D. Wolff	—		*
All directors and executive officers as a group (21 persons)	—		*
___________________________________________________
*    Indicates beneficial ownership of less than 1% of common stock. Calculated based upon [•] shares of common stock outstanding as of March 12, 2024 and assuming vesting or exercise of such holder’s stock awards and options that vest or are, or become, exercisable within 60 days of March 12, 2024, as the case may be, for purposes of calculating the total number of shares outstanding, but not the conversion or exercise of securities held by third parties.
(1)The amounts in this column include shares of common stock with respect to which certain persons had the right to acquire beneficial ownership within 60 days of March 12, 2024: Mr. Masters [•] shares; Ms. Coleman [•] shares; Mr. Johnson [•] shares; Mr. Norris [•] shares; and Mr. Tozier: [•] shares.
(2)The amounts in this column reflect phantom shares held in the deferred stock account of each person and represent an equivalent number of shares of common stock. Although such shares are not “beneficially owned” as defined under SEC rules, we believe that inclusion of such shares gives our shareholders important additional information regarding the shareholdings of our Directors.
(3)Mr. Sheorey joined the Company in November 2023.
(4)Includes [•] shares held in the Albemarle Savings Plan.

DELINQUENT SECTION 16(a) REPORTS
Based solely on our review of the forms required by Section 16(a) of the Exchange Act furnished to us, we believe that our Directors, officers, and beneficial owners of greater than 10% of common stock were compliant with applicable filing requirements in 2023, except that the following reports were not filed timely: (i) a Form 4 reporting a purchase of common stock by Mr. Norris on May 10, 2023, filed on May 15, 2023, (ii) the Form 3 of Sean O’Hollaren, filed on May 15, 2023, (iii) the Form 3 of Jacobus G. Fourie, filed on May 15, 2023, and (iv) the Form 3 of Michael J. Simmons, filed on June 30, 2023.

COMPENSATION DISCUSSION AND ANALYSIS
In this section, we describe the material components of the 2023 compensation program for our NEOs, whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement. We also provide an overview of our executive compensation philosophy. In addition, we explain how and why the Executive Compensation & Talent Development Committee of the Board (the “Committee”) arrived at the compensation decisions involving our NEOs.
2023 NAMED EXECUTIVE OFFICERS
For the purposes of this CD&A, the Summary Compensation Table, and other tables set forth in this Proxy Statement, our named executive officers (“NEOs”) for the 2023 fiscal year were:

NAME	PRINCIPAL POSITION
J. Kent Masters, Jr.	Chairman and Chief Executive Officer
Neal R. Sheorey	Executive Vice President and Chief Financial Officer
Kristin M. Coleman	Executive Vice President, General Counsel and Corporate Secretary
Netha N. Johnson, Jr.	President, Specialties
Eric W. Norris	President, Energy Storage
Raphael G. Crawford	Former President, Ketjen
Sean O'Hollaren	Former Chief External Affairs Officer
Scott A. Tozier	Former Executive Vice President and Chief Financial Officer
Notes:     Mr. Sheorey joined the Company on November 6, 2023.
Mr. Tozier transitioned from his role as Executive Vice President and Chief Financial Officer to Strategic Advisor to the CEO effective November 6, 2023. Mr. Tozier remains a non-executive employee of Albemarle.
Mr. O'Hollaren separated from Albemarle effective September 1, 2023.
Mr. Crawford separated from Albemarle effective June 30, 2023.
2023 KEY COMPENSATION HIGHLIGHTS
Advisory Shareholder Say-on-Pay Vote

At our 2023 annual meeting of shareholders, 95% of shareholders who cast a vote approved the compensation for 2022 of our named executive officers.	95% Say-on-Pay Approval
Shareholder Engagement
We value the input and insights of our shareholders and are committed to continued meaningful engagement with investors. In 2023, we continued our practice of annual engagement with shareholders on issues that are important to them. These discussions provide us a basis upon which to continually evaluate our executive compensation and corporate governance practices. This initiative was led by a group of senior officers of the Company, acting on behalf and at the request of the Committee, by reaching out to 61 shareholders representing approximately 65% of our outstanding shares. A total of 10 shareholders elected to engage with us (representing approximately 14% of our outstanding shares).
We received positive feedback from our investors, indicating support for the general structure and operation of our executive compensation program. These discussions also focused on sustainability and governance topics and how we oversee our program and measure results.

Committee Actions
The Committee assesses annually the efficacy of the Company’s executive compensation and benefit programs. It also considers changing market conditions that could affect the effectiveness of our programs in the future. Of note, Albemarle’s Energy Storage business unit experienced unprecedented growth in 2022 and expected this growth to continue in 2023 despite difficulty in predicting market pricing. Given the growing financial effect of lithium market pricing on Albemarle’s overall financial performance, the Committee worked with its executive compensation consultant to evaluate mechanisms that would best recognize management for actions within their control, while still aligning management’s pay with financial results. The Committee determined that applying a price adjustment to account for significant lithium market pricing fluctuation, outlined below in the 2023 Annual Incentive Plan section, best accomplished these goals.
For Albemarle's Ketjen business unit (“Ketjen”), the Committee reviewed and approved incentive plans that will be applied to all eligible Ketjen employees. These incentive plans are focused on the short- and long-term success of Ketjen. The annual incentive plan focuses on short-term financial success as well as short-term milestones that will drive the longer-term value of the Ketjen business. The Ketjen long-term incentive plan focuses on the generation of cumulative free cash flow for the 2023-2028 period as well as optimization of the future transaction value in the event of a divestiture of Ketjen.
The Committee approved two incentive compensation recovery policies effective as of December 1, 2023. One policy, adopted for purposes of compliance with the incentive-based compensation recovery provision of the Dodd-Frank Act and the NYSE listing standards, provides for the mandatory recovery of certain cash- and equity-based compensation paid on the basis of the achievement of financial performance measures from our executive officers in the event of an accounting restatement. The other policy, which expands the Company’s existing mandatory recoupment policy, outlines the circumstances under which cash- and equity-based awards made under any Company incentive plan may be recouped from any employee, including the NEOs, upon such employee's intentional misconduct that causes, or is reasonably likely to cause, material harm to the Company, “financially,” “reputationally,” or “otherwise,” or such employee's material violation of Albemarle policies, Code of Conduct,, or agreements or arrangements between the Company and the employee (e.g., confidentiality, non-solicitation, and non-disparagement obligations).
In 2023 the Committee changed its name from Executive Compensation Committee to Executive Compensation & Talent Development Committee to better reflect the broader governance responsibilities of the Committee.
EXECUTIVE SUMMARY
Albemarle continued a strong pay-for-performance and values-based approach in 2023. The summary below highlights our business results, how our programs supported those results, and how we align executive pay and performance.
2023 Performance
Financial Performance
Albemarle grew volumes in 2023 by 21% by ramping up new investments and adding lithium tolling capacity. Albemarle delivered its highest ever revenue and 2nd highest Adjusted EBITDA performance in 2023. Both Net Income and Diluted EPS were affected by an unfavorable $604M cost adjustment, with Diluted EPS further affected by a tax valuation allowance of $223M. Both adjustments were a result of significantly lower lithium prices at year-end. In spite of the impact of the lower prices,

Albemarle generated operating cash flow of $1.3B and ended the year with a debt leverage (defined as consolidated net funded debt to consolidated EBITDA) ratio of ~1.2X.

USD in millions (except Diluted EPS)	2023	2022	2021	Variance (2023 vs 2022)	Variance (2023 vs 2021)
Net Sales	$9,617	$7,320	$3,328	$2,297	$6,289
Net Income attributable to Albemarle	$1,573	$2,690	$124	$(1,117)	$1,449
Operating Profit	$252	$2,470	$798	$(2,218)	$(546)
Diluted EPS	$13.36	$22.84	$1.06	$(9.48)	$12.30
Operating Cash Flow	$1,325	$1,908	$344	$(583)	$981
Investing and Financing Activities
•Salar Yield Improvement Project completed and commissioned on time.
•Achieved Mechanical Completion at Meishan facility; one month ahead of schedule and >16M hours with zero recordable injuries
•Negotiated strategic agreement with Ford to deliver 100,000 metric tons of battery grade lithium in 2026-2030
•Signed agreements with Caterpillar for collaborations supporting full circular battery value chain and sustainable mining operations
•Received $90M Critical Materials Award from Department of Defense for mining equipment at Kings Mountain Mine, bringing total grants to $240M
Sustainability
•Became the first lithium producer to complete Independent Audit and publish IRMA report
•Published our first standalone Diversity, Equity and Inclusion report, which included our Annual Equal Employment Opportunity (EEO-1) data
•Completed our first Taskforce for Climate-Related Financial Disclosures (TCFD) assessment and integrated the identified risks into our ERM process
•Marked the beginning of our execution of a long-range strategy to increasingly power our operations with renewable forms of energy
◦Acquired 100% renewable electricity for our plants in Chile and Kings Mountain, NC.
◦Acquired 83% renewable electricity for our Silver Peak, NV plant, with plans underway to grow that to 100% in 2024.
◦Acquired 48% renewable electricity for our Xinyu, China plant.
Awards & Recognition
•MercLok™ P-640 Named a 2023 R&D100 Winner
•Named to TIME's List of 100 Most Influential Companies
•Recognized by American Chemistry Council with 10 Responsible Care Awards

How our Talent Strategies and Actions Support our Performance

People Drive Organizational Success
Our HR mission is to create empowered, inspired, and inclusive teams working collaboratively. Our employee value proposition is to provide our employees with a best-in-career employee experience.
Our workforce spans over 30 countries and expanded in 2023 from 6,938 employees to 8,567 employees, representing 23.5% growth.

Employee Engagement	Employee Empowerment Survey
As a part of our listening strategy, our annual global employee empowerment survey had a strong 74% response rate (a 9% increase over last year). 82% of our employees reported a high level of engagement (benchmark: 73% for the manufacturing industry). The strongest areas rated were our culture, ethics & compliance practices, technology tools, and work autonomy and flexibility. As part of our enterprise action plan for continuous improvement, we are actively working on teamwork, opportunities for career advancement, and communicating company goals and priorities.

	Voluntary Employee Turnover
Managing voluntary turnover is a leading indicator of employee engagement as well as a critical part of our talent strategy, given the potential loss of expertise and experience. For 2023, we set an aspirational voluntary turnover target of below 5.3%. We ended the year at 4.5%, beating our aspirational target.

	Diversity, Equity, and Inclusion
Our holistic approach to diversity, equity, and inclusion ("DE&I") helps us foster a work environment where all employees and applicants have equal opportunity. In 2023 we published our inaugural DE&I report. We also held our first Employee Resource Group (ERG) Summit, an event for ERG leaders and Albemarle executives to connect on DE&I sponsorship.
Our DE&I resources help leaders understand and develop strategies to support the equitable representation, development, and advancement of diverse groups across the organization. We continue to employ various tactics to attract and retain a highly qualified workforce that is reflective of the diverse communities in which we operate.
Since 2022, our global female workforce has increased by 1.1%. During the same period, we have also seen an increase of 0.4% in the composition of our racially diverse US workforce at the director level and higher.

		2022 Actual	2023 Actual
	Percentage of the global workforce that is female	24.0%	25.1%
	Percentage of the US workforce at the Director level and higher that is racially diverse	21.3%	21.7%

Employee Engagement
The Workplace Equality Program included Albemarle in its 2023-2024 Corporate Equality Index.
Newsweek named Albemarle as One of America’s Greatest Workplaces for Diversity and we were added to the 2023 Bloomberg Gender-Equality Index.
Military Friendly recognized Albemarle as both a Bronze-level Military Friendly Employer, and a Military Friendly Spouse Employer. We were recognized as a Vets Indexes employer and we are a proud partner of Hiring Our Heroes (HOH), a 12-week fellowship program for transitioning U.S. service members.

Employee Resource Groups
We call our Employee Resource Groups CONNECT groups, because they promote an atmosphere of inclusion and belonging. These executive-sponsored, employee-led groups are formed to promote a better workplace, in alignment with our core values.
CONNECT groups focus on heritage month activities, career development, talent attraction, and community outreach. They provide cultural education and awareness to the rest of the enterprise, in alignment with our DE&I strategy.
As part of their participation in CONNECT groups, employees get visibility to external and internal guest speakers and have opportunities to contribute to the communities where we live and work.
Our 6 existing CONNECT groups (celebrating Black Employees, Women, Faith, Veterans, LatinX, and Pride), inspired our employees to create 3 new groups for Albemarle Women in Manufacturing (AWiM), Abilities Beyond Limits (ABLE), and Asian & Middle Eastern culture in 2023.

Learning & Leadership Development	Developing Leadership Capability
Albemarle is committed to developing leaders and leadership. Leadership development journeys nurture skills leaders need to effectively lead themselves, others, and the organization.
In 2023, 366 existing and aspiring leaders (54% attendees were located outside the US) participated in a formal internal leadership development program. Our programs include assessments, virtual coaching apps, action learning projects, and visibility to senior leaders.
In 2023, we implemented a new global executive development program focused on advancing strategic objectives, elevating enterprise leadership, and championing collaboration across the organization. 100% of our leadership teams, the Executive Leadership Team ("ELT") and Albemarle Leadership Team ("ALT"), participated in this cohort-based program.

Learning & Leadership Development	Learning Experience
We continue to invest in increasing capacity to support employee development and innovative solutions at scale—globally, regionally, and virtually. Toward this commitment, our CEO and ELT set a goal in 2023 to increase the percentage of employees pursuing skills-based learning.
In 2023, we:
•    Expanded our library of curated courses on safety, privacy, and ethics by 2,100+, fortifying Albemarle by helping employees uphold our values-based culture.
•    Implemented an immersive and engaging, foundation-building onboarding experience, designed to seamlessly assimilate new hires.
•    Developed a manufacturing learning program through our Manufacturing Excellence Learning & Development practice. The program builds a world-class manufacturing workforce, continuously advancing job-specific knowledge and skills.
We also introduced new learning technology:
•    Augmented reality at our La Negra chemical plant in Chile safely and efficiently provides new operators with an interactive guided tour of the site as part of their onboarding process.
•    Mixed reality digital replica and procedure simulation technology at our Hydro Processing Catalysts plant in Amsterdam trains operators safely and efficiently on standard operating procedures and workflows.
•    3D printing technology prototypes new equipment and creates spare parts for hands-on training.
Consistent with our culture of belonging and inclusion, we take pride in ensuring our learning and leadership development is delivered in local languages for most employees.

Talent Management Strategies	Enterprise Talent Strategy
2023 was a year of transformation and growth, making it critical that we prioritize our talent footprint.
We believe that a strong pool of talent for our most critical roles is built through senior leaders developing other leaders, consistent talent practices, digitalization, and the capacity for ongoing career opportunities for all employees. 2023’s introduction of Organizational Effectiveness partners provides business leaders with management consulting, coaching, and support for driving talent initiatives.
In 2023 we enhanced the Talent Review process to continuously identify critical skills needed to support our business growth objectives. By fostering discussions with leadership focused on talent, we built the talent pipeline for the top leadership roles at Albemarle. These reviews were the foundation to effective succession planning. The enterprise-wide introduction of Career Profiles assisted employees with career progression.

Performance Excellence
In 2023, our executive team held their leadership teams accountable at a regular cadence for Objectives and Key Results (OKRs).
We continued enhancing our processes and systems that enable leaders to effectively manage performance. On a global scale, managers are guided to support employees with a growth mindset, year-round feedback, and development.
To support talent advancement, encouragement for leaders to support internal mobility is coupled with workshops for employees focused on career growth and development at Albemarle.

Alignment of Executive Pay and Performance

Performance Based Compensation
In 2023, 90% of the target compensation of our CEO and an average of 78% of the target compensation of our other current NEOs was variable and subject to performance factors. In determining award amounts we use the stock closing price at the grant date for PSUs and RSUs and Black Scholes for stock options.

Annual Bonus Plan
Performance under our 2023 Corporate Annual Incentive Plan included achievement of Adjusted EBITDA at 95% of target and Adjusted Cash Flow from Operations at 108% of target.
In light of the Company's overall performance for 2023, the Committee decided to apply negative discretion to ensure payouts did not exceed 100% of target for each individual NEO (with the exception of Mr. Johnson), while continuing to differentiate payouts based on individual performance.

Long-Term Incentive Mix	Our NEOs receive LTIP based on a mix of performance shares (50%), stock options (25%) and restricted stock units (25%), as described in further detail below.
Performance Shares
Our Performance Shares for the 2021-2023 performance cycle paid out at 0% of target for the rTSR performance shares and 200% of target for the Adjusted ROIC performance shares. Our Adjusted ROIC performance for the period was 24.8%, well above the target level of 11.3% for the period.

Pay for Performance
We are committed to ensuring the alignment between Company performance and executive compensation. “Pay for Performance” is one of our Four Compensation Principles. The overarching goal of our compensation program is to create executive compensation plans that incentivize and align with the creation of sustained shareholder value.

NAVIGATING THE CD&A
In the balance of this CD&A we provide additional details on the items described on the previous pages, along with information on our executive compensation design, management, and outcomes.

Executive Compensation Framework	Purpose of our Executive Compensation Program | Executive Compensation Philosophy and Principles | Focus on Performance | Key Elements of our Executive Compensation Program | Performance Metrics
Executive Compensation Management	Roles in Determining Executive Compensation | Use of an Independent Compensation Consultant | Use of Market Data | Metric Selection and Goal Setting | Compensation Risk Assessment
2023 Compensation Decisions and Outcomes	2023 Base Salary | 2023 Annual Incentive Program | Long-Term Incentives | 2023 LTIP Grants
Additional Information	Executive Benefits | Perquisites | Post Termination Payments | Clawbacks | Deductibility of Executive Compensation | Taxation of “Parachute” Payments and Deferred Compensation | Accounting for Stock-Based Compensation

EXECUTIVE COMPENSATION FRAMEWORK
Purpose of our Executive Compensation Program
Our executive compensation program is designed to attract and retain highly-qualified executives, motivate our executives to achieve our overall business objectives, and align our executives’ interests with those of our shareholders. We achieve this through a set of underlying principles that inform the design and operation of our executive compensation program. We believe that our 2023 compensation practices demonstrated our commitment to these principles in the face of a challenging environment.
Executive Compensation Philosophy and Principles
The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our compensation philosophy seeks to reward executives for achieving financial, stewardship, and other metrics, and building long-term value for our shareholders and other stakeholders. We follow several other principles when designing our executive compensation program including:

Pay-for-Performance
•Set majority of compensation as variable and at-risk
•Ensure an appropriate balance between annual and long-term incentives commensurate with the position's decision-making time horizon
•Tie incentives to performance against financial, operational, strategic, and individual goals
•Use quantifiable and measurable performance metrics that are clearly disclosed
•Provide significant upside potential and downside risk for superior and low performance

Pay Benchmark
•We compare our compensation practices against peer companies to enable us to attract, retain, and motivate high-performing executives
•We use the median in the compensation peer group as one factor for determining target compensation
•Other factors include performance, scope of responsibilities, and impact on the company's performance as well as internal equity

Align Interests with our Stakeholders
•Design programs that discourage unnecessary or excessive risk-taking
•Cap payout opportunities under the incentive plans
•Set minimum vesting periods for equity awards
•Reward long-term financial results that drive financial value creation through a balanced equity mix
•Operate meaningful share ownership guidelines
•Maintain a pay clawback policy that covers both time and performance-based awards made under our incentive plans

Avoid Poor Governance Practices
•No tax gross-ups (unless provided pursuant to our standard relocation plan)
•No single-trigger accelerated vesting upon a change-in-control
•No discounting, reloading or re-pricing of share options without shareholder approval
•No guaranteed compensation or increases
•No excessive perquisites
•No dividends earned or paid on unvested restricted shares units or performance share units until such awards vest
•No strict targeting of compensation to a specific percentile of our compensation peer group
•No hedging, pledging or short selling of Company stock

Focus on Performance
In line with our compensation principles, our NEOs are primarily rewarded through performance-based cash and equity incentive awards. This is intended to both encourage and recognize strong Company performance and stock price growth, further driving shareholder value.
Long-term equity incentives are awarded through a combination of performance-based shares (“PSUs”), stock options, and time-based restricted stock units (“RSUs”) to link executive compensation more closely with the Company's performance. The diagrams below depict each element of target compensation as a percentage of total target direct compensation for our CEO and other current NEOs (Messrs. Sheorey, Johnson, and Norris, and Ms. Coleman), expressed as an average, for 2023. In determining target values we use the stock closing price at the grant date for PSUs and RSUs and Black Scholes for stock options.

Key Elements of our Executive Compensation Program
The key elements of our NEOs' compensation, and how these elements are linked to performance, are summarized in the chart below. For each NEO, the Committee reviews and approves annually each component of compensation and the resulting total compensation. The Committee compares our executive compensation levels and practices to those of our compensation peer group and general market data to ascertain whether each NEO is appropriately positioned above or below the median to properly reflect various factors, such as performance, the scope and complexity of the NEO's position, level of performance, skills and experience, contribution to the overall success of the Company, and applicable succession and retention considerations, as well as internal equity.

	Compensation Element	Purpose	Performance Alignment
Fixed	Base Salary	Provide competitive levels of fixed pay to attract and retain executives Recognize role scope, skills required, performance, contribution, leadership and potential	Individual performance taken into account when considering changes
At Risk	Short-Term Cash Incentive	Motivate and reward the successful execution of our operating plan and strategic goals as well as Business Unit and individual performance	Opportunity of 0%-200% of target based on performance Set incentive target as a percent of salary based on competitive data
	Long-Term Incentive Awards	Attract, retain and motivate executive talent; align interests with our shareholders and value realization with stock price; drive accountability for long-term performance
PSUs (50%), stock options (25%), and RSUs (25%)
In determining target values we use the stock closing price at the grant date for PSUs and RSUs and Black Scholes for stock options
2023 awards cliff vest after 3 years.

Performance Metrics
Our incentive plans balance short- and long-term performance goals to ensure that the interests of our executives are aligned with those of our shareholders for short- and long-term performance. The following provides a summary overview of the short- and long-term goals(1) for our NEO's.

	Metric	Rationale	Weight
Short-Term Metrics	Adjusted EBITDA	Incentivize management to meet and exceed target earnings. Aligns with focus on growth and efficiency	50%
	Adjusted Cash Flow from Operations	Incentivize management to meet and exceed target cash flow in support of growth and efficiency	25%
	Stewardship	Stewardship goals incentivize management, consistent with our values, to be good stewards, and are critical for our license to operate. Stewardship goals include occupational and process safety as well as environmental targets	10%
	Individual	Emphasize individual accountability. Individual goals are aligned to our Operating Model which includes: Operational Discipline, Competitive Capabilities, High Performance Culture, and Sustainable Approach	15%

Long-Term Metrics	Relative Total Shareholder Return (“rTSR”)	Linking pay to long-term shareholder value	50%
	Adjusted Return on Invested Capital (“ROIC”)	Emphasizes our commitment to invest efficiently and generate long-term returns	50%
___________________________________________________
(1) See pages 49 and 54 for a more detailed overview of the short- and long-term incentive plans and definitions for each of the performance goals.

EXECUTIVE COMPENSATION MANAGEMENT
Our pay governance processes hold the four independent directors who comprise the Committee responsible for the oversight and approval of various compensation activities and decisions. These activities and decisions are guided by a variety of inputs including the results of our annual say-on-pay vote, feedback from shareholders, the advice of the Committee's independent compensation consultant informed by market practices, and input from the Chairman and Chief Executive Officer.

Roles in Determining Executive Compensation
Total compensation actions, annual and long-term performance goals and objectives, contractual agreements, and benefits are evaluated and determined by the Committee and discussed with the Board.

Executive Compensation & Talent Development Committee
•Develop, amend, and approve executive compensation programs to remain consistent with our values and philosophy, support the recruitment and retention of executive talent, and help achieve business objectives

•Determine and approve the appropriate level of compensation for all executive officers
•Determine and approve short- and long-term incentive plan targets for all executive officers
•Evaluate CEO and other NEOs' individual performance and determine CEO's and other NEOs' compensation
•Select the independent compensation consultant and determine the scope of its engagement
Independent Directors of the Board
•Review and approve talent development and succession plans for the NEOs
•Appoint executive officers
CEO
•Evaluate performance for the executive officers, other than himself, and make compensation recommendations to the Committee
Independent Compensation Consultant
•Provide expert input on market trends and broader developments in executive compensation, as well as assess the extent to which the Company's compensation programs, policies, and practices align with our business and talent strategies, and investor expectations

•Analyze the prevailing executive compensation structure and plan designs, and help the Committee assess the competitiveness of our compensation program in the context of aligning executive officer interests with those of our shareholders

Use of an Independent Compensation Consultant
The Committee has retained an independent compensation consultant, Farient Advisors, to provide advice on best practices and market developments, as well as to provide independent advice to the Committee.
The Committee regularly meets with the independent compensation consultant without management present. The independent compensation consultant participates in Committee meetings throughout the year, reviews Committee materials in advance of each meeting, consults with the Committee Chair, provides to the Committee data on market trends and compensation design, assesses recommendations for base salary, annual incentive targets, and long-term incentive awards for our NEOs, and periodically meets with management. The independent compensation consultant may provide consulting advice to management outside the scope of executive compensation with the approval of the Committee. In 2023, Farient did not provide any consulting advice or services to management. The Committee does not delegate authority to its independent compensation consultant.
The independent compensation consultant gathers and analyzes market data at the direction of the Committee, advises the Committee on compensation standards and trends, and assists in the development of policies and programs. The Committee retains sole authority to hire the independent compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate and replace (or supplement) its engagement with an alternative consultant at any time. The Committee considers Farient to be independent from our management pursuant to SEC standards. Please see “Independence of the Executive Compensation Consultant” beginning on page 21.
For the assessment of the alignment between performance and compensation, the Committee relies on advice from its independent compensation consultant. The independent compensation consultant evaluates the relationship between performance and compensation and the Committee then considers this relationship in making pay decisions pertaining to the NEOs.
Use of Market Data
The Committee engages the independent compensation consultant to undertake an annual review of the compensation peers that are used to provide insight into market competitive pay levels and practices. In partnership with our independent compensation consultant, a robust process has been established to appropriately assess the relevance of different companies in the context of making compensation comparisons. The criteria used to select the peer companies in our Peer Group is summarized in the chart below.

Universe of Publicly Traded Companies	•Traded on major US exchanges •Standalone companies domiciled in or with pay/disclosure practices consistent with the US
Industry	•Chemicals •Diversified Metals & Mining •Precious Metals & Minerals •EV and Lithium-related •Global Lithium & Battery ETF Companies
Size	•Revenue within 0.4x - 2.5x of 2023 projected revenue as an indicator of complexity and scope for executive roles
Business Model (Quantitative)	•High-Growth trajectory (Revenue growth 3 year CAGR) •Strong operating margins (EBITDA margin) •Market premium to capital •Significant investment mode (Capex / Depreciation)
Business Model (Qualitative)
•Global Operations (international revenues as a % of total)
•Value-added extraction/processing
•Business-to-Business Sales model
•Direct competitor for talent (add to peer group if company meets this criterion)

In setting 2023 base salaries, annual cash incentive compensation, and target long-term equity incentive compensation, the Committee generally considered data from our 2023 Peer Group (as set forth below). The Committee also referred to survey information from nationally recognized compensation surveys. The variation of actual pay relative to the market median is dependent on the executive officer's performance, experience, knowledge, skills, level of responsibility, potential to impact our performance and future success, the need to retain and motivate strategic talent, and internal equity considerations.

For 2023, we made a significant change in our peer group compared to previous years. This was driven by the application of the above criteria, including a change in Company revenue expectations. The 2023 peer group is comprised of the companies listed in the following table.

2023 PEER GROUP
Air Products and Chemicals, Inc. (APD)	FMC Corporation (FMC)
Celanese Corporation (CE)	Freeport-McMoRan Inc. (FCX)
Chemours Company, The (CC)	Huntsman Corporation (HUN)
Corteva, Inc. (CTVA)	Mosaic Company (MOS)
Dow Inc. (DOW)	Newmont Corporation (NEM)
DuPont de Nemours, Inc. (DD)	Olin Corporation (OLN)
Eastman Chemical (EMN)	Westlake Chemical Corporation (WLK)
For 2023, the following companies are no longer included in our compensation peer group: Ashland Global Holdings Inc., Avient Corporation (f/k/a PolyOne Corporation), Axalta Coating Systems Ltd., Cabot Corporation, CF Industries Holdings, Inc., H.B. Fuller Company, International Flavors & Fragrances Inc., Minerals Technologies Inc., Newmarket Corporation, RPM International Inc., The Scotts Miracle-Gro Company, and Trinseo Plc.
Metric Selection and Goal Setting
Balanced Focus on Growth and Efficiency
To create a strong link between our incentive compensation opportunities and our short- and longer-term objectives, we use two specific programs: our Annual Incentive Program and our Long-Term Incentive Program. Each year we review the metrics and design of both programs to ensure they are closely linked to our evolving business strategy, easily understood by employees, and aligned with shareholder interests. Albemarle's incentive plans are designed to create a balanced focus between growth, efficiency, and stewardship. The following overview shows the general alignment for each of our short and long-term metrics for each of the Enterprise, Energy Storage and Specialties segments.

	Annual Incentive Program	Weight	Aligns with
	Metrics		Growth	Efficiency	Stewardship
Financial Performance	Adjusted EBITDA	50%	x	x
	Adjusted Cash Flow from Operations	25%		x
Stewardship	Occupational Safety	4%			x
	Process Safety	3%			x
	Environmental Safety	3%			x
	Individual Performance	15%	x	x	x

	Long-Term Incentive Program	Weight	Aligns with		Vesting
Vehicle	Metrics		Growth	Efficiency
Performance Stock Units	TSR relative to 2023 Peer Group	25%	x	x	Cliff vest after 3 years (10-year expiration term for options)
	Adjusted ROIC	25%		x
Restricted Stock Units		25%	x	x
Stock Options		25%	x

Annual Incentive Plan
Our Annual Incentive Program ("AIP") is designed to reward strong financial and operational performance that furthers our short-term strategic objectives. For 2023, the Committee established the AIP metrics, including the weighting of each metric and payout opportunities at threshold, target, and superior performance levels for financial and individual performance, shown on page 49. Threshold performance pays out at 50% of target level, except for Stewardship. Stewardship performance below target does not result in any payout. For performance at the superior level, payout doubles to 200%, compared to payout of 100% at target performance levels. Linear interpolation is used to determine awards for performance between the identified performance levels.
Our annual incentive plans are customized for our global business units (“GBUs”) and have a heavy emphasis on financial metrics. For the Enterprise and Energy Storage, Specialties, and Ketjen GBUs, the Committee chose Adjusted EBITDA and Adjusted Cash Flow from Operations as 2023 AIP metrics because they were considered the key measures of financial performance in the Company’s 2023 annual operating plan. Adjusted EBITDA is a measure of our ability to generate earnings and Adjusted Cash Flow from Operations is a performance measure aligned with our objective of generating cash for debt reduction and growth.
•“Adjusted EBITDA” is defined as total Company earnings before interest, tax, depreciation and amortization, as adjusted for non-recurring, non-operating, and special items.
•“Adjusted Cash Flow from Operations” is defined as cash from operations as reported on our Statement of Cash Flows, adjusted for pension contributions, joint venture earnings distribution timing, non-recurring, or unusual items.
•The superior performance levels for both of these metrics, disclosed below, were set by the Committee at levels that, while believed to be realistic, were achievable only as the result of exceptional performance.
When the Committee approved the 2023 AIP Adjusted EBITDA and Adjusted Operating Cash Flow performance targets for the Enterprise and the Energy Storage GBU, it used the then-applicable market lithium price of $65/kg, expecting that the price might significantly vary throughout the year. Recognizing the potential impact of significant lithium market price variations during the year, the Committee worked with its independent compensation consultant to include a price adjustment of two-thirds on the difference between the average lithium market price in 2023 relative to $65/kg.
This approach enabled the Committee to mute the upward and downward impact of lithium prices, while also aligning management’s annual incentive pay with actions that management could reasonably take within a year to maximize annual financial performance. This approach had the intended impact of rewarding management’s performance, versus rewarding for extreme fluctuations in lithium prices. The adjustment mechanism we utilized was informed by best practices implemented by companies in sectors facing similarly significant price fluctuation effects. For 2023 the average market selling price throughout the year was $43.16/kg. Energy Storage results are then incorporated into the Enterprise AIP results.
Stewardship metrics were included because they are critical to our license to operate, aligned with our sustainability objectives and consistent with our values. Our stewardship metrics consist of three factors: occupational safety, process safety, and environmental responsibility. For each of the three stewardship metrics, we set a target and superior performance level. Performance below target does not pay out. Occupational safety was measured as our OSHA recordable rate, which is calculated as the number of OSHA recordable injuries x 200,000 hours and divided by the actual total man-hours worked; process safety was measured by severity score; and environmental responsibility was measured by the number of level 2 environmental incidents. “Level 2 environmental incidents” are environmental incidents, including spills and releases, of a reportable quantity; neighbor complaints related to odor, noise or other facility issues; and regulatory agency administrative action or citation.

Individual performance is included for the Enterprise, Energy Storage and Specialties, to emphasize the individual accountability for each of the executives for achieving specific goals. Performance goals typically include both leadership objectives and strategic business objectives.
Ketjen's AIP includes a milestone turnaround scorecard of key performance goals and does not include an individual performance component.
The Committee may take into account extraordinary or infrequently occurring events, or significant corporate transactions in deciding to adjust the results used to determine whether the AIP objectives have been met. The Committee retains the right to exercise discretion in determining the final level of the awards paid, in order to ensure that the AIP remains consistent with its stated objectives. In determining the actual results for 2023, the Committee exercised negative discretion to limit payout to certain executives.
Long-Term Incentive Plan
Our Long-Term Incentive Program ties the majority of our executives’ target total compensation to the achievement of our multiyear financial results and other goals related to long-term value creation. Our 2023 LTIP for our NEOs was comprised of 50% PSUs, 25% time-based RSUs, and 25% stock options. Our PSU grants have a three-year performance period, with total shareholder return performance measured against our Peer Group and Adjusted ROIC measured against pre-established performance targets, each with equal weighting. Please see below on page 54 for additional details regarding how we define Adjusted ROIC. The rTSR performance metric emphasizes the linkage between our pay-for-performance philosophy and aligning the interests of our NEOs with our shareholders' interests. The Adjusted ROIC performance metric emphasizes our continued commitment to invest efficiently and generate long-term returns, and ensures alignment between our expected return on capital and long-term payout opportunities for our executives.
Compensation Risk Assessment
As part of its oversight of the Company’s executive compensation program, the Committee considers the effect of the Company’s executive compensation program and the incentives created by that program, on the Company’s risk profile. In addition, the Committee reviews all employee compensation policies and procedures, including the incentives that they create and factors that may lead to excessive risk-taking, to determine whether they encourage risk-taking that is reasonably likely to have a material adverse effect on the company. At the Committee’s direction, our Chief People Officer and members of our Total Rewards team, together with our Internal Audit team, conducted a risk assessment of our compensation programs. This assessment included, but was not limited to, evaluation of our compensation program features, the most significant of which are outlined below.

Performance Measures and Period
The performance goals set forth in our annual bonus and long-term incentive plans are based upon budgeted levels that are reviewed and approved by the Committee. We believe these goals are challenging yet attainable at their targeted levels without the need to take inappropriate risks, take actions that would violate our Code of Conduct, or make material changes to our long-term business strategy or operations. Payouts under both incentive plans are capped at 200% of target to make it less likely that executives would pursue outsized short-term achievements at the expense of the long term.
Our long-term incentive plan awards are based on a three-year performance period, which encourages our executives to focus on the sustained growth of our company rather than seeking potentially unsustainable short-term gains.

Goal Setting and Leverage	All business goals are quantitative in nature and have predefined threshold, target, and superior performance and payout levels. Performance and payout ranges are aligned with the market.
Pay Mix	The three primary elements of our executive compensation program are base salary, annual bonus, and long-term incentive compensation. We use the median of the market as our reference point for managing total compensation. To ensure our NEOs focus on the long term, their total compensation is heavily weighted towards their long-term incentives. This approach mitigates the need for executives to take significant risks to earn average competitive compensation and also ensures that the interests of our executives are closely aligned with those of our shareholders.
Funding	Funding for the plans is included in our annual operating plan and adjusted throughout the year based on actual and projected performance.
Controls and Processes	Performance and payout targets are set by the Committee. The Committee determines, at the end of the performance period, payout under the plans based on their assessment of company performance relative to the goals. Amounts paid to any officer under our annual bonus or long-term incentive compensation plans are subject to recovery in accordance with our clawback policy.
Other Risk Mitigating Factors	We have stock ownership requirements for all officers that ensure the interests of our leaders and shareholders are aligned. We also prohibit officers from engaging in forms of hedging or monetization transactions involving the establishment of a short position in our securities and from entering into any arrangement that, directly or indirectly, involves the use of our securities as collateral for a loan.
Exclusion of Unusual Items	The Committee has discretion to adjust performance results that reflect significant transactions or other unusual items, if such events were not anticipated at the time the goals were initially established. We believe allowing these exclusions ensures our executives will focus on the merits of proposed transactions for Albemarle, rather than the effect a proposed action may have on incentive compensation.
The Committee reviewed the findings of the assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that our compensation programs do not create disproportionate incentives for our employees to take risks that are reasonably likely to have a material adverse effect on the Company.
2023 COMPENSATION DECISIONS AND OUTCOMES
2023 Base Salaries
The base salary of each NEO was reviewed with a March 27, 2023 effective date, as summarized in the chart below. The Committee concluded that the changes were reasonable and appropriate after considering a competitive analysis of market data of our compensation peer group provided by the

Committee’s independent compensation consultant, the recommendations of our CEO, other than with respect to his own base salary, and other factors described in this proxy statement. Consequently, in Q1 2023, the Committee reviewed the base salaries for 5 of the then-current NEOs to evaluate alignment with each individual’s responsibilities and performance. This review resulted in adjustments for 4 of the then-current NEOs to increase their base salaries to more market-competitive levels. No increases were included for Ms. Coleman and Mr. O'Hollaren who had only recently joined the company at the time merit decisions were made.

Executive Officer	2022 Year-End Base Salary	2023 Increase in Annualized Base Salary	2023 Annualized Base Salary
J. Kent Masters, Jr.
Chairman and Chief Executive Officer	$1,155,000	$245,000	$1,400,000
Neal R. Sheorey
Executive Vice President and Chief Financial Officer	$—	$—	$600,000
Kristin M. Coleman
Executive Vice President, General Counsel and Corporate Secretary	$653,000	$—	$653,000
Netha N. Johnson, Jr.
President, Specialties	$584,010	$52,561	$636,571
Eric W. Norris
President, Energy Storage	$609,696	$30,484	$640,180
Raphael G. Crawford
Former President, Ketjen	$562,275	$—	$562,275
Sean O'Hollaren
Former Chief External Affairs Officer	$550,000	$—	$550,000
Scott A. Tozier
Former Executive Vice President and Chief Financial Officer	$660,344	$33,017	$693,361
Note: Mr. Sheorey joined the Company on November 6, 2023.
2023 Annual Incentive Program (AIP)
The Committee established the 2023 AIP metrics, including the weighting of each metric and payout opportunities at threshold, target and superior performance levels, as shown in the tables below. Threshold performance pays out at 50% of target level for all metrics, with the exception of Stewardship. Stewardship performance below target does not result in any payout. For performance at the superior level, payout doubles, compared to payout at target. Linear interpolation is used to determine awards for performance between the identified points.

Enterprise Roles - CEO, CFO, Executive Vice President, General Counsel and Corporate Secretary, Chief External Affairs Officer

Metrics and Weighting	Adjusted EBITDA	Adjusted Cash Flow from Operations	Stewardship	Individual Performance
	Enterprise	Enterprise	Enterprise
Enterprise Roles	50.0%	25.0%	10.0%	15.0%

Weighted Payout Opportunities	Adjusted EBITDA	Adjusted Cash Flow from Operations	Stewardship	Individual Performance
	Enterprise	Enterprise	Enterprise
Threshold	25.0%	12.5%	N/A	0%-30%
Target	50.0%	25.0%	10.0%	0%-30%
Superior	100.0%	50.0%	20.0%	0%-30%
GBU Presidents - Energy Storage and Specialties

Metrics and Weighting	Adjusted EBITDA		Adjusted Cash Flow from Operations		Stewardship		Individual Performance
	Enterprise	GBU	Enterprise	GBU	Enterprise	GBU
GBU Presidents	20.0%	30.0%	10.0%	15.0%	4.0%	6.0%	15.0%

Weighted Payout Opportunities	Adjusted EBITDA		Adjusted Cash Flow from Operations		Stewardship		Individual Performance
	Enterprise	GBU	Enterprise	GBU	Enterprise	GBU
Threshold	10%	15%	5%	7.5%	N/A	N/A	0%-30%
Target	20%	30%	10%	15%	4.0%	6.0%	0%-30%
Superior	40%	60%	20%	30%	8.0%	12.0%	0%-30%
GBU President - Ketjen

Metrics and Weighting	Adjusted EBITDA	Adjusted Cash Flow from Operations	Stewardship	Milestones
	Ketjen	Ketjen	Enterprise	Ketjen
Corporate Roles	40.0%	20.0%	10.0%	30.0%

Weighted Payout Opportunities	Adjusted EBITDA	Adjusted Cash Flow from Operations	Stewardship	Milestones
	Ketjen	Ketjen	Ketjen	Ketjen
Threshold	20.0%	10.0%	N/A	15.0%
Target	40.0%	20.0%	10.0%	30.0%
Superior	80.0%	40.0%	20.0%	60.0%
Performance in 2023 against our 2023 AIP Metrics
Different plans apply to the NEOs based on their Enterprise or GBU responsibility:
•The Enterprise Plan applies to Messrs. Masters, Sheorey, and Tozier and Ms. Coleman.
•The Energy Storage Plan applies to Mr. Norris.
•The Specialties Plan applies to Mr. Johnson.
•The Ketjen Plan applied to Mr. Crawford.
The following tables summarize the threshold, target, and superior performance levels set by the Committee for 2023 and the actual results achieved in 2023 for the Adjusted EBITDA and Adjusted Cash Flow from Operations metrics under each of the plans that apply to our NEOs. In determining the actual results for 2023 relative to business targets set for 2023, the Committee did not exercise discretion.

Mr. Crawford separated from the Company prior to the end of the performance period, resulting in his ineligibility to earn a payout under the 2023 Ketjen AIP.
Enterprise Plan

Enterprise			Performance Range			Performance after Lithium Price Adjustment
Financial Performance in Millions USD		Weight	Threshold 85%	Target 100%	Superior 115%	In Millions USD	Performance Relative to Target

Adjusted EBITDA		50%	$4,119	$4,846	$5,573	$4,593	95%
Adjusted Cash Flow from Operations		25%	$2,069	$2,434	$2,799	$2,639	108%

Stewardship		Weight	N/A	Target	Superior	In Numbers	Performance Relative to Target

Occupational Safety	OSHA Recordable Rate	4.0%	N/A	≤0.26	≤0.15	0.14	209.1%
Process Safety	Severity Score	3.0%	N/A	≤16	≤8	9.00	187.5%
Environment	Level 2 Environmental Incidents	3.0%	N/A	≤12	≤4	7.00	162.5%

Payout Opportunity			50%	100%	200%	Total business performance payout*		96.3%
* Additional individual performance opportunity of between 0-30%. Total aggregate Company payout is not to exceed the calculated Company performance plus an average of 15% for individual performance.
Energy Storage Plan

Energy Storage			Performance Range			Performance after Lithium Price Adjustment
Financial Performance in Millions USD		Weight	Threshold 85%	Target 100%	Superior 115%	In Millions USD	Performance Relative to Target

Adjusted EBITDA		30%	$3,664	$4,310	$4,957	$4,262	99%
Adjusted Cash Flow from Operations		15%	$2,495	$2,935	$3,375	$3,113	106%

Stewardship		Weight	N/A	Target	Superior	In Numbers	Performance Relative to Target

Occupational Safety	OSHA Recordable Rate	2.4%	N/A	≤0.26	≤0.15	0.11	236.4%
Process Safety	Severity Score	1.8%	N/A	≤4	≤2	6.00	0.0%
Environment	Level 2 Environmental Incidents	1.8%	N/A	≤2	≤1	2.00	100.0%

Payout Opportunity			50%	100%	200%	Total business performance payout*		94.4%
* Additional individual performance opportunity of between 0-30%. Total aggregate Company payout is not to exceed the calculated Company performance plus an average of 15% for individual performance.

Specialties Plan

Specialties			Performance Range			Performance
Financial Performance in Millions USD		Weight	Threshold 85%	Target 100%	Superior 115%	In Millions USD	Performance Relative to Target

Adjusted EBITDA		30%	$503	$592	$681	$314	53%
Adjusted Cash Flow from Operations		15%	$400	$471	$542	$367	78%

Stewardship		Weight	N/A	Target	Superior	In Numbers	Performance Relative to Target

Occupational Safety	OSHA Recordable Rate	2.4%	N/A	≤0.34	≤0.19	0.36	0.0%
Process Safety	Severity Score	1.8%	N/A	≤10	≤5	1.00	200.0%
Environment	Level 2 Environmental Incidents	1.8%	N/A	≤6	≤2	3.00	175.0%

Payout Opportunity			50%	100%	200%	Total business performance payout*		43.6%
* Additional individual performance opportunity of between 0-30%. Total aggregate Company payout is not to exceed the calculated Company performance plus an average of 15% for individual performance.
AIP Payout History
The following graph illustrates the 2023 AIP payout for the Enterprise Plan against payout levels over the previous years, with the payout representing a combination of Company and individual performance before reflecting Committee discretion. We believe the fluctuations in payout demonstrate the correlation of pay-for-performance at Albemarle. For this period, our financial performance was on average well above target, with Adjusted EBITDA on average 134% compared to target and Adjusted Cash Flow from Operations on average 144% compared to target.

AIP Payout History
Actual Payout
200.0%
150.0%
100.0%
50.0%
—%
55.2%
99.7%
161.6%
182.6%
113.8%
122.6%
2019
2020
2021
2022
2023
5-Year Average
Performance Year

Note, for NEOs the max payout for 2023 was set at 100%, by applying a negative discretion of 13.8%.
AIP earning opportunity for our NEOs
Under the AIP, each of our current NEOs can earn a bonus targeted at a certain percentage of their base salary. For 2023, our NEOs’ target bonus percentages were 150% (Mr. Masters) and 80% (Messrs. Sheorey, Johnson, Norris, Tozier and Ms. Coleman) for achieving target performance levels for Company and individual performance combined. With the exception of Mr. Masters, the Committee concluded that the bonus target levels were reasonable and appropriate after considering a competitive analysis of market data of our compensation peer group provided by Farient, the recommendations of our CEO, other than with respect to his own target levels, and other factors described in this proxy statement. For Mr. Masters, the Committee increased the bonus target level for the CEO from 135% to 150% to reflect his increased responsibilities and performance and to align with market-competitive levels.
Actual earnings for our NEOs under the 2023 AIP
Upon the conclusion of the annual audit of the Company's 2023 financial results, the Committee reviewed the Company’s 2023 performance and determined that the awards for the NEOs were funded consistent with each plan's metrics set during the first quarter of 2023. After this determination was made, Mr. Masters engaged the Committee in a further discussion of the Company’s performance and of each NEO’s individual performance compared to their objectives. In light of the accomplishments by each NEO that were cited by Mr. Masters to the Committee, it was recommended by Mr. Masters and approved by the Committee that the individual performance-related payout for each NEO be set as follows: Mr. Sheorey 17.5%, Mr. Johnson 15.0%, Mr. Norris 15.0%, and Mr. Tozier 10.0%, and Ms. Coleman 17.5%.
In the case of Mr. Masters, in early 2024 the Board assessed his performance against his 2023 goals, which included: Accelerated Growth, Leading Steward of the Planet, Partner of Choice for our Customers, Deliver Excellence through Disciplined Approach, Develop Talent and Culture to Grow, Working with the Board. The Committee determined that an individual performance payout of 15% was appropriate given performance against these measures.

In light of the Company's overall performance for 2023, the Committee decided to apply negative discretion of 13.8% to the actual bonus payouts to NEOs other than to Mr. Johnson. This percentage was selected to ensure payouts did not exceed 100% of target for any NEO, while continuing to differentiate payouts based on individual performance.
When applied to and combined with the Company score, this yielded actual bonus payouts for each NEO shown in the table below.

2023 AIP Payouts
Name	Eligible Earnings	X	Target Bonus %	=	Target Bonus Amount	X	Payout Based on (Company Performance + Individual Performance - Negative Discretion)					=	Actual Bonus Amount
J. Kent Masters, Jr.	$1,342,947	x	147%	=	$1,971,195	x	96.3%	+	15.0%	-	13.8%	=	$1,921,915
Neal R. Sheorey	$92,054	x	80%	=	$73,644	x	96.3%	+	17.5%	-	13.8%	=	$73,644
Kristin M. Coleman	$653,000	x	80%	=	$522,400	x	96.3%	+	17.5%	-	13.8%	=	$522,400
Netha N. Johnson, Jr.	$624,331	x	80%	=	$499,465	x	43.6%	+	15.0%	-	—%	=	$292,898
Eric W. Norris	$633,081	x	80%	=	$506,465	x	94.4%	+	15.0%	-	13.8%	=	$484,376
Scott A. Tozier	$685,672	x	80%	=	$548,538	x	96.3%	+	10.0%	-	13.8%	=	$507,397
Note:     Mr. Sheorey joined the Company on November 6, 2023, and thus his bonus was prorated for the year.
Mr. Masters target bonus is a weighted average reflecting the increase from 135% to 150% effective April 1, 2023.
Messrs. Crawford and O'Hollaren each had a bonus target of 80% of eligible earnings for 2023. However, due to their separation from the Company prior to the end of fiscal year 2023, Messrs. Crawford and O'Hollaren were not eligible to receive a payout under the 2023 AIP.
Actual bonus amounts may not match calculation formula due to rounding shown within the table.
Long Term Incentives
PSU results for the 2021-2023 performance period
2021-2023 Relative Total Shareholder Return Awards. For the 2021 PSU grants, 50% of the performance was based on the achievement of TSR performance relative to our 2021 Peer Group over a three-year performance period. The original 2021 Peer Group included 16 companies. One company (W.R. Grace) was acquired during the period and was therefore not included in the rTSR calculation. Our rTSR for the period placed us at the 20th percentile relative to our 2021 Peer Group.
The following table illustrates threshold, target, and superior performance levels and the percentage of the target grant earned for each performance level. Results between threshold and target, and target and superior performance, are interpolated. The table also includes the relative performance result and the percentage of grants earned as determined by the Committee in the first quarter of 2024.

	2021 rTSR PSU Grant Metrics
	Threshold	Target	Superior	Actual Result
Percentile performance relative to the 2021 Peer Group	30th	50th	75th	20th
% of Grants Earned	30%	100%	200%	0%
Given that actual rTSR results over the performance period fell below the threshold performance level, no PSUs were earned and no shares were paid out to the NEOs under these awards.
2021-2023 Adjusted Return on Invested Capital Awards. For the 2021 PSU grants, the remaining 50% of the performance was based on the achievement of Adjusted ROIC relative to the target set at the beginning of the three-year performance period. Adjusted ROIC is defined as: (EBT (Earnings Before Taxes)+ Depreciation/Amortization - CAPEX Maintenance) / Avg. Gross Investment (Gross PP&E + Working Capital (WC) – Major Construction in Progress (CIP) not generating revenue). The numerator excludes the profit from EBT for projects with less than 6 months of revenue in a year and long-cycle maintenance capital from CAPEX Maintenance.
Adjusted ROIC performance was calculated for each calendar year during the three-year performance period and averaged over the three-year performance period. The target level of 11.3% was set in light of the significant investments planned for the period and with the expectation that for some investments the returns would fall outside the performance period.
The following table illustrates threshold, target, and superior Adjusted ROIC performance levels and the percentage of the target grant earned for each performance level. Results between threshold and target, and target and superior performance, are interpolated. The table also includes the Adjusted ROIC performance result and the percentage of grants earned as determined by the Committee.

	2021 Adjusted ROIC PSU Grant Metrics
	Threshold	Target	Superior	Actual Result
Adjusted ROIC	9.0%	11.3%	12.4%	24.8%
% of Grants Earned	30%	100%	200%	200%
The following table shows the Adjusted ROIC PSU grants approved in February 2021 by the Committee for the NEOs and the Adjusted ROIC PSU grant values approved by the Committee in February 2023 after it determined the 2021-2023 performance results.

	2021 Adjusted ROIC PSU Grants
	Number of Units	Number of Units	Number of Units	2021 Earned
	at Threshold	at Target	at Superior	PSUs
	30%	100%	200%
J. Kent Masters, Jr.	2,625	8,748	17,496	17,496
Neal R. Sheorey	—	—	—	—
Kristin M. Coleman	—	—	—	—
Netha N. Johnson, Jr.	525	1,750	3,500	3,500
Eric W. Norris	525	1,750	3,500	3,500
Raphael G. Crawford	525	1,750	3,500	See Note
Sean O'Hollaren	—	—	—	—
Scott A. Tozier	525	1,750	3,500	3,500
Note:     Messrs. Sheorey and O'Hollaren and Ms. Coleman joined the Company after these grants were made.
Pursuant to the terms of the award agreement, Mr. Crawford's received 2,918 of his 2021 PSUs which were prorated at time of separation.

2023 LTIP Grants
In February 2023, the Committee approved a total target grant value for the NEOs under the LTIP. The target values approved for each NEO are set forth below, as well as the percentage apportioned in the form of PSUs, RSUs, and stock options.

	2023 Grants
	Value Granted	Stock Options	RSUs	PSUs
J. Kent Masters, Jr.	$10,000,000	25%	25%	50%
Neal R. Sheorey	—	—%	—%	—%
Kristin M. Coleman	$1,100,000	25%	25%	50%
Netha N. Johnson, Jr.	$2,000,000	25%	25%	50%
Eric W. Norris	$2,000,000	25%	25%	50%
Sean O'Hollaren	$1,100,000	25%	25%	50%
Scott A. Tozier	$1,800,000	25%	25%	50%
The number of PSUs and RSUs granted were based on the stock closing price at the grant date. The number of stock options was determined using the Black Scholes value of the options. The number of PSUs assume target achievement of each performance metric.
Mr. Sheorey did not receive an award under the 2023 LTIP due to the timing of his hiring in the fourth quarter of 2023. However, his offer of employment included the granting of 5,860 RSUs (to offset the loss of equity at his former company). The RSUs vest 100% on the third anniversary of the grant date subject to Mr. Sheorey’s continued employment.
In March 2023, the Committee set up two new cash based long-term incentive plans for Ketjen. First, a cash flow plan focused on the generation of cumulative free cash flow by Ketjen for the 2023-2028 period. Second, a transaction plan focused on optimization of the future transaction value in the event of a divestiture of Ketjen.
Under the cash flow plan, once cumulative free cash flow is positive, the plan will begin to fund 5.75% of Ketjen's cumulative free cash flow to the cash flow pool for the given year. Under the transaction plan, one million units were created with a $0 value. At the time of a future divestiture of Ketjen, for each $100,000,000 sales price above threshold (book value on December 31, 2022: $1,001,000,000), the units increase in value by $2.00. If a transaction occurs above target ($1,801,000,000), each $100,000,000 above target increases the units value by $5.00. If no divestiture occurs by the end of 2029, the units value are determined based on the valuation of Ketjen using 6x Adjusted EBITDA. Net investment cash flows provided into Ketjen will adjust threshold and target.
Mr. Crawford did not receive an award under the 2023 LTIP but did participate in both new Ketjen plans. Mr. Crawford was awarded 18% of the cash flow plan pool and 343,750 units in the transaction plan. Mr. Crawford is eligible to receive a prorated portion of each in the future if performance conditions are met.
PSU Grants
The performance-based PSU grants are based 50% on the Company's TSR relative to our 2023 Peer Group as measured over a three-year period and 50% based on the Company's Adjusted ROIC performance (as calculated for each calendar year during the three-year performance period and averaged over such period) compared to an Adjusted ROIC performance target set by the Committee in the first quarter of 2023.

rTSR PSU Grants
The following table presents the number of units granted for performance at threshold, target, and superior levels for the 2023 rTSR PSU grants to our NEOs.

	2023 rTSR PSU Grants
	Number of Units at Threshold	Number of Units at Target	Number of Units at Superior
J. Kent Masters, Jr.	3,006	10,020	20,040
Neal R. Sheorey	—	—	—
Kristin M. Coleman	331	1,103	2,206
Netha N. Johnson, Jr.	601	2,004	4,008
Eric W. Norris	601	2,004	4,008
Sean O'Hollaren	331	1,103	2,206
Scott A. Tozier	541	1,804	3,608
The following table presents threshold, target, and superior relative performance levels for the rTSR PSUs and the performance of the target grant earned for each performance level. Results between threshold and target, and target and superior performance will be interpolated. Payout will be capped at 100% if absolute TSR is negative.

	2023 rTSR PSU Grants
	Threshold	Target	Superior
Percentile performance relative to the 2023 Peer Group	30th	50th	75th
% of Grants Earned	30%	100%	200%
Adjusted ROIC PSU Grants
The following table illustrates the number of units granted for performance at threshold, target, and superior levels for the Adjusted ROIC PSU grants.

	2023 Adjusted ROIC PSU Grants
	Number of Units at Threshold	Number of Units at Target	Number of Units at Superior
J. Kent Masters, Jr.	3,006	10,020	20,040
Neal R. Sheorey	—	—	—
Kristin M. Coleman	331	1,103	2,206
Netha N. Johnson, Jr.	601	2,004	4,008
Eric W. Norris	601	2,004	4,008
Sean O'Hollaren	331	1,103	2,206
Scott A. Tozier	541	1,804	3,608

The 2023 Adjusted ROIC PSU grant is measured against Adjusted ROIC performance levels set by the Committee. Adjusted ROIC is calculated for each calendar year during the three-year performance period and averaged over such period, and is determined using the following formula:

Annual Adjusted ROIC	=	Earnings Before Taxes + Depreciation/Amortization - CAPEX Maintenance
Average Gross Investment (Gross PP&E + Working Capital - Major Construction in Progress not generating revenue)

CAPEX	=	Capital Expenditures
PP&E	=	Property Plant and Equipment

For assets that are generating revenue for less than 6 months of the calendar year, we subtract CAPEX from the denominator, while subtracting the associated EBITDA for those assets from the numerator.
The following table illustrates the percentage of the target Adjusted ROIC grant earned for each performance level. Results between threshold and target, and target and superior performance will be interpolated.

	2023 Adjusted ROIC PSU Grants
	Threshold	Target	Superior
% of Grants Earned	30%	100%	200%
Performance and payout opportunities reflect the dual character of both rTSR and Adjusted ROIC PSU grants:
•The grants are performance-based to ensure payout opportunities are aligned with shareholder interests.
•The grants are also competitive in nature and as such reflect performance and payout opportunities aligned with our compensation peer group and the broader market in which we compete for talent.
All shares earned will vest in the first quarter of 2026 once the Committee certifies the actual performance for both rTSR and Adjusted ROIC. For Mr. Masters, if he remains employed through the earlier of December 31, 2025 and the date the Company appoints a new Chief Executive Officer, his PSUs will remain outstanding and vest in full at the end of the performance period based on actual level of performance.
RSU Grants
In February 2023, the Committee approved grants of RSU awards to our NEOs, as follows.

2023 RSU Grants
J. Kent Masters, Jr.	10,020
Neal R. Sheorey	—
Kristin M. Coleman	1,103
Netha N. Johnson, Jr.	2,004
Eric W. Norris	2,004
Sean O'Hollaren	1,103
Scott A. Tozier	1,804

All RSUs will vest on the third anniversary of the grant date in 2026 subject to each individual's continued employment. For Mr. Masters, the RSUs will vest and become non-forfeitable on the earlier of December 31, 2025 or the date the Company appoints a new Chief Executive Officer.
Stock Option Grants
In February 2023, the Committee approved grants of stock options to our NEOs, as follows:

2023 Stock Option Grants
J. Kent Masters, Jr.	25,340
Neal R. Sheorey	—
Kristin M. Coleman	2,788
Netha N. Johnson, Jr.	5,068
Eric W. Norris	5,068
Sean O'Hollaren	2,788
Scott A. Tozier	4,562
The stock options vest and become exercisable on the third anniversary of the grant date in 2026, and expire ten years from the date of the grant. For Mr. Masters, the stock options will become non-forfeitable on the earlier of December 31, 2025 or the date the Company appoints a new Chief Executive Officer, but will not be exercisable until the third anniversary of the grant date.
ADDITIONAL INFORMATION
Executive Benefits
Our NEOs participate in the same employee benefits provided to all other non-union U.S. employees, including:
•Health and dental insurance (the Company pays a portion of costs);
•Basic life insurance;
•Long-term disability insurance;
•Participation in the Albemarle Corporation Savings Plan (“Savings Plan”)*, including Company matching and Defined Contribution Pension Benefit (“DCPB”)* contributions;
•Participation in the Executive Deferred Compensation Plan (“EDCP”)*; and
•Matching charitable contributions.
___________________________________________________
* See page 73 for additional information on the Savings Plan, DCPB, and EDCP.
Perquisites
Perquisites and other personal benefits are not a significant element of our executive compensation program. These benefits are limited in nature and focused on areas directly related to a business purpose or help to foster the health, security, and well-being of our executives officers, including our NEOs, for the benefit of the Company.
When an NEO is required to relocate geographically in order to join the Company, or is asked to relocate due to a change in their work location after joining the Company, we provide them with the same relocation package that is offered to management and senior professional employees. Certain relocation expenses are grossed-up for taxes, as is the competitive practice within our Peer Group and, more broadly, in the general marketplace.
We also offer executives physical exams and limited reimbursement for financial planning. We do not provide tax gross-ups on such amounts to NEOs.
Post-Termination Payments
To enable us to offer competitive total compensation packages to our executive officers, as well as to promote the ongoing retention of these individuals when considering potential change in control transactions that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to our executive officers, including our NEOs.
The Company has entered into Change in Control Agreements with each of our NEOs, providing for severance payments upon termination with respect to a change in control of the Company. None of the Change in Control Agreements include an excise tax gross-up.
The Committee periodically reviews our post-employment compensation arrangements taking into consideration best practices, and believes that these arrangements are generally consistent with arrangements currently being offered by our Peer Group. The Committee has determined that both the terms and payout levels are appropriate to accomplish our stated objectives. The Committee also considered the non-competition agreement that we would receive from the NEO in exchange for any post-employment termination benefits. Based on these considerations, the Committee believes that such arrangements are appropriate and reasonable.
For additional information with respect to change in control arrangements, please see “Potential Payments upon Termination” beginning on page 74.
Clawbacks
The Company has in place two incentive compensation recovery policies. We adopted the Incentive-Based Compensation Recovery Policy, effective December 1, 2023, for purposes of compliance with Section 10D of the Exchange Act and the NYSE listing standards and provides for the mandatory recovery of certain cash- and equity-based compensation paid to executive officers on the basis of the achievement of financial performance measures in the event of an accounting restatement.
In 2023, we also revised our Recoupment and Forfeiture Policy, originally adopted in 2017, to outline the circumstances under which share-based and cash-based awards made to any employee under any incentive compensation arrangement maintained by the Company (including time-based equity awards) may be recovered by the Company in any manner consistent with applicable law. For purposes of this policy, “misconduct” means:
•any intentional misconduct by a participant, including misappropriation, fraud, embezzlement, unethical behavior, or theft, in connection with the participant’s duties to the Company, that causes, or is reasonably likely to cause, material harm to the Corporation, financially, reputationally, or otherwise; or
•knowing and material violation of specific prohibitions or requirements in the Company’s policies, codes of conduct or agreements or arrangements between the Company and the participant (including confidentiality, solicitation and post-employment obligations).
Under this policy, the Company may recover incentive compensation received by a participant during and after the period in which the misconduct occurred, provided that the conduct is discovered by the Company within three years of its occurrence. The Company will determine the amount of incentive compensation to be recovered in its discretion based upon the participant’s relative degree of fault and involvement, the impact of the conduct on the Company, the magnitude of any loss caused and other relevant facts and circumstances.
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally places a $1 million annual deduction limit on compensation paid to “covered employees,” which includes our NEOs. The Committee makes compensation decisions based on our guiding compensation principles and the interests of shareholders, even if such compensation is non-deductible by the Company.
Taxation of “Parachute” Payments and Deferred Compensation
We do not provide our NEOs with a “gross-up” or other reimbursement payment for any tax liability that they might owe because of the application of Sections 280G, 4999, or 409A of the Internal Revenue Code. Sections 280G and 4999 of the Internal Revenue Code provide that executive officers, directors who hold significant equity interests in our Company, and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Internal Revenue Code also imposes additional significant taxes on an executive officer, director or other service provider to the Company in the event that they receive “deferred compensation” that does not meet certain requirements of Section 409A of the Internal Revenue Code.

COMPENSATION COMMITTEE REPORT
The Executive Compensation & Talent Development Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis section contained in this Proxy Statement. Based on its review and these discussions, the Executive Compensation & Talent Development Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2023.

Executive Compensation & Talent Development Committee

Alejandro D. Wolff, Chair
Diarmuid B. O'Connell
Dean L. Seavers
Holly A. Van Deursen

COMPENSATION TABLES AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
The following table presents information for the fiscal years ended December 31, 2023, 2022, and 2021 relating to total compensation of our NEOs.

Summary Compensation Table
Name and Principal Position	Year(1)	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)(5)	Option Awards ($)(4)(6)	Non-Equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(8)	Total ($)
J. Kent Masters, Jr.	2023	$1,334,038	$—	$8,232,532	$2,500,044	$1,921,915	$—	$483,585	$14,472,114
Chairman and Chief Executive Officer	2022	$1,139,346	$—	$5,044,043	$1,625,022	$2,929,916	$—	$379,829	$11,118,156
	2021	$1,071,923	$—	$4,177,432	$1,375,013	$2,181,372	$—	$235,013	$9,040,753
Neal R. Sheorey	2023	$23,077	$300,000	$673,959	$—	$73,644	$—	$18,937	$1,089,617
Executive Vice President and Chief Financial Officer

Kristin M. Coleman	2023	$653,000	$—	$906,236	$275,064	$522,400	$—	$193,368	$2,550,068
Executive Vice President, General Counsel and Corporate Secretary	2022	$37,673	$427,625	$2,458,484	$—	$88,875	$—	$5,159	$3,017,816

Netha N. Johnson, Jr.	2023	$622,420	$—	$1,646,506	$500,009	$292,898	$—	$171,936	$3,233,769
President, Specialties	2022	$576,095	$—	$1,048,012	$337,554	$808,365	$—	$124,458	$2,894,484
	2021	$551,652	$150,000	$835,678	$275,022	$470,645	$—	$106,677	$2,389,674
Eric W. Norris	2023	$631,973	$—	$1,646,506	$500,009	$484,376	$—	$183,781	$3,465,340
President, Energy Storage	2022	$601,432	$—	$1,048,012	$337,554	$879,222	$—	$169,947	$3,036,167
	2021	$575,914	$—	$835,678	$275,022	$755,588	$—	$140,828	$2,583,030
Raphael G. Crawford	2023	$308,170	$—	$—	$—	$—	$—	$4,871,591	$5,179,761
Former President, Ketjen

Sean O'Hollaren	2023	$416,154	$—	$906,236	$275,064	$—	$—	$1,606,127	$3,203,581
Former Chief External Affairs Officer

Scott A. Tozier	2023	$684,472	$—	$1,482,184	$450,087	$507,397	$—	$194,727	$3,360,008
Former Executive Vice President and Chief Financial Officer	2022	$651,394	$—	$853,781	$275,058	$953,502	$—	$175,024	$2,908,759
	2021	$624,997	$—	$835,678	$275,022	$787,008	$—	$139,617	$2,662,322
___________________________________________________
(1)Mr. Sheorey joined the company in 2023. Ms. Coleman joined the Company in 2022. Messrs Crawford and O'Hollaren were not NEOs in 2022 and 2021.
(2)Salary amounts include cash compensation earned by each NEO officer during the applicable fiscal year, as well as any amounts earned in the applicable fiscal year but contributed into the Savings Plan and/or deferred at the election of the NEO into the EDCP. For a discussion of the EDCP and amounts deferred by the NEOs in 2023, including earnings on amounts deferred, please see “Nonqualified Deferred Compensation” on page 73. Mr. Sheorey joined the Company in 2023 and his salary is prorated.
(3)Bonus amount for Mr. Sheorey represents a new-hire bonus of $300,000 for when he joined the Company in 2023.
(4)The amounts represent the aggregate grant date fair value of stock or option awards granted in the fiscal year in accordance with the Financial Accounting Standards Board’s Accounting Codification Topic 718 (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures. This amount does not reflect our accounting expense for these award(s) during the year and may be different than the actual value that will be recognized by the NEO when received. For more information on the assumptions for these awards, see Note 19, Stock-based Compensation Expense, to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. Information on individual equity awards granted to each of the NEOs in 2023 is set forth in the section entitled “Grants of Plan-Based Awards” beginning on page 67.
(5)The amounts reported in this column reflect the aggregate grant date fair value of the awards granted to our NEOs in 2023 as computed in accordance with FASB ASC Topic 718 and include (i) the 2023 rTSR PSU awards (calculated based on a fair value per share of $331.51 determined using the Monte Carlo valuation method), (ii) the 2023 Adjusted ROIC PSU awards (based on a fair value price per share of $245.05 based on the probable outcome of the performance goals), and (iii) the 2023 RSUs (calculated based on a grant date fair value price per share of $245.05). The maximum payable for superior level performance on our 2023 PSU awards is 200% of Target level. The aggregate grant date fair value of the 2023 rTSR PSU awards at the superior level of 200% for each of the NEOs is: Mr. Masters $6,643,460; Ms. Coleman and Mr. O'Hollaren $731,311 each; Messrs. Johnson and Norris $1,328,692 each; Mr. Tozier $1,196,088. The aggregate grant date fair value of the 2023 Adjusted ROIC PSU awards at the superior level of 200% of target for each of the NEOs is: Mr. Masters $4,910,802; Ms. Coleman and Mr. O'Hollaren $540,580 each; Messrs. Johnson and Norris $982,160 each; Mr. Tozier $884,140. Amounts also include 2023 RSUs with an aggregate grant date fair value for Mr. Masters of $2,455,401; Ms. Coleman and Mr. O'Hollaren $270,290 each; Messrs. Johnson and Norris $491,080 each. The 2023 RSU awarded to Mr. Sheorey is based on a grant date fair value price per share of $115.01 with an aggregate grant date fair value of $673,959. Mr. Sheorey joined the Company in 2023 and did not receive any PSUs in 2023. Mr. Crawford did not participate in the 2023 LTIP in light of his impending departure from the Company.
(6)The amount reported for 2023 stock options awards is calculated based on a fair value per share of $98.66 using the Black-Scholes valuation method.
(7)The amounts reported reflect the annual incentive payout earned under 2023 AIP that were paid in March 2024. 2023 AIP payouts were settled 50% in cash and 50% in immediately vested shares of common stock. The number of shares issued to each NEO are as follows: Mr. Masters received 7,908 shares; Mr. Sheorey received 304 shares; Ms. Coleman received 1,763 shares; Mr. Johnson received 1,206 shares; Mr. Norris received 1,993 shares; and Mr. Tozier received 2,088 shares. For further information on AIP, please see “2023 Annual Incentive Program (AIP)” beginning on page 49.
(8)All other compensation amounts reported for 2023 include:

All Other Compensation
Name	Company Contributions to Savings Plan	Company Contributions to DCPB	Company Contributions to EDCP	Perquisites(a)	Total
J. Kent Masters, Jr.	$16,200	$16,500	$436,335	$14,550	$483,585
Neal R. Sheorey	$1,154	$3,462	$—	$14,321	$18,937
Kristin M. Coleman	$16,200	$16,500	$48,906	$111,762	$193,368
Netha N. Johnson, Jr.	$16,200	$16,500	$124,686	$14,550	$171,936
Eric W. Norris	$16,200	$16,500	$133,531	$17,550	$183,781
Raphael G. Crawford	$16,200	$16,500	$38,331	$4,800,560	$4,871,591
Sean O'Hollaren	$13,200	$16,500	$15,032	$1,561,395	$1,606,127
Scott A. Tozier	$16,200	$16,500	$147,477	$14,550	$194,727
___________________________________________________
(a)    Includes the following: personal financial consulting expenses in the amount of $14,000 paid by the Company on behalf of Messrs. Masters, Sheorey, Johnson, Norris, Tozier and Ms. Coleman, and $22,410 for Mr. Crawford; annual credit card fees of $550 paid by the Company on behalf of Messrs Masters, Johnson, Norris, O'Hollaren, Tozier and Ms. Coleman and $321 on behalf of Mr. Sheorey; matching donations for qualified charitable contributions in the amount of $3,000 for Messrs. Norris and Crawford; relocation expenses in the amount of $75,223 for Ms. Coleman and $28,970 for Mr. O'Hollaren; relocation tax gross ups in the amount of $21,990 for Ms. Coleman and $9,927 for Mr. O'Hollaren. Messrs Crawford and O'Hollaren received the following payments as a result of their termination: severance of $2,391,075 for Mr. Crawford and $1,485,000 for Mr. O'Hollaren; accelerated equity $2,384,075 for Mr. Crawford and $36,947 for Mr. O'Hollaren.
CEO Employment Agreements
CEO Employment Agreement
On March 15, 2023, the Company and Mr. Masters entered into an Amended and Restated Executive Employment Agreement, effective April 1, 2023 through December 31, 2025 (or the earlier appointment of a successor CEO) (the “2023 Employment Agreement”). The 2023 Employment

Agreement supersedes the Executive Employment Agreement, dated April 20, 2020, by and between the Company and Mr. Masters, and provides that, beginning April 1, 2023, Mr. Masters is entitled to (i) an annual base salary of $1,400,000, (ii) eligibility for an annual bonus under the Company’s AIP at a target rate of 150% of his annual base salary and a maximum rate of 200% of his target rate, (iii) eligibility for annual grants of long-term incentive awards under the LTIP through 2025, which grants will vest on the earlier of December 31, 2025 or the appointment of a successor CEO (except performance-based awards, which will remain outstanding and vest in full at the end of the performance period based on actual level of performance), subject to Mr. Masters’ continued employment through such earlier date, and (iv) eligibility to participate in the Company’s standard employee benefit programs. For additional information on Mr. Masters’ compensation, see “Compensation Discussion and Analysis” beginning on page 31.
In addition, the 2023 Employment Agreement included (i) a perpetual confidentiality covenant and (ii) three-year post-employment non-competition and employee and customer non-solicitation covenants.
If Mr. Masters’ employment is terminated without “Cause” or Mr. Masters resigns for “Good Reason” outside of a Change in Control Period (each, as defined in the 2023 Employment Agreement), then, subject to execution and non-revocation of a general release and compliance with the restrictive covenants described above, he would be entitled to (i) a cash payment equal to two times the sum of his base salary and target AIP opportunity for the year of termination, (ii) a cash payment representing a pro-rata annual bonus under the AIP for the year of termination based on actual performance, (iii) financial counseling services for two years in an amount up to $12,500 per year, (iv) two years of Company-paid continued coverage under COBRA, and (v) reimbursement of expenses related to his relocation from North Carolina. In the event of a termination due to death or Total Disability (as defined in the 2023 Employment Agreement), Mr. Masters would be eligible for benefits under the Company’s benefit and insurance programs then in effect. See also “Potential Payments Upon Termination" beginning on page 74.
CEO Change in Control Severance Agreement
On March 15, 2023, the Company and Mr. Masters entered into an Amended and Restated Severance Compensation Agreement (the “2023 CIC Agreement”), which superseded the Severance Compensation Agreement, date April 20, 2020, by and between the Company and Mr. Masters. The 2023 CIC Agreement provided that in the event of a termination without Cause or “Good Reason”, (as defined in the 2023 CIC Agreement) within two years following a Change in Control (as defined in the 2023 CIC Agreement), Mr. Masters would be entitled to (i) a cash payment equal to three times the sum of his annual base salary and target annual bonus, (ii) a cash payment equal to a pro-rated AIP opportunity for the year of termination based on the Company’s actual level of performance, (iii) accelerated vesting of pension benefit credits and deferred compensation amounts (including earnings accrued on such amounts), (iv) two years of Company-paid continued coverage under COBRA, (v) two years of financial counseling benefits (at a maximum value of $12,500 per year), (vi) Company-covered outplacement counseling for two years in an amount up to $25,000, and (vii) reimbursement of expenses related to his relocation from North Carolina.
In addition, in the event any of any payments or benefits provided for under his 2023 CIC Agreement, or otherwise payable to Mr. Masters, would constitute “parachute payments” within the meaning of Section 4999 of the Internal Revenue Code, Mr. Masters would be entitled to receive either full payments of the benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to Mr. Masters. The employment agreement does not entitle Mr. Masters to any kind of gross-up payment or excise tax reimbursement from the Company.

The 2023 CIC Agreement included a perpetual confidentiality covenant and three-year post-employment non-competition and non-solicitation covenants. See also “Potential Payments Upon Termination” beginning on page 74.
Other NEO Agreements
Limited Use of Individual Executive Employment Agreements
The Company has not entered into individual employment agreements with our NEOs (other than our CEO). Instead, the initial compensation terms for each NEO are determined upon hire or promotion by the Committee based on a recommendation from the CEO and a competitive analysis of market data provided by Farient. All subsequent annual compensation decisions are made at the sole discretion of the Committee based on the various considerations discussed in this Proxy Statement.
NEO Change in Control Severance Agreements
The Company and each NEO (other than the CEO) have entered into Change in Control Agreements (the “Executive CIC Agreements”) which provide that in the event of a termination without “Cause” or “Good Reason” (each as defined in the CIC Agreements) within two years following a Change in Control (as defined in the CIC Agreements), the NEO would be entitled to (i) a cash payment equal to two times the sum of their annual base salary and target annual bonus, (ii) a cash payment equal to a pro-rated AIP opportunity for the year of termination based on the Company’s actual level of performance, (iii) accelerated vesting of pension benefit credits and deferred compensation amounts (including earnings accrued on such amounts), (iv) two years of Company-paid continued coverage under COBRA, (v) two years of financial counseling benefits (at a maximum value of $12,500 per year), (vi) Company-covered outplacement counseling for two years in an amount up to $25,000, and (vii) reimbursement of expenses related to relocation under certain circumstances.
In addition, in the event any of any payments or benefits provided for under the NEOs' Executive CIC Agreement, or otherwise payable to an NEO, would constitute “parachute payments” within the meaning of Section 4999 of the Internal Revenue Code, the NEO would be entitled to receive either full payments of the benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the NEO. The employment agreement does not entitle the NEOs to any kind of gross-up payment or excise tax reimbursement from the Company.
The CIC Agreements included a perpetual confidentiality covenant and two-year post-employment non-competition and non-solicitation covenants. See also “Potential Payments Upon Termination” beginning on page 74.

GRANTS OF PLAN-BASED AWARDS
The Company utilizes the Albemarle Corporation 2017 Incentive Plan (the “2017 Incentive Plan”) as the primary vehicle for the performance-based compensation components of our NEOs’ total compensation. The 2017 Incentive Plan:
•Defines the incentive arrangements for eligible participants;
•Authorizes the granting of annual and long-term cash incentive awards, stock options, stock appreciation rights, performance shares (“PSUs”), restricted stock units (“RSUs”), and other incentive awards, all of which may be made subject to the attainment of performance goals recommended by management and approved by the Committee;
•Provides for the enumeration of the business criteria on which performance goals are to be based; and
•Establishes the maximum share grants or awards that can be paid to a participant under the 2017 Incentive Plan.
With the exception of significant promotions and new executive hires, annual equity grants are determined at the first scheduled meeting of the Committee each year following the availability of the financial results for the prior year. The 2023 LTIP Awards were made to our NEOs on February 24, 2023 under the 2017 Incentive Plan. These awards consisted of PSUs, RSUs, and stock options. Subject to certain acceleration provisions described above:
•PSUs vest in full at the time the Committee determines the performance relative to the goals after the end of the three-year performance period.
•RSUs vest in full on the third anniversary of the grant date.
•Stock options vest in full on the third anniversary of the grant date and expire on the tenth anniversary of the grant date.
For additional information with respect to these awards, please see “Compensation Discussion and Analysis” beginning on page 31.
The following table provides information regarding equity and non-equity awards granted to our NEOs during the fiscal year ended December 31, 2023.

2023 Grants of Plan-Based Awards(1)
Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Base Price per Option Award ($/Sh)	Grant Date Aggregate Fair Value of Stock and Option Awards($)(6)
			Threshold	Target	Maximum	Threshold # of Shares	Target # of Shares	Maximum # of Shares
J. Kent Masters, Jr.	AIP		$739,198	$1,971,195	$3,942,390
	Options	2/24/2023								25,340	$249.52	$2,500,044
	RSUs	2/24/2023							10,020			$2,455,401
	PSUs rTSR	2/24/2023				3,006	10,020	20,040				$3,321,730
	PSUs Adj. ROIC	2/24/2023				3,006	10,020	20,040				$2,455,401
Neal R. Sheorey	AIP		$27,617	$73,644	$147,288
	Options
	RSUs	11/6/2023							5,860			$673,959
	PSUs rTSR					—		—
	PSUs Adj. ROIC					—		—

2023 Grants of Plan-Based Awards(1)
Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Base Price per Option Award ($/Sh)	Grant Date Aggregate Fair Value of Stock and Option Awards($)(6)
			Threshold	Target	Maximum	Threshold # of Shares	Target # of Shares	Maximum # of Shares
Kristin M. Coleman	AIP		$195,900	$522,400	$1,044,800
	Options	2/24/2023								2,788	$249.52	$275,064
	RSUs	2/24/2023							1,103			$270,290
	PSUs rTSR	2/24/2023				331	1,103	2,206				$365,656
	PSUs Adj. ROIC	2/24/2023				331	1,103	2,206				$270,290
Netha N. Johnson, Jr.	AIP		$187,299	$499,465	$998,930
	Options	2/24/2023								5,068	$249.52	$500,009
	RSUs	2/24/2023							2,004			$491,080
	PSUs rTSR	2/24/2023				601	2,004	4,008				$664,346
	PSUs Adj. ROIC	2/24/2023				601	2,004	4,008				$491,080
Eric W. Norris	AIP		$189,924	$506,465	$1,012,930
	Options	2/24/2023								5,068	$249.52	$500,009
	RSUs	2/24/2023							2,004			$491,080
	PSUs rTSR	2/24/2023				601	2,004	4,008				$664,346
	PSUs Adj. ROIC	2/24/2023				601	2,004	4,008				$491,080
Raphael G. Crawford	AIP		$168,683	$449,820	$899,640
	Options	2/24/2023
	RSUs	2/24/2023
	PSUs rTSR	2/24/2023
	PSUs Adj. ROIC	2/24/2023
Sean O'Hollaren	AIP		$165,000	$440,000	$880,000
	Options	2/24/2023								2,788	$249.52	$275,064
	RSUs	2/24/2023							1,103			$270,290
	PSUs rTSR	2/24/2023				331	1,103	2,206				$365,656
	PSUs Adj. ROIC	2/24/2023				331	1,103	2,206				$270,290
Scott A. Tozier	AIP		$205,702	$548,538	$1,097,076
	Options	2/24/2023								4,562	$249.52	$450,087
	RSUs	2/24/2023							1,804			$442,070
	PSUs rTSR	2/24/2023				541	1,804	3,608				$598,044
	PSUs Adj. ROIC	2/24/2023				541	1,804	3,608				$442,070
______________________________________________
(1)Awards generally are granted on the next business day following the approval of the awards by the Committee. For additional information with respect to the plan-based awards described in this table, including metrics and vesting schedule, please see “Compensation Discussion and Analysis” and the table below titled “Outstanding Equity Awards at Fiscal Year-End”. All equity and cash awards were granted under the 2017 Incentive Plan.
(2)The amounts reported in these columns represent potential amounts under the 2023 AIP. Mr. Sheorey's amount is prorated based on his November 2023 hire date. Actual amounts paid to our NEOs are set forth in the “Summary Compensation Table” above.
(3)Our PSUs have a three-year performance period with payouts determined at the end of the performance period based on our rTSR and Adjusted ROIC performance relative to pre-established targets as discussed in greater detail on page 54.
(4)Awards in this column vest in full on the third anniversary of the grant date, subject to continued employment.
(5)Awards in this column have a 10-year term and vest in full on the third anniversary of the grant date.
(6)The amounts reported in this column represent the aggregate grant date fair value of the awards granted to our NEOs in 2023 as computed in accordance with FASB ASC Topic 718, excluding estimated forfeitures. Assumptions utilized in the calculation of these amounts are set forth in Note 19 - Stock-based Compensation Expense to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table presents information concerning the number and value of unexercised options, non-vested stock (including RSUs and PSUs), and incentive plan awards for the NEOs outstanding as of the end of the fiscal year ended December 31, 2023.

		Option Awards				Stock Awards
Name	Grant Date of Awards	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)(2)		Market Value Of Shares Or Units Of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units, Or Other Rights That Have Not Vested (#)(5)		Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units, Or Other Rights That Have Not Vested ($)(8)
J. Kent Masters, Jr.	2/24/2023		25,340	$249.52	2/24/2033	10,020		$1,447,690	10,020	(6)	$1,447,690
	2/24/2023								10,020	(7)	$1,447,690
	2/25/2022		25,794	$191.95	2/25/2032	434		$62,704	8,466	(6)	$1,223,168
	2/25/2022								8,466	(7)	$1,223,168
	2/26/2021		27,823	$157.21	2/25/2031				8,748	(6)	$1,263,911
	2/26/2021								17,496	(7)	$2,527,822
Neal R. Sheorey	11/6/2023					5,860	(3)	$846,653
Kristin M. Coleman	2/24/2023		2,788	$249.52	2/24/2033	1,103		$159,361	1,103	(6)	$159,361
	2/24/2023								1,103	(7)	$159,361
	11/28/2022					9,395	(3)	$1,357,390
Netha N. Johnson, Jr.	2/24/2023		5,068	$249.52	2/24/2033	2,004		$289,538	2,004	(6)	$289,538
	2/24/2023								2,004	(7)	$289,538
	2/25/2022		5,358	$191.95	2/25/2032	1,759		$254,140	1,759	(6)	$254,140
	2/25/2022								1,759	(7)	$254,140
	2/26/2021		5,565	$157.21	2/25/2031	1,750		$252,840	1,750	(6)	$252,840
	2/26/2021								3,500	(7)	$505,680
	2/28/2020	12,421		$81.85	2/27/2030	8,400		$1,213,632			$—
	2/26/2019	7,218		$91.00	2/25/2029
Eric W. Norris	2/24/2023		5,068	$249.52	2/24/2033	2,004		$289,538	2,004	(6)	$289,538
	2/24/2023								2,004	(7)	$289,538
	2/25/2022		5,358	$191.95	2/25/2032	1,759		$254,140	1,759	(6)	$254,140
	2/25/2022								1,759	(7)	$254,140
	2/26/2021		5,565	$157.21	2/25/2031	1,750		$252,840	1,750	(6)	$252,840
	2/26/2021								3,500	(7)	$505,680
	2/28/2020	12,421		$81.85	2/27/2030	8,400		$1,213,632			$—
	2/26/2019	7,669		$91.00	2/25/2029
Raphael G. Crawford	2/25/2022		1,941	$191.95	2/25/2032				717	(6)	$103,592
	2/25/2022								717	(7)	$103,592
	2/26/2021		4,329	$157.21	2/25/2031				1,459	(6)	$210,796
	2/26/2021								2,918	(7)	$421,593
	2/28/2020	12,421		$81.85	2/27/2030
Sean O'Hollaren	2/24/2023		465	$249.52	2/24/2033				246	(6)	$35,542
	2/24/2023								246	(7)	$35,542
Scott A. Tozier	2/24/2023		4,562	$249.52	2/24/2033	1,804		$260,642	1,804	(6)	$260,642
	2/24/2023								1,804	(7)	$260,642
	2/25/2022		4,366	$191.95	2/25/2032	1,433		$207,040	1,433	(6)	$207,040
	2/25/2022								1,433	(7)	$207,040
	2/26/2021		5,565	$157.21	2/25/2031	1,750		$252,840	1,750	(6)	$252,840
	2/26/2021								3,500	(7)	$505,680
	2/28/2020	12,421		$81.85	2/27/2030	8,400		$1,213,632			$—
	2/26/2019	9,925		$91.00	2/25/2029
	2/23/2018	7,029		118.75	2/22/2028
	2/24/2017	8,935		$92.93	2/23/2027
___________________________________________________

(1)Excluding Mr. Masters, the stock options have a 10-year term and cliff vest 100% on the 3rd anniversary of the grant date. Mr. Masters' 2021 stock options vested 100% on December 31, 2023, they become exercisable on the 3rd anniversary date of the grant. Mr. Masters' 2022 stock options vested 95% on December 31, 2023, the remaining 5% will vest on December 31, 2024, and the options become exercisable on the 3rd anniversary date of the grant. Mr. Masters' 2023 stock options vest the earlier of December 31, 2025 or the date a successor CEO is appointed.
(2)Subject to footnote (3), below, and excluding Mr. Masters, the RSUs granted in 2020 and 2021 vest 50% on the 3rd anniversary of the grant date and 50% on the 4th anniversary of the grant date. The RSUs granted in 2022 and 2023 cliff vest 100% on the 3rd anniversary of the grant date. Mr. Masters' 2022 RSUs vest 100% on December 31, 2024. Mr. Masters' 2023 RSUs vest the earlier of December 31, 2025 or the date a successor CEO is appointed.
(3)On November 6, 2023, Mr. Sheorey was awarded a new hire grant of RSUs that will vest 100% on November 6, 2026. On November 28, 2022, Ms. Coleman was awarded a new hire grant of RSUs that will vest 100% on November 28, 2025.
(4)The estimated value is based on the unvested RSUs and PSUs for which performance conditions have been met multiplied by the closing price of the Company's common stock on December 29, 2023, which was $144.48.
(5)Excluding Mr. Masters, subject to the performance metrics being met, the PSUs awarded in 2020 and 2021 vest 50% on the 3rd anniversary of the grant date and the remaining 50% on the following January 1st. The PSUs awarded in 2022 and 2023 vest 100% on the 3rd anniversary of the grant date. Subject to the achievement of the performance metrics, Mr. Masters' 2021 PSUs vested 100% on December 31, 2023; Mr. Masters' 2022 PSUs vested 95% on December 31, 2023 and the remaining 5% vest on December 31, 2024; Mr. Masters' 2023 PSUs vest the earlier of December 31, 2025 or the date a successor CEO is appointed.
(6)Amounts for the 2023, 2022 and 2021 rTSR PSUs are based upon target.
(7)Amounts for the 2023 and 2022 Adjusted ROIC PSUs are based upon target and amounts for the 2021 Adjusted ROIC PSUs are based on maximum. The 2020 Adjusted ROIC PSUs were paid out based upon a 200% performance modifier.
(8)The estimated value is based on the unvested PSUs multiplied by the closing price of the Company's common stock on December 29, 2023, which was $144.48.

OPTION EXERCISES AND STOCK VESTED
The following table presents information concerning the exercise of stock options and the vesting of stock (including RSUs and PSUs) for the NEOs during the fiscal year ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)
J. Kent Masters, Jr.	—	$—	71,255	$13,525,290
Netha N. Johnson, Jr.	—	$—	22,326	$5,535,282
Eric W. Norris	—	$—	16,516	$4,048,796
Raphael G. Crawford	—	$—	32,725	$7,919,356
Sean O'Hollaren	—	$—	184	$36,947
Scott A. Tozier	—	$—	27,166	$6,712,712
___________________________________________________
(1)Value realized upon vesting of RSUs is determined by multiplying the number of units vesting by the closing price of Albemarle common stock on the vest date or, if the NYSE is not open on the vesting date, by the closing price on the last date prior to the vesting date on which the NYSE is open.
(2)    Value realized upon vesting of the PSUs is determined by multiplying the number shares granted by the performance modifier. The resulting shares acquired at vesting is multiplied by the closing price of Albemarle common stock on the vest date or, if the NYSE is not open on vesting date, by the closing price on the last date prior to the vesting date that the NYSE is open.

RETIREMENT BENEFITS
All NEOs are eligible for the same retirement benefits as other US employees. The U.S. retirement benefit has three components:
•Savings Plan. Albemarle contributes up to 6% of employee eligible earnings in matching contributions to this plan;
•Defined Contribution Pension Benefits (DCPB). Albemarle contributes 5% of employee eligible earnings to this plan;
•Executive Deferred Compensation Plan (EDCP). The first two plans have a statutory cap for employee and employer contributions. The EDCP helps ensure all employees have the same opportunity to have up to 11% of their eligible earnings contributed by Albemarle.
Nonqualified Deferred Compensation
The EDCP covers executives, including the NEOs, who are limited in how much they can contribute to tax-qualified deferred compensation plans (such as the Savings Plan). We maintain this plan in order to be competitive and because we want to encourage executives to save for their retirement. A participant in the EDCP may defer up to 50% of base salary and/or up to 100% of cash incentive awards (net of FICA and Medicare taxes due). We also provide for employer contributions in the EDCP to provide executives with the same proportional benefits as are provided to all other employees, but which cannot be provided under our tax-qualified plan because of statutory limitations that apply under that plan. The EDCP also provides for a supplemental benefit of 5% of compensation in excess of amounts that may be recognized under the tax-qualified Savings Plan and of the cash incentive bonus award paid during the year.
Effective as of January 1, 2013, all our NEOs, regardless of hire date, participate in the same tax-qualified Savings Plan and EDCP. This defined contribution plan design provides all participating employees the opportunity to receive a Company contribution of 11% of their base and bonus earnings for the calendar year if they contribute at least 9% of their base and bonus earnings to the Savings Plan and EDCP. Such Company contributions go into the tax-qualified Savings Plan up to the compensation and benefit limitations under the Internal Revenue Code (the "Code"), and after that are credited to an EDCP account.
Amounts credited under the EDCP are credited daily with investment gains and losses as if such amounts were invested in one or more of the plan’s investment options. Accounts are generally paid at the time and in the form specified by participants when they make deferral elections, or upon a participant’s earlier death or disability.

The following table presents information concerning our NEOs’ benefits under the EDCP.

2023 Nonqualified Deferred Compensation(1)
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
J. Kent Masters, Jr.	$—	$436,335	$37,202	$—	$1,052,552
Neal R. Sheorey	$—	$—	$—	$—	$—
Kristin M. Coleman	$42,947	$48,906	$7,871	$—	$99,601
Netha N. Johnson, Jr.	$—	$124,686	$49,966	$—	$505,991
Eric W. Norris	$—	$133,531	$52,527	$—	$556,072
Raphael G. Crawford	$17,517	$38,331	$494,531	$—	$2,390,502
Sean O'Hollaren	$—	$15,032	$—	$—	$15,032
Scott A. Tozier	$—	$147,477	$80,539	$—	$1,347,685
___________________________________________________
(1)Amounts reflected are based on activities recorded by Merrill Lynch, the plan’s recordkeeper, as of December 31, 2023 and include contributions to the EDCP that were deferred in 2023.
(2)All amounts are reported as compensation to the NEOs in the 2023 Summary Compensation Table.
(3)Amounts reflected are based on aggregate earnings and gain/loss in fiscal 2023.
(4)Ending balances in the EDCP includes amounts that have been reported in the Summary Compensation Table as compensation for a prior fiscal year: Mr. Masters, $561,918; Mr. Johnson, $299,169; Mr. Norris, $237,077; Mr. Crawford, $130,939; and Mr. Tozier, $822,632.

POTENTIAL PAYMENTS UPON TERMINATION
Payments Upon Termination Outside of a Change in Control
Severance Arrangements
Our CEO, Mr. Masters, is eligible for severance benefits according to his 2023 Employment Agreement. If Mr. Masters’ employment is terminated without cause or resigns for good reason outside of a change in control period, then he would be entitled to (i) a cash payment equal to two times the sum of his base salary and target AIP opportunity for the year of termination, (ii) a cash payment representing a pro-rata annual bonus under the AIP for the year of termination based on actual performance, (iii) up to $25,000 in financial counseling services, (iv) two years of Company-paid continued coverage under COBRA, and (v) reimbursement of expenses related to his relocation from North Carolina. In the event of a termination due to death or total disability, Mr. Masters would be eligible for benefits under the Company’s benefit and insurance programs then in effect. For more information, see “CEO Employment Agreements” beginning on page 64.
While we have not entered into employment agreements with our other NEOs, these executives also are eligible to receive certain payments and benefits in the event of a termination of employment, including following a change in control of the Company, under our severance program and the standard terms of our equity awards. For our NEOs (except our CEO) we provide for severance benefits if we terminate their employment without cause, by reason of (i) elimination of the NEO’s position or (ii) a change to our organizational structure which results in a redesign of work processes and individual responsibilities affecting two (2) or more individuals. These severance benefits consist of (i) a cash payment equal to 1.5 times the sum of (x) of the NEO’s base salary in effect at termination and (y) the NEO’s target AIP opportunity for the year in which termination occurs, and (ii) outplacement assistance benefits for a period of one year, provided by a firm of our choosing. In the event of a termination due to death or disability, our other NEOs would be eligible for benefits under the Company’s benefit and insurance programs then in effect.
Our NEOs, including Mr. Masters, are eligible to receive payments as described above only if the termination occurs outside of the two-year period following a “change in control.” If their employment is terminated during the two-year period following a change in control (the “change in control protection period”), they are eligible to receive severance payments only under the terms of their individual Executive CIC Agreements (or 2023 CIC Agreement for Mr. Masters). For more information, see “CEO Change in Control Severance Agreement” and “Other NEO Change in Control Agreements” beginning on page 64.
In 2023, Messrs. Crawford and O’Hollaren separated from the Company in involuntary terminations not for cause situations. Consistent with the severance benefits described above, Mr. Crawford received severance payments as valued in the Summary Compensation Table on page 63 that included (i) a cash payment equal to 1.5 times the sum of his base salary and AIP target opportunity for 2023 and (ii) the acceleration of 3,679 time-vesting RSUs, 6,720 PSUs for which performance conditions had been met, the acceleration of 6,270 stock options (which remain are exercisable under the original terms of each grant), and the continued vesting of 4,352 PSUs subject to future payout only if the applicable performance conditions are achieved (such equity amounts prorated based on his time of service under each award). Mr. Crawford is also eligible to receive outplacement assistance benefits for a period of one year. Mr. O’Hollaren similarly received severance payments as valued in the Summary Compensation Table on page 63 that included (i) a cash payment equal to 1.5 times the sum of his base salary and AIP target opportunity for 2023 and (ii) the acceleration of 184 time-vesting RSUs, the acceleration of 465 stock options (which remain are exercisable under the original terms of each grant), and the continued vesting of 492 PSUs subject to future payout only if the applicable performance conditions are achieved (such equity amounts prorated based on his time of service under each award). Mr. O’Hollaren is also eligible to receive outplacement assistance benefits for a period of one year.
Payments Upon Termination After a Change in Control
The Company and each NEO (other than the CEO) have entered into an Executive CIC Agreement. On March 15, 2023, the Company and Mr. Masters entered into the 2023 CIC Agreement. The severance benefits following termination after a change in control (“CIC”) are governed by these agreements. See “Other NEO Change in Control Agreements” and “CEO Change in Control Severance Agreement” beginning on page 64 for a description of the cash and other non-equity related benefits for which NEOs would be eligible upon a CIC.
Pursuant to the terms of the agreements above, the following table illustrates the impact of a CIC on outstanding equity awards.

Situation	RSUs	Options	PSUs
1. CIC + termination of employment (without cause or for a good reason for resignation or upon death)	Full and accelerated vesting	Full and accelerated vesting	Prorated and accelerated vesting at higher of actual or target for grants issued prior to 2023. Starting 2023 PSUs vest in full at target.
2. CIC + continuation of employment and Albemarle is no longer publicly traded
• Replace with an award with the same value but allows for full and accelerated vesting if not converted to the same value and conditions.
• If the executive is terminated without “cause” or terminates for “good reason” within two years of the CIC, accelerated vesting occurs.
Prorated and accelerated vesting based on higher of actual or target performance upon CIC.
3. CIC + continuation of employment and Albemarle continues to be publicly traded
• No change to the existing vesting schedule.
• If the executive is terminated without “cause” or terminates for “good reason” within two years of the CIC, accelerated vesting of time-based equity occurs. PSUs will vest prorated based on the higher of actual or target performance, unless termination occurs after the measurement period, in which case full accelerated vesting occurs.

Each severance compensation agreement provides that if the executive’s employment is terminated by reason of death, the executive’s benefits will be determined in accordance with the Company’s benefits and insurance programs then in effect, except that if the death occurs after the execution of a definitive agreement which results in a change in control, then the executive’s beneficiary will be entitled to the benefits under the severance compensation agreement as if the Company issued the executive a notice of termination 30 days after the change in control. If, after a change in control, an executive is terminated for “cause” or voluntarily quits other than for “good reason for resignation” (as such terms are defined in the agreements), the executive is entitled to receive only a lump sum payment equal to their salary and benefits accrued through the termination date. If an executive is unable to perform full-time duties due to a qualifying disability, the executive will continue to receive base salary and all other compensation and benefits provided under the Company benefit and disability plans. If an executive is terminated due to disability, they are entitled to receive the benefits determined in accordance with our retirement and insurance programs and other applicable programs in effect immediately prior to the change in control or the programs in effect at the time they are paid (whichever is greater).
Each severance compensation agreement is subject to automatic one-year extensions unless either the executive or the Committee notifies the other of its desire not to extend, except for Mr. Masters' 2023 CIC Agreement, which continues in effect until December 31, 2025. If there is a change in control, the severance compensation agreement will remain in effect until the second anniversary of the change in control. In order to receive the benefits under the severance compensation agreements, each executive who is terminated following a change in control must agree not to compete with the Company from the date of termination of employment with the Company until the second anniversary thereof. In consideration of this agreement not to compete, the executive will receive a non-competition payment equal to the value of the non-compete agreement as determined by an unrelated third-party retained by the Company that is in the business of valuing non-competition payments, with the intent that the non-competition payment should qualify as reasonable compensation for purposes of relevant tax law. Should any federal, state, or local taxing authority challenge the non-competition payment’s treatment as reasonable compensation, the Company shall engage legal and other professionals necessary to defend against any such challenge.
For purposes of the severance compensation agreements, “change in control” means the occurrence of any of the following events:
•Any person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the direct or indirect beneficial owner of 20% or more of the combined voting power of our then-outstanding voting securities (other than as a result of an issuance of securities approved by Continuing Directors (as defined in the 2017 Incentive Plan and applicable change in control agreements) or open-market purchases approved by Continuing Directors at the time of purchase), unless (in the case of beneficial ownership that does not exceed 30% of such voting securities) at least two-thirds of Continuing Directors determine that such event does not constitute a “change in control;”
•As a result of a reorganization, merger, share exchange or consolidation (each, a “Business Combination”), a contested election of Directors, or a combination thereof, the Continuing Directors cease to constitute a majority of our or any successor’s board of directors within two years of the last of such transaction(s); or
•There is a shareholder-approved Business Combination unless (a) all or substantially all of our outstanding voting securities’ beneficial owners immediately prior to the Business Combination own more than 60% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of Directors resulting from the Business Combination (with no one person owning more than 30%), in substantially the same proportions as immediately before the Business Combination and (b) at least a majority of the post-Business Combination Directors are Continuing Directors.
For purposes of the severance compensation agreements, “cause” means any of the following:
•willful failure to perform duties (other than any such failure resulting from incapacity due to physical or mental illness);
•willful failure to comply with any valid and legal directive of the Board, engagement in dishonesty, illegal conduct or other misconduct, which is, in each case, injurious to the Company or any of its affiliates;
•embezzlement, misappropriation or fraud, whether or not related to employment with the Company;
•conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude;
•intentional violation of the Company's Code of Conduct or a material policy of the Company; or
•breach of any obligation under this Agreement or any other written agreement between the executive and the Company.
For purposes of the severance compensation agreements, “good reason” means any of the following:
•a change in position with the Company which in reasonable judgment does not represent a promotion from current status or position immediately prior to the Change in Control or the assignment of any duties or responsibilities or diminution of duties or responsibilities which in reasonable judgment are inconsistent with current position with the Company in effect immediately prior to the Change in Control, it being understood that any of the foregoing in connection with termination of employment for Cause or Total Disability shall not constitute good reason;
•a reduction by the Company in the annual rate of base salary as in effect immediately prior to the date of a Change in Control;

•the Company requiring the office nearest to executive's principal residence to be located at a different place which is more than thirty-five (35) miles from where such office is located immediately prior to a Change in Control;
•the failure by the Company to continue in effect compensation or benefit plans in which executive participates, which in the aggregate provide compensation and benefits substantially equivalent to those prior to a Change in Control;
•the failure of the Company to obtain a satisfactory agreement from any Successor to assume and agree to perform the agreement; or
•any purported termination of employment which is not effected pursuant to a Notice of Termination; for purposes of the agreement, no such purported termination shall be effective for any purpose except to constitute a good reason.
Payments Upon Termination or Change in Control
The following table presents, for each of the NEOs, the estimated payments and benefits that would have been payable as of the end of 2023 in the event of termination of employment (retirement or involuntary without cause) or a separation for another reason (change in control, disability, or death). Voluntary termination or termination for cause are not eligible for any payments or benefits.
Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of December 29, 2023, the last business day of 2023, with the closing market price of our common stock at $144.48 per share as of that date.

Potential Payments Upon Termination or Change in Control
Name	Type of Payment or Benefit	Qualifying Termination Event - Involuntary Term without Cause	Qualifying Termination Event - Retirement	Qualifying Termination Event -Disability/Death	Change in Control(1)
J. Kent Masters, Jr.	Severance Payment	$7,000,000			$12,471,195
	Annual Incentive Plan	$1,971,195		$1,971,195
	Performance Stock Units	$2,979,178		$2,979,178	$10,356,615
	Restricted Stock Units	$1,488,289		$1,488,289	$1,510,394
	Stock Options	$—		$—	$—
	Benefits(2)	$64,045			$460,931
	Total	$13,502,707		$6,438,662	$24,799,135
Neal R. Sheorey	Severance Payment	$1,620,000			$2,234,603
	Annual Incentive Plan			$73,644
	Performance Stock Units
	Restricted Stock Units	$23,550		$846,653	$846,653
	Stock Options
	Benefits(2)	$12,500			$66,695
	Total	$1,656,050		$920,297	$3,147,951

Potential Payments Upon Termination or Change in Control
Name	Type of Payment or Benefit	Qualifying Termination Event - Involuntary Term without Cause	Qualifying Termination Event - Retirement	Qualifying Termination Event -Disability/Death	Change in Control(1)
Kristin M. Coleman	Severance Payment	$1,763,100			$2,880,004
	Annual Incentive Plan			$522,400
	Performance Stock Units	$106,337		$106,337	$106,241
	Restricted Stock Units	$534,576		$649,582	$1,516,751
	Stock Options	$—		$—	$—
	Benefits(2)	$12,500			$83,441
	Total	$2,416,513		$1,278,319	$4,586,437
Netha N. Johnson, Jr.	Severance Payment	$1,718,741			$2,574,956
	Annual Incentive Plan			$499,465
	Performance Stock Units	$2,008,561		$2,008,561	$2,430,732
	Restricted Stock Units	$717,342		$926,406	$1,039,245
	Stock Options	$—		$—	$—
	Benefits(2)	$12,500			$106,222
	Total	$4,457,144		$3,434,432	$6,151,155
Eric W. Norris	Severance Payment	$1,728,487			$2,843,715
	Annual Incentive Plan			$506,465
	Performance Stock Units	$2,008,561		$2,008,561	$2,430,732
	Restricted Stock Units	$717,342		$926,406	$1,039,245
	Stock Options	$—		$—	$—
	Benefits(2)	$12,500			$105,033
	Total	$4,466,890		$3,441,432	$6,418,725
Scott A. Tozier	Severance Payment	$1,872,075			$3,051,782
	Annual Incentive Plan		$548,538	$548,538
	Performance Stock Units	$1,926,785	$1,926,785	$1,926,785	$2,317,267
	Restricted Stock Units	$680,644	$680,644	$868,758	$963,248
	Stock Options	$—	$—	$—	$—
	Benefits(2)	$12,500			$105,188
	Total	$4,492,004	$3,155,967	$3,344,081	$6,437,485
___________________________________________________
(1)As described above, upon termination following a change in control, the NEO would be entitled to a lump-sum severance payment generally equal to two times (three times for CEO) annual base compensation and target annual variable compensation, in all cases reduced by the non-competition payment amount as determined by a third-party in the business of valuing non-competition payments in return for an agreement not to compete for a two-year (three-year for CEO) period post-termination. As the non-competition payment is not determinable at this time, only the total severance payment amount without the reduction is reflected in the table. 2023 AIP Bonus is also included and based on the calculated Company score and an individual performance modifier of 15%.
(2)As described above, upon termination following a change in control, the NEO would be entitled to (i) outplacement counseling and financial counseling, in each case not to exceed $25,000, (ii) estimated relocation benefits if the executive has relocated within two years prior to the change in control, is relocating back to their original location (or for Mr. Masters relocating back to Virginia at any time), and reflecting the original price of their current home, and (iii) the value of medical, dental, and vision benefits continuation for 24 months post-termination.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2023, with respect to compensation plans under which shares of our common stock are authorized for issuance.

Equity Compensation Plan Information
Equity Compensation Plans Approved by Shareholders (1)	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
2008 Incentive Plan	94,509	(2)	$77.99	—	(3)
2017 Incentive Plan	750,138	(4)	$174.95	3,072,368
2013 Stock Plan for Non-Employee Directors	32,195	(5)	—	—	(6)
2023 Stock Plan for Non-Employee Directors	6,766	(7)		493,234
Total	883,608			3,565,602
___________________________________________________
(1)We have no equity compensation plans that are not shareholder approved.
(2)Amount consists of outstanding stock options.
(3)Effective with the 2017 Incentive Plan, awards were no longer available to be issued under the 2008 Incentive Plan.
(4)Amount includes 332,635 shares subject to stock options, 193,647 shares subject to RSUs, and 223,856 shares subject to PSUs.
(5)Amount reflects deferred units invested in phantom shares under the 2013 Directors Plan that are to be paid in shares at a future time under the terms of the 2013 Directors Plan.
(6)Effective with the 2023 Stock Plan for Non-Employee Directors, new awards were no longer available to be issued under the 2013 Stock Plan for Non-Employee Directors.
(7)Amount includes 4,511 shares subject to RSUs. Amount also includes 2,255 deferred units invested in phantom shares under the 2023 Directors Plan that are to be paid in shares at a future time under the terms of the 2023 Directors Plan.
CEO PAY RATIO
The principles that guide us for our executive compensation program are not different than for the organization at large:
•We use the market median as a reference point for our compensation and benefits program.
•The market median is specific for the country in which we compete for talent.
•The market median is specific to the job level for each of our employees.
•The market median determines the mix between base pay, short-term incentive pay, long-term equity, and benefits. As the job level increases we typically see an increase in total compensation as well as an increase in that portion of total compensation that is equity-based and the portion that is performance-based.
We disclose below the ratio of our CEO’s annual total compensation relative to the annual total compensation of the median employee of the Company (excluding the CEO) for the year ended December 31, 2023. As permitted or required by Item 402(u) of Regulation S-K, our process for determining the total employee population and the median employee annual total compensation included the following factors:
•Employee population
◦We used our global system of record for all of our employees worldwide.

◦We included all employees, whether salaried or hourly, and whether employed on a full-time, part-time, or seasonal basis.
◦We used November 15, 2023 as our determination date.
◦To allow for comparisons across international jurisdictions, we converted into U.S. dollars any base cash compensation amounts denominated in non-U.S. currencies, using exchange rates effective at the determination date.
◦We did not adjust for global cost of living differences.
•Consistently applied compensation measure
◦We determined the median employee annual total compensation by using a consistently applied compensation measure, namely, base salary or wages (“base cash compensation”), for all individuals, excluding our CEO, who were employed by us on November 15, 2023.
◦For part-time workers, we did not adjust base cash compensation to the equivalent for a full time employee.
◦We annualized the compensation for all permanent employees (full- or part-time) who were not employed by us for all of 2023.
◦For hourly employees, base cash compensation is based on their hourly rate in combination with their standard hours of work.
Applying these and other relevant factors, we identified a median employee. We then determined for that employee the total compensation level to be at $57,103 for the year ended December 31, 2023 (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K). On the same basis, the total annualized compensation for our CEO for the year ended December 31, 2023 was $14,472,114. Accordingly, for the year ended December 31, 2023, the ratio of our CEO’s total compensation to that of our median employee is 253:1. The ratio is higher than prior years due to higher CEO total compensation and lower total compensation of the median employee than in prior years.
The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended, and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above. Given the different methodologies that various public companies will use to determine an estimate of their CEO pay ratio, the ratio reported above should not be used as a basis for comparison between companies.

SEC DISCLOSURE ON PAY VERSUS PERFORMANCE
Albemarle and the Executive Compensation & Talent Development Committee are pleased to present this Pay Versus Performance disclosure as we are committed to ensuring alignment between Company performance and executive compensation. “Pay for performance” is one of our core compensation principles, as described in the Compensation Discussion and Analysis above.
The alignment of shareholder interests and CEO compensation is evidenced by the strong correlation between our CEO’s Compensation Actually Paid (as calculated below) over the last completed four fiscal years and total shareholder return relative to our Peer Group (as defined below) for the same four fiscal years.
The Pay Versus Performance disclosure, as required by the SEC and shown below, provides an additional perspective on our pay and performance alignment. It uses a measure of compensation, Compensation Actually Paid, and select measures of market and financial performance.
Pay Versus Performance Table
The following table shows (1) total compensation for our principal executive officers (“PEOs”) and, on average, our other NEOs, in each case as set forth in our Summary Compensation Table for each of the last four completed fiscal years; (2) for each such fiscal year, the Compensation Actually Paid (“CAP”) to our PEOs and, on average, our other named executive officers (as determined pursuant to SEC rules); (3) for each such fiscal year, our net income and our adjusted EBITDA; and (4) the cumulative total shareholder return (“TSR”) of (x) the Company and (y) the components of the S&P 1500 Specialty Chemicals Index (“Peer Group”), in each case for fiscal year 2020, fiscal years 2020-2021, fiscal years 2020-2022, and fiscal years 2020-2023.

2023 Pay Versus Performance Table
Year	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(1)	Compensation Actually Paid to First PEO(1)(3)	Compensation Actually Paid to Second PEO(1)(3)	Average Summary Compensation Table Total for non-PEO NEOs(2)	Average Compensation Actually Paid to non-PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based on:		Net Income ($MM)	Adjusted EBITDA ($MM)(5)
							Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)
2023	$14,472,115	N/A	$(4,776,615)	N/A	$3,154,592	$1,224,527	$206	$128	$1,573	$2,779
2022	$11,118,156	N/A	$13,714,085	N/A	$2,964,307	$3,084,017	$306	$112	$2,474	$3,403
2021	$9,040,753	N/A	$20,335,113	N/A	$2,516,658	$8,987,310	$328	$149	$199.9	$871.0
2020	$4,939,369	$3,828,474	$9,726,632	$5,585,398	$2,891,776	$7,130,736	$205	$116	$446.6	$819.0
___________________________________________________
(1)“First PEO” represents J. Kent Masters, Jr., who was appointed CEO on April 20, 2020. The “Second PEO” represents Luther C. Kissam, IV, who served as CEO until April 20, 2020
(2)The non-PEO NEOs for each applicable year are as follows:
a.2023: Neal R. Sheorey, Kristin M. Coleman, Netha N. Johnson, Jr., Eric W. Norris, Raphael G. Crawford, Sean O'Hollaren and Scott A. Tozier
b.2022: Scott A. Tozier, Kristin M. Coleman, Netha N. Johnson, Jr., and Eric W. Norris
c.2021: Scott A. Tozier, Netha N. Johnson, Jr., Karen G. Narwold, and Eric W. Norris
d.2020: Scott A. Tozier, Raphael G. Crawford, Netha N. Johnson, Jr., and Eric W. Norris
(3)SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP as reported in the Pay Versus Performance Table above. The following table details the applicable adjustments that were made to Summary Compensation Table totals to determine CAP after deducting the Summary Compensation Table values for the aggregate change in value of pension plans and the grant-date fair value of stock awards and option awards. The fair value or change in fair value, as applicable, of stock awards and option awards was determined by reference to (x) for RSU awards, the closing price of our common stock on the applicable measurement date, (y) for PSU awards (excluding market-conditioned (relative TSR-based) PSU awards), the closing price of our common stock on the applicable measurement date multiplied by the probability of achievement as of such date and (z) for market-conditioned PSU awards, a Monte Carlo simulation as of the applicable measurement date. For stock options, the fair value or change in fair value, as applicable, was determined using a Black-Scholes valuation model. The model references the closing stock price, in addition to the stock option’s strike price, expected life, volatility, expected dividend yield, and risk-free rate as of the measurement date.

Year	Pension	Equity Awards
	Pension Service Cost	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
First PEO
2023	N/A	$3,701,055	$(5,050,689)	$—	$(4,361,385)	$(2,805,134)	$—	$(8,516,153)
Non-PEO NEO Average
2023	N/A	$485,820	$(1,656,886)	$24,881	$539,242	$—	$—	$(606,943)
(4)These columns represent cumulative Company TSR and peer group TSR. TSR is calculated by dividing the sum of the cumulative amount of dividends for each measurement period (2020, 2020-2021, 2020-2022, and 2020-2023), assuming dividend reinvestment, and the difference between the Company’s or the peer group’s, as applicable, share price at the end and the beginning of the measurement period by the Company’s or the peer group’s, as applicable, share price at the beginning of the measurement period. For this purpose, our peer group is S&P 1500 Specialty Chemical Index.
(5)"Net Income" represents the amount of net income reflected in the Company's audited financial statements for the applicable fiscal year. "Adjusted EBITDA" is defined as total Albemarle earnings before interest, tax, depreciation and amortization, as adjusted for non-recurring, non-operating, and special items.
Relationship Between CAP and Performance Measures; Relationship Between Company TSR and Peer Group TSR
Our compensation programs are designed to align payout opportunities with the Company's long-term performance. A large portion of our executive pay is dependent upon the achievement of specific corporate, business unit, and individual performance goals, as well as our stock price performance. We pay higher compensation when goals are exceeded and stock price is increasing, and lower compensation when goals are not met and stock price is decreasing. Overall, the pay to our CEOs and NEOs and our company’s performance are aligned over the long-term.
Specifically, the Pay versus Performance table above and charts below illustrate the following:
•CEO and NEO pay is strongly aligned with our TSR performance. CEO and NEO CAP each year generally moved with our TSR performance, although not every year due to changes in CEO or NEOs
•Net Income and adjusted EBITDA move with our TSR over the long-term, but not necessarily in any given year. This is because our ending TSR reflects investors’ assessment of our valuation taking forward- and backward-looking factors into account, while income metrics measure performance over a 1-year, backward-looking time frame when business conditions may be different
•Because our executive pay programs are largely driven by our absolute and relative TSR, our CAP correlates more closely with our TSR than our other financial performance measures in any given year
•Our Company TSR has outperformed the Peer Group TSR over the four-year period ending in 2023, demonstrating strong relative performance

The charts below further illustrate the alignment between CAP and our TSR performance for the past four completed fiscal years, as well as the Company’s strong relative TSR performance versus the TSR of the Peer Group.
___________________________________________________
(1)In consideration of multiple CEOs in fiscal year 2020 and for purposes of this graphical representation, the compensation of our former CEO, Luther C. Kissam, IV, is combined with the compensation of our current CEO, J. Kent Masters Jr.
(2)Cumulative TSR for Albemarle and the peer group is measured as described in Footnote 4 above.
2023 Performance Measures
For Fiscal Year 2023, our Executive Compensation & Talent Development Committee identified the financial performance measures listed below as the most important in its compensation-setting process for NEOs.

The Committee identified Adjusted EBITDA, Adjusted ROIC, Adjusted Cash Flow from Operations, and rTSR as our most important financial performance measures tied to executive compensation outcomes because they are heavily weighted in our incentive awards. These measures were considered the key measures of financial performance in the Company’s 2023 annual operating plan, with Adjusted ROIC reflecting the Company’s commitment to investing efficiently and generating long-term returns.
Tabular List of Performance Measures:

Adjusted EBITDA
Adjusted ROIC
Adjusted Cash Flow from Operations
rTSR

PROPOSAL 2 – ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION
Shareholders have an opportunity to cast an advisory vote on compensation of our NEOs as disclosed in this Proxy Statement. This proposal, commonly known as “Say-on-Pay,” gives shareholders the opportunity to approve, disapprove, or abstain from voting on the compensation program of our NEOs as disclosed in this Proxy Statement. We currently hold our Say-on-Pay vote every year.
Our compensation philosophy and policies are described in the “Compensation Discussion and Analysis” section and the accompanying tables (including all footnotes) and narrative, beginning on page 31 of this Proxy Statement. The Executive Compensation & Talent Development Committee designs our compensation policies for our NEOs to create executive compensation arrangements linked to the creation of long-term growth, sustained shareholder value, and individual and annual corporate performance, and to be competitive with peer companies of similar size, value, and complexity, as well as to encourage stock ownership by our senior management. Based on its review of the total compensation of our NEOs for Fiscal Year 2023, the Executive Compensation & Talent Development Committee believes that the total compensation for each of the NEOs was reasonable and effectively achieved the designed objectives of driving superior business and financial performance; attracting, retaining, and motivating our people; aligning our executives with shareholders’ long-term interests; focusing on the long-term; and creating balanced program elements that discourage excessive risk-taking.
At our 2023 annual meeting of shareholders, we conducted our Say-on-Pay vote regarding our 2022 executive compensation program. Approximately 95% of the shares voted at our 2023 annual meeting of shareholders were cast in favor of our advisory vote on NEO compensation. The Executive Compensation & Talent Development Committee believes that this outcome reflects both our continued shareholder engagement efforts and the positive shareholder response to the overall structure of our executive compensation program. In 2023, as in previous years, we conducted our annual outreach effort with our largest shareholders. We requested feedback on our governance practices, executive compensation program, and their concerns, and we take this feedback into consideration when making changes to our executive compensation programs that we believe further aligns our compensation program with our business strategy and our shareholders’ interests. See “Executive Compensation Philosophy and Principles” beginning on page 39 of this Proxy Statement, for more information.
The Executive Compensation & Talent Development Committee values the opinions of our shareholders and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate. The approval of the non-binding resolution approving the compensation of our NEOs requires that the votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal. However, neither the approval nor the disapproval of this resolution will be binding on the Board of Directors or the Company nor construed as overruling a decision by the Board of Directors or the Company. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board of Directors or the Company.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY'S NEOs:
“RESOLVED, that the Company’s shareholders APPROVE, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.”

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
In March 2024, our Board approved and adopted an amendment, subject to approval by the Company’s shareholders, to the Company’s Amended and Restated Articles of Incorporation (the “Charter”) to increase the number of authorized shares of common stock, $0.01 par value per share, from 150,000,000 to 275,000,000 (the “Charter Amendment”). The Board is requesting shareholder approval of the Charter Amendment.
Background: Current Capitalization
On the Record Date, [•] shares of common stock were issued and outstanding, and [•] shares of common stock were available for future issuance. Additionally, the Board has reserved an aggregate of [•] shares of common stock for issuance upon exercise of equity granted under the Company’s equity plans, including the Albemarle Corporation 2008 Incentive Plan, the Albemarle Corporation 2017 Incentive Plan, the 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors (as amended), and the 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors.
The Charter also authorizes the issuance of 15,000,000 shares of preferred stock. We are not requesting any increase to the authorized number of preferred stock. On the Record Date, 2,300,000 shares of 7.25% Series A Mandatory Convertible Preferred Stock were issued and outstanding.
Text of the Proposed Charter Amendment
We are asking shareholders to approve the following resolution seeking authority and approval to amend the Charter as follows:
RESOLVED, that the proposed amendment to Albemarle Corporation’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 275,000,000 is hereby approved.
If the shareholders approve the above resolution, the first sentence of Article IV of the Charter will be amended to read as follows:
“The Corporation shall have authority to issue 275,000,000 shares of Common Stock, par value $.01 per share, and 15,000,000 shares of Preferred Stock.”
Reasons for the Increase to Our Authorized Shares of Common Stock
The Company has not increased the number of authorized shares of common stock in over 30 years. The Company’s business is capital intensive, requiring significant resources to fund operating expenses, capital project expenditures, scheduled debt maturities and interest payments, and dividend payments on its common stock. The Company recently completed a $2.3 billion public offering of Depositary Shares, representing interests in shares of Series A Mandatory Convertible Preferred Stock of the Company (“Series A Preferred Stock”). Unless earlier converted, Series A Preferred Stock shares will automatically convert into a variable number of shares of common stock on or around March 1, 2027 (and, correspondingly, the Depositary Shares will automatically convert into a variable number of shares of common stock), subject to customary anti-dilution adjustments. Dividends on the Series A Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board. The Company may pay declared dividends in cash or, subject to certain limitations, in shares of common stock or in any combination of cash and common stock.

The Board believes that additional authorized shares of common stock are in the best interests of the Company and our shareholders because they would give the Company the necessary flexibility in considering and planning for future business purposes and general corporate and working capital purposes, including raising capital through the issuance of equity securities, convertible debt securities or other equity-linked securities; potential strategic transactions, including mergers, acquisitions, and other business combinations; stock dividends; stock splits; and grants of equity incentives to employees (subject to future shareholder approvals under equity plans), and enable the Company to take timely advantage of market conditions and opportunities without the expense and delay of arranging for a special meeting of shareholders in the future.
In making its recommendation to the Company’s shareholders to approve the Charter Amendment, the Board considered, among other things: our historical share issuance rates; anticipated future share requirements; guidelines and potential voting recommendations of third-party proxy advisory services; recent practices at other public companies; and a recommendation from our management.
If the proposed amendment is adopted, the Company will be permitted in its discretion to issue the authorized shares of common stock without further shareholder approval, except to the extent otherwise required by law, by a securities exchange on which the common stock is listed at the time, or by the Charter. The NYSE, on which the Company's common stock is now listed, currently requires shareholder approval as a prerequisite to listing shares in certain instances, including acquisition transactions where the issuance could increase the number of outstanding shares by 20% or more. Other than as described above and the routine practices of issuing shares pursuant to employee stock plans and employee equity incentive awards, the Company has no current plans, agreements, proposals, or arrangements with respect to the issuance of any additional shares of common stock authorized upon approval of the proposed Charter Amendment.
Potential Effects of the Proposed Charter Amendment and Anti-takeover Considerations
The additional shares of common stock to be authorized by adoption of the Charter Amendment would have rights, preferences, voting powers and the qualifications, limitations and restrictions identical to the Company’s currently outstanding common stock. Current holders of common stock have no preemptive rights, which means that current shareholders do not have a prior right to purchase any additional shares of common stock (or other securities) that the Company may issue in order to maintain their proportionate ownership and voting interest, and our Board has no plans to grant such rights with respect to any such shares. Therefore, while the adoption of the Charter Amendment would not have an immediate dilutive effect on the ownership interest in the Company of existing shareholders, any issuances of additional common stock or other securities convertible into common stock in the future could dilute the respective percentage ownership interest and voting rights attributable to present shareholders and could have a negative effect on the market price of our common stock.
While the Board was not prompted by any specific, threatened or perceived takeover efforts and has not proposed the Charter Amendment with the intent of using the additional shares to prevent or discourage any such takeover efforts, such shares could have an anti-takeover effect or delay or prevent a change of control of the Company under certain circumstances. For instance, the additional shares of common stock could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, pursue alternative transactions or otherwise increase the potential cost to acquire control of the Company. As a result, if the Charter Amendment is approved, the additional shares of authorized common stock may render more difficult or discourage takeover efforts.

Vote Required for Approval of the Proposed Charter Amendment
The proposed Charter Amendment requires the affirmative vote of at least a majority of the shareholder votes entitled to be cast. If the Company does not receive the required votes to approve the amended and restated Charter, it will not take effect. Abstentions will have the same effect as a vote against this proposal. We do not expect any broker non-votes on this proposal because we believe based on the rules of the NYSE that this proposal is considered a “routine” matter to be considered at the Annual Meeting for which brokerage firms may vote in their discretion on behalf of their clients if no voting instructions are provided. Therefore, if you do not return your voting instruction form, your bank, broker, or its nominee may vote your shares on this proposal.
If the Charter Amendment is approved by shareholders, we intend to file Articles of Amendment with the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) to implement the Charter Amendment, which will become effective upon issuance of a certificate of amendment by the SCC.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

AUDIT & FINANCE COMMITTEE MATTERS
The Audit & Finance Committee of the Board of Directors is composed of five independent Directors and operates under a written charter adopted by the Board of Directors. In addition, the Board has determined that all members of the Audit & Finance Committee satisfy the financial expertise requirements of the NYSE and that each of Mses. Brlas and Minor and Mr. O’Brien has the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC.
Audit & Finance Committee Report
Management is responsible for the preparation, presentation, and integrity of the financial statements of the Company and for maintaining appropriate disclosure controls, internal controls, and financial reporting processes, and for assessing the effectiveness of internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent audit of Albemarle’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the PCAOB. The Audit & Finance Committee’s primary responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors.
In performing its oversight function, the Audit & Finance Committee has discussed with, and received regular status reports from, the Company’s internal auditors and PwC on the overall scope and plans for their audits, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit & Finance Committee has met privately with the internal auditors and PwC, with and without management present, to discuss the results of their respective audits, in addition to private meetings with the Chief Financial Officer, General Counsel and Chief Compliance Officer, Vice President – Internal Audit, and Vice President - Ethic & Compliance, as needed.
The Audit & Finance Committee has discussed with PwC the matters required under the rules adopted by the PCAOB and the SEC, including the independent auditor’s communication of its Audit Report to the Audit & Finance Committee. This report includes critical audit matters, which are audit matters that were communicated or required to be communicated to the Audit & Finance Committee relating to accounts or disclosures that are material to Albemarle’s financial statements and that involved especially challenging, subjective, or complex auditor judgment.
The Audit & Finance Committee also has received from PwC the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit & Finance Committee concerning independence and has discussed with PwC that firm’s independence from the Company.
The Audit & Finance Committee has reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2023, with management and PwC. Based on this review and these discussions, the reports of PwC and discussions described in the reports, and the representation of management that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, subject to the limitations on the roles and responsibilities of the Audit & Finance Committee referred to above and in its Charter, the Audit & Finance Committee recommended to the Board of Directors that the audited consolidated financial statements of Albemarle be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

THE AUDIT & FINANCE COMMITTEE

M. Lauren Brlas, Chair
Ralf H. Cramer
Glenda J. Minor
James J. O’Brien
Gerald A. Steiner

Audit & Finance Committee Pre-Approval Policy
The Audit & Finance Committee has adopted a policy for the provision of audit services and permitted non-audit services by our independent registered public accounting firm. Our CFO has primary responsibility to the Audit & Finance Committee for administration and enforcement of this policy and for reporting noncompliance. Under the policy, the CFO is responsible for presenting to the Audit & Finance Committee an annual budget and plan for audit services and for any proposed audit-related, tax, or other non-audit services to be performed by the independent registered public accounting firm. The presentation must be in sufficient detail to define clearly the services included. Any services included within the budget and plan that the Audit & Finance Committee approves requires no further approval for that budget year. All other audit and permissible non-audit engagements of the independent registered public accounting firm must be approved in advance by the Audit & Finance Committee. The pre-approval requirements do not prohibit the delivery of permissible non-audit services that were not recognized as non-audit services at the time of the engagement so long as (i) all such services are less than 5% of fees paid to the independent registered public accounting firm for the fiscal year and (ii) the services are approved by the Audit & Finance Committee prior to completion of the audit.
Fees Billed by PwC
During the fiscal years ended 2022 and 2023, we retained our independent registered public accounting firm, PwC, to perform services in the categories and approximate fees set forth below:

	2023	2022
Audit Fees(1)	$4,900,050	$4,583,550
Audit-Related Fees(2)	$282,500	$770,000
Tax Fees	$—	$—
All Other Fees(3)	$276,325	$155,900
Total Fees	$5,458,875	$5,509,450
___________________________________________________
(1)Fees for audit services billed or expected to be billed related to (a) audit of our annual financial statements, including assessment of internal controls over financial reporting, (b) reviews of our quarterly financial statements, and (c) audits provided in connection with statutory filings, regulatory audits and services that generally only the principal auditor reasonably can provide to a client. In 2022, audit fees also included audit work related to mergers and acquisitions and divestitures.
(2)Fees for audit-related services include audits of our employee benefit plans and carve-out audit procedures. In 2022, audit related fees also included consultation concerning financial accounting and reporting standards related to SEC comment letter and mining disclosure, comfort letters and offering memorandum procedures for equity and debt issuances, and German tax restructuring audit procedures.
(3)Fees for all other services consist of licensing fees for accounting software that provides access to authoritative guidance dealing with financial reporting rules, ESG limited assurance reporting, and regulations state environmental compliance requirements and fees for assessing governmental energy certifications and joint ventures materials pricing.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit & Finance Committee of the Board of Directors has appointed PwC as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2024. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit & Finance Committee is solely responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm. The submission of this matter for ratification by shareholders is not required by current law, rules, or regulations; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the selection is not ratified, the Audit & Finance Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit & Finance Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
Representatives of PwC will be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they so desire, and will be available to respond to appropriate questions.
Approval of this proposal requires that the number of votes cast in favor of the ratification exceed the number of votes cast in opposition to the ratification.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING
Proxy Materials
Q1:    Why am I receiving these materials?
A:    The Company is mailing or making these materials available to you because the Board of Directors is soliciting your vote by proxy at the Annual Meeting, scheduled to take place on May 7, 2024, and at any adjournments or postponements thereof. Shareholders of record as of the close of business on March 12, 2024 may attend the Annual Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement. Please carefully consider all of the proxy materials before voting your shares as they contain important information necessary to make an informed decision.
Q2:    Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
A:    SEC rules allow us to furnish proxy materials (including this Proxy Statement and our Annual Report) to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. A Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our shareholders and helped reduce the cost of and impact on the environment of printing and mailing these materials, instructs you as to how you may access and review proxy materials and submit your proxy over the Internet.
If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.
Q3:    Who pays for the solicitation of proxies?
A:    The Company will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our Directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. Alliance Advisors, LLC (“Alliance”) has been engaged to assist in the solicitation of proxies from brokers, nominees, fiduciaries, and other custodians. We will pay Alliance approximately $13,000 for its services and reimburse its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes, and other related matters and will indemnify Alliance against any losses arising out of Alliance’s proxy soliciting services on our behalf.
Annual Meeting
Q4:    How many shares must be present to hold the Annual Meeting?
A:    In order for the Annual Meeting to be conducted, a majority of the shares of common stock entitled to vote must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes, and shares held of record by a bank, broker, or its nominee (“broker shares”) that are voted on any matter (including an abstention or withheld vote by broker shares) pursuant to a signed proxy or voting instruction form are included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.
Q5:    What proposals will be voted on at the Annual Meeting?
A:    At the Annual Meeting, the proposals to be voted on are as follows:
•Elect the ten nominees named in this Proxy Statement to the Board of Directors to serve until the 2025 annual meeting of shareholders or, if earlier, until their successors are duly elected and qualified;
•Approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement;
•Approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock (the “Charter Amendment”); and
•Ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
We will also consider other business that properly comes before the Annual Meeting or any adjournment or postponement thereof in accordance with Virginia law and our Bylaws.
Q6:    What are the voting recommendations of the Board of Directors?
A:    The Board of Directors recommends that shareholders vote:
•“FOR” all proposed Director nominees;
•“FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers;
•“FOR” approval of an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock; and
•“FOR” the ratification of the appointment of PwC.
Q7:    How will the Annual Meeting be conducted?
A:    The chairman of the Annual Meeting (as determined in accordance with our Bylaws) will preside over the Annual Meeting and make any and all determinations regarding the conduct of the Annual Meeting. Please note that seating is limited and will be available on a first-come, first-served basis. Cameras, recording devices, and other electronic devices are not permitted at the Annual Meeting. No items will be allowed into the Annual Meeting that might pose a concern for the safety of those attending. Additionally, to attend the Annual Meeting you will need to bring identification and proof sufficient to us that you were a shareholder of record as of the Record Date or that you are a duly authorized representative of a shareholder of record as of the Record Date.

Voting and Quorum
Q8:    Who is entitled to vote?
A:    You may vote all shares of our common stock that you owned as of the close of business on March 12, 2024 (the “Record Date”). On the Record Date, the Company had [•] shares of common stock outstanding. Each share of common stock is entitled to one vote. Shares of our Mandatory Convertible Preferred Stock are not entitled to vote on any of the proposals to be considered at the Annual Meeting.
If your shares of common stock are registered in your name in the records of our transfer agent, EQ Shareowner Services, you are a “shareholder of record” with respect to those shares for purposes of the Annual Meeting. If your shares of common stock are held through a broker, bank or its nominee, you are not a shareholder of record but instead hold your shares in “street name” and the record owner of your shares is your broker, bank or its nominee, which should send you a voting instruction form (see Q10 below).
Q9:    What is a proxy?
A:    A proxy is your legal designation of another person to vote the stock you own. Mr. J. Kent Masters, Jr. and Ms. Kristin M. Coleman have been designated as proxies or proxy holders for the Annual Meeting. Proxies properly executed and received by our Secretary prior to the Annual Meeting and not revoked will be voted by the proxy holders in accordance with the instructions provided.
Q10:    What is a voting instruction form?
A:    If you hold your shares of common stock in street name, you are a beneficial owner of those shares and should receive a “voting instruction form” from your bank, broker, or its nominee who is the record holder of those shares. The voting instruction form provides information on how you may instruct your bank, broker, or its nominee, as record holder, to vote your shares of common stock.
Q11:    How do I vote?
A:    If you are a shareholder of record, you may vote your shares using any of the following alternatives:
•By Internet at http://www.ProxyVote.com. Use the Internet to transmit your proxy instructions and for electronic delivery of information until 11:59 p.m., Eastern Time, on Monday, May 6, 2024.
•By Telephone by dialing 1.800.690.6903. You may transmit your proxy instructions by telephone until 11:59 p.m., Eastern Time, on Monday, May 6, 2024.
•By Mail by completing, signing, dating, and returning the enclosed proxy in the postage-paid envelope provided (if you elected to receive proxy materials by mail) for receipt on or before Monday, May 6, 2024.
•In Person at the Annual Meeting.
If you hold your shares in street name, you should receive a voting instruction form your bank, broker, or its nominee that holds those shares.

If you attend the Annual Meeting, you may also submit your vote in person, and any votes that you previously submitted will be superseded by the vote you cast at the Annual Meeting. If your proxy is properly completed and submitted and if you do not revoke it prior to the Annual Meeting, your shares will be voted at the Annual Meeting in accordance with the voting instructions that you provide on your proxy card. To vote at the Annual Meeting, shareholders that hold shares in street name will need to contact the bank, broker, or its nominee that holds their shares to obtain a “legal proxy” to bring to the Annual Meeting.
Q12:    How will my shares be voted if I sign, date, and return my proxy or voting instruction form, but do not provide complete voting instructions with respect to each proposal?
A:    Shareholders should specify their choice for each matter on the proxy they submit whether by Internet, telephone, mail, or voting instruction form. If no specific instructions are given, it is intended that signed and returned proxies will be voted as recommended by our Board of Directors (which recommendations are set forth in Q6 above) and, in the discretion of the proxy holders, on any other business proposal which may properly come before the Annual Meeting (the Board of Directors does not presently know of any other such business) or any adjournments or postponements thereof.
Q13:    How will my shares be voted if I do not return my proxy or my voting instruction form?
A:    If you are a shareholder of record, your shares will only be voted if EQ Shareowner Services receives specific voting instructions from you. Otherwise, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement, unless you attend the Annual Meeting to vote them in person.
If you hold your shares in street name, your bank, broker, or its nominee may or may not vote your shares in its discretion if you have not provided voting instructions to the bank, broker, or its nominee. Whether they may vote your shares depends on the proposals before the Annual Meeting. Under the rules of the NYSE, a brokerage firm may vote your shares in its discretion on “routine matters.” Based on the rules of the NYSE, we believe that the approval of the Charter Amendment to increase the number of authorized shares of common stock and the ratification of the appointment of PwC as our independent registered public accounting firm are routine matters for which brokerage firms may vote in their discretion on behalf of their clients if no voting instructions are provided. Therefore, if you do not return your voting instruction form, your bank, broker, or its nominee may vote your shares on the approval of the Charter Amendment to increase the number of authorized shares of common stock and the ratification of the appointment of PwC as our independent registered public accounting firm. With respect to the other, "non-routine" proposals to be considered at the Annual Meeting, if your bank, broker, or its nominee has not received your voting instructions with respect to that proposal, your bank, broker, or its nominee cannot vote your shares on that proposal. This is called a “broker non-vote.”
Q14:    Can I change or revoke my vote?
A:    Any shareholder giving a proxy may change or revoke it at any time before it is voted at the Annual Meeting. A proxy can be changed or revoked by:
•Delivering a later dated proxy, or written notice of revocation, to our Secretary at the address listed at the top of this Proxy Statement; or
•Appearing at the Annual Meeting and voting in person.
If you voted by telephone or over the Internet, you can also revoke your vote by any of these methods or you can change your vote by voting again by telephone or over the Internet. If you decide to vote by completing, signing, dating, and returning the enclosed proxy by mail, you should retain a copy of the voter control number found on the proxy in the event that you decide later to change or revoke your proxy by telephone or over the Internet. Your attendance at the Annual Meeting will not by itself revoke a previously submitted proxy.
If you hold your shares in street name with a bank, broker, or its nominee, you must follow the instructions found on the voting instruction form or contact your bank, broker, or its nominee in order to change or revoke any voting instructions that you have previously provided on such voting instruction form.
Q15:    What vote is needed to elect Directors?
A:    The election of each nominee for Director requires that the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of the shareholders if, as of the tenth day preceding the date the Company first mails its notice of meeting for such meeting to the shareholders of the Company, the number of nominees for director exceeds the number of directors to be elected (a contested election). If directors are to be elected by a plurality of the votes cast, the shareholders shall not be permitted to vote against a nominee. In uncontested elections, any Director who does not receive a majority of the votes cast, which means that the number of shares voted “FOR” a Director exceeds the number of shares voted “AGAINST” a Director, must tender his or her resignation to the Board of Directors. The Nominating & Governance Committee will make a recommendation to the Board of Directors on whether or not to accept the tendered resignation.
Q16:    What vote is needed to approve the non-binding resolution approving the compensation of our named executive officers?
A:    This approval of the non-binding resolution approving the compensation of our named executive officers requires that the votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal. Because your vote on this proposal is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results on this resolution and take them into consideration when making future decisions regarding executive compensation.
Q17:    What vote is needed to approve the amendment of the Amended and Restated Articles of Incorporation?
A:    The approval of the Charter Amendment to increase the number of authorized shares of common stock requires an affirmative vote of at least a majority of the shareholder votes entitled to be cast.
Q18:    What vote is needed to ratify the appointment of PricewaterhouseCoopers LLP?
A:    The ratification of the appointment of PwC requires that the number of votes cast in favor of the ratification exceeds the number of votes cast in opposition to the ratification.
Q19:    How are abstentions and broker non-votes counted?
A:    Broker non-votes will not be included in the vote totals and will have no effect on the “non-routine” proposals, as described in Q13 above. We do not expect any broker non-votes on the “routine” proposals regarding approval of the Charter Amendment to increase the number of authorized shares of common stock and ratification of the appointment of PwC as our independent registered public accounting firm. Abstentions will have no effect on any proposals except that abstentions will have the same effect as a vote against the Charter Amendment proposal to increase the number of authorized shares of common stock.
Q20:    What happens if additional matters are presented at the Annual Meeting?
A:    Other than the items of business described in this Proxy Statement, we are unaware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting or any adjournment or postponement thereof in accordance with Virginia law and our Bylaws.
Q21:    Where can I find the results of the Annual Meeting?
A:    We intend to announce preliminary voting results at the Annual Meeting and publish final results through a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
General
Q22:    How do I communicate with the Board of Directors?
A:    Shareholders and other interested persons may communicate with the full Board of Directors, a specified Committee of the Board of Directors or a specified individual member of the Board of Directors in writing by mail addressed to Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209, Attention: Chair of the Nominating & Governance Committee or by email at governance@albemarle.com. The Chair of the Nominating & Governance Committee and their duly authorized agents are responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Chair of the Nominating & Governance Committee is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board of Directors, (ii) one or more Committee members, (iii) one or more Board members, and/or (iv) other individuals or entities.
Q23:    How can I obtain electronic copies of the Proxy Statement and Annual Report?
A:    Copies of this Proxy Statement and the 2023 Annual Report are available on our Internet website at www.albemarle.com (see Investors/Financials/Annual Reports). Shareholders can elect to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. We will notify shareholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying us otherwise at Attn: Corporate Secretary, Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209. Paper copies of these documents may be requested by writing to us at Investor Relations, Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209 or by calling 980.299.5700.
Q24:    What is householding of proxy materials and annual reports?
A:    The SEC rules permit us, with your permission, to deliver a single copy of the Notice and, if applicable, the Proxy Statement and Annual Report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to be able to access and receive separate proxy cards. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses.

Once this option is chosen, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying our Secretary as described in Q23 above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our Investor Relations department as described above.
Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single copy of the Notice and, if applicable, the Proxy Statement and Annual Report to that address. Any such beneficial owner can request a separate copy of the Notice (and, if applicable, this Proxy Statement or the 2023 Annual Report) by writing us at Investor Relations as described in Q23 above. Beneficial owners with the same address who receive more than one copy of the Notice (or, as applicable, of this Proxy Statement and the 2023 Annual Report) may request delivery of a single copy of notices (or, as applicable, proxy statements and annual reports) for future meetings by contacting our Investor Relations department as described in Q23 above.

SHAREHOLDER PROPOSALS
Under applicable regulations of the SEC, in order for a proposal to be considered for inclusion in our proxy statement for the 2025 annual meeting of shareholders, any shareholder desiring to make the proposal must present such proposal to our Secretary at our principal executive office at Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209, no later than November 26, 2024, which date is 120 calendar days before March 26, 2025 (unless the date of the 2025 annual meeting of shareholders is changed by more than 30 days from the one year anniversary date of the Annual Meeting, in which case the deadline is a reasonable time before the Company begins to print and send its proxy materials). If a shareholder is nominating a person for election to the Board of Directors to be included in our proxy statement for the 2025 annual meeting of shareholders, it must provide notice no later than the close of business on November 26, 2024 and not earlier than the close of business on October 27, 2024, which dates are 120 and 150 calendar days before March 26, 2025, respectively. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide timely notice by the same deadline disclosed in the previous sentence and include in the notice the information required by Rule 14a-19(b) under the Exchange Act.
Our Bylaws provide that for a nomination or other business to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action.
To be timely, a shareholder’s notice relating to matters other than proposals for the Company to include in its proxy statement shall be delivered to the Secretary at the principal executive offices of the Company no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of shareholders, which, for the 2025 annual meeting of shareholders, will be no later than the close of business on February 6, 2025 nor earlier than the close of business on January 7, 2025; provided, however, that in the event that the date of the annual meeting of shareholders is more than 30 days before or more than 70 days after such anniversary date, notice by such shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting of shareholders and not later than the close of business on the later of the 90th day prior to such annual meeting of shareholders, or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting of shareholders does not commence a new time period, or extend any time period, for the giving of a shareholder’s notice as described above.
A shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of Albemarle stock representing an aggregate of at least 3% of our outstanding shares may nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the Board of Directors, provided that the shareholder(s) and nominee(s) satisfy the requirements in our Bylaws. Notice of proxy access director nominees must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the anniversary date of the immediately preceding mailing date for the notice of annual meeting of shareholders.
To be in proper form, a shareholder’s notice to the Secretary must set forth, as to the shareholder giving the notice, the information required pursuant to our Bylaws. Additionally, with respect to any proxy access director nominees, a shareholder must provide notice of compliance of Rule 14a-19 as required by our Bylaws. The Company may also require shareholders to furnish additional information. The requirements found in our Bylaws are separate from, and in addition to, the requirements of the SEC that a shareholder must meet to have a proposal included in our Proxy Statement.

OTHER MATTERS
The Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to Be Held on Tuesday, May 7, 2024.
This Proxy Statement and the 2023 Annual Report are both available free of charge at our Internet website at www.albemarle.com (see Investors/Financials/Annual Reports). Upon request, we will provide shareholders with paper copies of this Proxy Statement and the 2023 Annual Report, without charge. Requests should be directed to our Investor Relations department as described below:
Albemarle Corporation
4250 Congress Street
Suite 900
Charlotte, NC  28209
Attention: Investor Relations
We make available free of charge through our Internet website www.albemarle.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as well as reports on Forms 3, 4, and 5 filed pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

PRELIMINARY COPY - SUBJECT TO COMPLETION

ALBEMARLE®

ALBEMARLE CORPORATION
4250 CONGRESS STREET
CHARLOTTE, NORTH CAROLINA 28209

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VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 6, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 6, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it, in the postage-paid envelope we have provided or return it to Albemarle Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Ballots must be received by May 6, 2024 in order for your vote to be counted.

If you vote by telephone or Internet, please do not send your proxy by mail.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE
Albemarle Corporation (the "Company") provides its annual reports and proxy solicitation materials, including notices to shareholders of annual meetings and proxy statements, over the Internet. If you give your consent to access these documents over the Internet, the Company will advise you when these documents become available on the Internet. Providing these documents over the Internet will reduce the Company's printing and postage costs. Once you give your consent, it will remain in effect until you notify the Company that you wish to resume mail delivery of annual reports and proxy solicitation materials. Even though you give your consent, you still have the right at any time to request copies of these documents.

To give your consent, mark the box located on the attached card below if voting by mail or respond to the prompts if voting by telephone or the Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V37189-P05854

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ALBEMARLE CORPORATION

The Board of Directors recommends you vote FOR each of the ten nominees in proposal 1 and FOR proposals 2, 3 and 4.

Nominees:	**For**	**Against**	**Abstain**
1a. M. Lauren Brlas	☐	☐	☐
1b. Ralf H. Cramer	☐	☐	☐
1c. J. Kent Masters, Jr.	☐	☐	☐
1d. Glenda J. Minor	☐	☐	☐
1e. James J. O'Brien	☐	☐	☐
1f. Diarmuid B. O'Connell	☐	☐	☐
1g. Dean L. Seavers	☐	☐	☐
1h. Gerald A. Steiner	☐	☐	☐
1i. Holly A. Van Deursen	☐	☐	☐
1j. Alejandro D. Wolff	☐	☐	☐
2. To approve the non-binding advisory resolution approving the compensation of our named executive officers.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐
Please indicate if you wish to access annual reports and proxy solicitation materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.	☐	☐

Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need to sign. Fiduciaries should give full title below.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Albemarle Corporation's Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V37190-P05854

Albemarle Corporation
Proxy for Annual Meeting of Shareholders to be held on Tuesday, May 7, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Kent Masters, Jr. and Kristin M. Coleman, or either of them, with full power of substitution in each case, as proxies to vote all shares of the undersigned in Albemarle Corporation at the Annual Meeting of Shareholders to be held May 7, 2024, and at any and all adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is made, this Proxy will be voted FOR all nominees and FOR Proposals 2, 3 and 4, and in the discretion of the proxy holders on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof.**

Continued and to be signed on reverse side